FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-05

MSWF 2023-1

Free Writing Prospectus

Structural and Collateral Term Sheet

$663,978,992

(Approximate Total Mortgage Pool Balance)

$586,791,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Wells Fargo Bank, National Association

Argentic Real Estate Finance 2 LLC

Morgan Stanley Mortgage Capital Holdings LLC

Starwood Mortgage Capital LLC

Argentic Real Estate Finance LLC

LMF Commercial, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2023-1

May 11, 2023

MORGAN STANLEY Co-Lead Bookrunner Manager		WELLS FARGO SECURITIES Co-Lead Bookrunner Manager
Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-259741) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSWF 2023-1

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-2

MSWF 2023-1	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$2,500,000		$2,437,000		$63,000		30.000%	(8)	2.93	1 – 56	17.6%	36.4%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	$104,300,000		$101,692,000		$2,608,000		30.000%	(8)	4.90	56 – 60	17.6%	36.4%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$7,000,000		$6,825,000		$175,000		30.000%	(8)	7.38	60 – 115	17.6%	36.4%
Class A-4(9)	AAAsf/AAA(sf)/Aaa(sf)		(9)(10)		(9)(10)		(9)(10)	30.000%	(8)(9)	(10)	(10)	17.6%	36.4%
Class A-5(9)	AAAsf/AAA(sf)/Aaa(sf)		(9)(10)		(9)(10)		(9)(10)	30.000%	(8)(9)	(10)	(10)	17.6%	36.4%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$464,785,000	(11)	$453,164,000	(11)	$11,621,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$122,006,000	(11)	$118,954,000	(11)	$3,052,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class A-S(9)	AAAsf/AAA(sf)/Aa2(sf)	$61,418,000	(9)	$59,882,000	(9)	$1,536,000	(9)	20.750%	(8)(9)	9.97	120 – 120	15.5%	41.2%
Class B(9)	AA-sf/AA-(sf)/NR	$34,859,000	(9)	$33,987,000	(9)	$872,000	(9)	15.500%	(8)(9)	9.97	120 – 120	14.6%	43.9%
Class C(9)	A-sf/A-(sf)/NR	$25,729,000	(9)	$25,085,000	(9)	$644,000	(9)	11.625%	(8)(9)	9.97	120 – 120	13.9%	46.0%

Privately Offered Certificates(13)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	BBB-sf/BBB(sf)/NR	$24,069,000	(11)	$23,467,000	(11)	$602,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB+(sf)/NR	$14,110,000	(11)	$13,757,000	(11)	$353,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$16,599,000		$16,184,000		$415,000		9.125%	(8)	10.05	120 – 121	13.5%	47.3%
Class E	BBB-sf/BBB(sf)/NR	$7,470,000		$7,283,000		$187,000		8.000%	(8)	10.06	121 – 121	13.4%	47.8%
Class F	BB-sf/BB+(sf)/NR	$14,110,000		$13,757,000		$353,000		5.875%	(8)	10.06	121 – 121	13.1%	48.9%
Class G-RR	B-sf/BB-(sf)/NR	$9,129,000		$8,900,775		$228,225		4.500%	(8)	10.06	121 – 121	12.9%	49.7%
Class H-RR	NR/NR/NR	$29,879,991		$29,132,991		$747,000		0.000%	(8)	10.06	121 – 121	12.3%	52.0%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 2.500% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class G-RR and Class H-RR certificates (in each case excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 2.556% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 2.500% of some or all of the classes of certificates, which excess over 2.500% (with respect to all classes except the Class G-RR and Class H-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation.
(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSWF 2023-1	Structural Overview
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the principal balance certificates, and the denominator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(10)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $350,985,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. The maximum certificate balances of Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-4 and Class A-5 certificates will be equal to approximately 97.500% of the certificate balance of such class of certificates. In the event that the Class A-5 trust component is issued with an initial certificate balance of $350,985,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Initial Available Principal Balance	Expected Range of Initial Retained Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $155,000,000	$0 – $151,125,000	$0 – $3,875,000	N/A – 9.67	N/A / 115 – 117
Class A-5	$195,985,000 –$350,985,000	$191,085,000 –$342,210,000	$4,900,000 –$8,775,000	9.78 – 9.87	115 – 120 / 117 – 120
(11)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates.
(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class F certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-4

MSWF 2023-1	Structural Overview
(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

MSWF 2023-1	Structural Overview

Issue Characteristics

Offered Certificates:	$586,791,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 18 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC
Co-Managers:	Siebert Williams Shank & Co., LLC
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Capital LLC, Argentic Real Estate Finance LLC, and LMF Commercial, LLC
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Argentic Services Company LP
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Argentic Securities Income USA 2 LLC or an affiliate thereof
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2023 (or, in the case of any mortgage loan that has its first due date after May 2023, the date that would have been its due date in May 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of May 15, 2023
Expected Closing Date:	May 25, 2023
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in June 2023.
Rated Final Distribution Date:	The distribution date in May 2056
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-6

MSWF 2023-1	Structural Overview
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSWF 2023-1<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-7

MSWF 2023-1	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSWF 2023-1	Structural Overview
Interest and Principal Entitlements (continued):

shortfalls will be allocated among the classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (10) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (10) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$61,418,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$34,859,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-9

MSWF 2023-1	Structural Overview

Exchangeable Certificates (continued):	Class B-X2	Equal to Class B trust component principal balance	0.50%
	Class C	$25,729,000	Class C certificate pass-through rate minus 1.00%
	Class C-X1	Equal to Class C trust component principal balance	0.50%
	Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of  Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-10

MSWF 2023-1	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-11

MSWF 2023-1	Structural Overview

Prepayment Premiums/Yield Maintenance Charges (continued):	(z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-12

MSWF 2023-1	Structural Overview
Prepayment Premiums/Yield Maintenance Charges (continued):	(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class F, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.
Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date, which amount will be applied to the Class H-RR, Class G-RR, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-13

MSWF 2023-1	Structural Overview
Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Barbours Cut IOS, SOMO Village, Rialto Industrial, Museum Tower, 100 Jefferson Road, Metroplex and 3800 Horizon Boulevard. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: CX – 250 Water Street, 100 & 150 South Wacker Drive, Pacific Design Center, Cumberland Mall, Conair Glendale and Heritage Plaza. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-14

MSWF 2023-1	Structural Overview
Directing Certificateholder/ Controlling Class (continued):

certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class G-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a then-outstanding certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-15

MSWF 2023-1	Structural Overview
Control Rights (continued):

respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G-RR, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-16

MSWF 2023-1	Structural Overview
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSWF 2023-1 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-17

MSWF 2023-1	Structural Overview
Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by certificate balance. The holder of the majority of the VRR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There will be no initial Risk Retention Consultation Party.

Except with respect to an Excluded Loan as to such party or the holder of the majority of the VRR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of certificates representing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the MSWF 2023-1 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

MSWF 2023-1	Structural Overview

Servicing Standard:

Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                 reviewing the actions of the applicable special servicer with respect to any specially serviced loan;

●                 reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                 reviewing for accuracy and consistency with the PSA the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if such special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, such special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

MSWF 2023-1	Structural Overview
Operating Advisor (continued):

described above, the operating advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the applicable special servicer in respect of asset status reports; and

●                 to consult (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

MSWF 2023-1	Structural Overview
Dispute Resolution Provisions (continued):

obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

MSWF 2023-1	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	10	10	$224,366,000	33.8%
Argentic Real Estate Finance 2 LLC	6	6	$145,800,000	22.0%
Morgan Stanley Mortgage Capital Holdings LLC	5	5	$108,814,000	16.4%
Starwood Mortgage Capital LLC	5	5	$70,298,992	10.6%
Argentic Real Estate Finance 2 LLC/Wells Fargo Bank, National Association	1	1	$65,000,000	9.8%
Argentic Real Estate Finance LLC	1	1	$30,000,000	4.5%
LMF Commercial, LLC	2	2	$19,700,000	3.0%
Total:	30	30	$663,978,992	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$663,978,992
Number of Mortgage Loans:	30
Average Cut-off Date Balance per Mortgage Loan:	$22,132,633
Number of Mortgaged Properties:	30
Average Cut-off Date Balance per Mortgaged Property:	$22,132,633
Weighted Average Mortgage Rate:	6.7034%
% of Pool Secured by 5 Largest Mortgage Loans:	37.0%
% of Pool Secured by 10 Largest Mortgage Loans:	60.3%
% of Pool Secured by ARD Loans(2):	9.9%
Weighted Average Original Term to Maturity (months)(2):	111
Weighted Average Remaining Term to Maturity (months)(2):	109
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	26.8%
% of Pool Secured by Refinance Loans:	68.1%
% of Pool Secured by Acquisition Loans:	11.8%
% of Pool Secured by Recapitalization Loans:	20.2%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	69.4%
% of Pool with Subordinate Debt:	5.3%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.78x
Weighted Average UW NOI Debt Yield:	12.3%
Weighted Average UW NCF DSCR:	1.68x
Weighted Average UW NCF Debt Yield:	11.6%
Weighted Average Cut-off Date LTV Ratio(4):	52.0%
Weighted Average Maturity Date LTV Ratio(2)(4):	51.1%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

MSWF 2023-1	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(5):	360
Weighted Average Remaining Amortization Term (months)(5):	360
% of Pool Interest Only through Maturity:	72.1%
% of Pool Amortizing Balloon:	14.7%
% of Pool Interest Only, ARD	9.9%
% of Pool Interest Only, Amortizing Balloon:	3.3%

Lockboxes

% of Pool with Hard Lockboxes:	70.2%
% of Pool with Soft Lockboxes:	15.2%
% of Pool with Springing Lockboxes:	13.8%
% of Pool with No Lockboxes:	0.8%

Reserves

% of Pool Requiring Tax Reserves:	75.8%
% of Pool Requiring Insurance Reserves:	49.6%
% of Pool Requiring Replacement Reserves:	78.5%
% of Pool Requiring TI/LC Reserves(6):	62.3%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	72.9%
% of Pool with lockout period, then greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	15.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	6.6%
% of Pool with no lockout period, greater of a prepayment premium and yield maintenance followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.0%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.1%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2023.
(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(5)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(6)	Excludes multifamily, self storage, manufactured housing, and hospitality properties.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

MSWF 2023-1	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Acres/Rooms	Cut-off Date Balance per SF/Acre/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB	CX - 250 Water Street	Cambridge	MA	Mixed Use	$65,625,000	9.9%	479,004	$1,109.59	1.66x	9.3%	48.8%	48.8%
2	AREF 2/WFB	Barbours Cut IOS	La Porte	TX	Industrial	$65,000,000	9.8%	100	$935,000.00	1.55x	11.3%	50.3%	50.3%
3	WFB	SOMO Village	Rohnert Park	CA	Mixed Use	$45,000,000	6.8%	595,753	$105.75	1.36x	10.7%	60.9%	57.4%
4	WFB	100 & 150 South Wacker Drive	Chicago	IL	Office	$35,000,000	5.3%	1,174,534	$85.14	2.60x	18.0%	37.3%	37.3%
5	AREF 2	Pacific Design Center	West Hollywood	CA	Mixed Use	$35,000,000	5.3%	1,053,217	$232.62	2.17x	13.8%	47.8%	47.8%
6	MSMCH	Florida Hotel and Conference Center	Orlando	FL	Hospitality	$35,000,000	5.3%	511	$68,493.15	2.22x	18.3%	53.0%	53.0%
7	MSMCH	Cumberland Mall	Atlanta	GA	Retail	$30,000,000	4.5%	709,318	$253.76	1.66x	13.8%	48.9%	48.9%
8	WFB	Conair Glendale	Glendale	AZ	Industrial	$30,000,000	4.5%	1,416,000	$70.62	1.55x	10.8%	51.0%	51.0%
9	AREF	Rialto Industrial	Rialto	CA	Industrial	$30,000,000	4.5%	1,106,124	$163.63	1.23x	9.7%	51.7%	51.7%
10	SMC	Museum Tower	Miami	FL	Office	$30,000,000	4.5%	243,825	$192.76	1.70x	11.9%	61.8%	61.8%
		Total/Wtd. Avg.				$400,625,000	60.3%			1.75x	12.4%	51.0%	50.6%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Acre/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Acre/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

MSWF 2023-1	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	WFB	CX - 250 Water Street	$65,625,000	$465,875,000	$531,500,000	BANK 2023-BNK45(2)	Wells Fargo(2)	LNR(2)	(2)	1.66x	9.3%	48.8%
2	AREF 2/WFB	Barbours Cut IOS	$65,000,000	$28,500,000	$93,500,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1	1.55x	11.3%	50.3%
3	WFB	SOMO Village	$45,000,000	$18,000,000	$63,000,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1	1.36x	10.7%	60.9%
4	WFB	100 & 150 South Wacker Drive	$35,000,000	$65,000,000	$100,000,000	BANK 2023-BNK45	Wells Fargo	LNR	BANK 2023-BNK45	2.60x	18.0%	37.3%
5	AREF 2	Pacific Design Center	$35,000,000	$210,000,000	$245,000,000	BMARK 2023-B38	Midland	Argentic	(3)	2.17x	13.8%	47.8%
7	MSMCH	Cumberland Mall	$30,000,000	$150,000,000	$180,000,000	BMARK 2023-V2	Midland	3650	BMARK 2023-V2	1.66x	13.8%	48.9%
8	WFB	Conair Glendale	$30,000,000	$70,000,000	$100,000,000	BANK 2023-BNK45	Wells Fargo	LNR	BANK 2023-BNK45	1.55x	10.8%	51.0%
9	AREF	Rialto Industrial	$30,000,000	$151,000,000	$181,000,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1	1.23x	9.7%	51.7%
10	SMC	Museum Tower	$30,000,000	$17,000,000	$47,000,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1	1.70x	11.9%	61.8%
11	AREF 2	100 Jefferson Road	$29,500,000	$68,000,000	$97,500,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1	1.42x	10.7%	56.4%
13	AREF 2	Metroplex	$24,000,000	$30,000,000	$54,000,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1	1.73x	12.5%	51.9%
14	AREF 2	3800 Horizon Boulevard	$22,000,000	$5,000,000	$27,000,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1	1.51x	12.2%	60.0%
16	MSMCH	Heritage Plaza	$20,000,000	$152,000,000	$172,000,000	BMARK 2023-V2(4)	Midland(4)	3650(4)	(4)	1.54x	12.7%	33.0%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The CX - 250 Water Street controlling companion loan is currently held by BANA. The CX - 250 Water Street whole loan will be serviced pursuant to the BANK 2023-BNK45 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(3)	The initial directing holder, who will have certain control and consultation rights with respect to the related mortgage loan, is the holder of the related note B (whose rights will generally be exercisable by the controlling class representative related to the loan-specific certificates backed by note B and issued by the Benchmark 2023-B38 securitization trust, which entity is currently ES Ventures Holding, Inc.), so long as no control appraisal event under the related intercreditor agreement has occurred and the holder of related note B is not a borrower party with respect to the Pacific Design Center whole loan.
(4)	The Heritage Plaza controlling companion loan is currently held by MSBNA. The Heritage Plaza whole loan is expected to be serviced pursuant to the BMARK 2023-V2 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
5	AREF 2	Pacific Design Center	$35,000,000	$232.62	$20,000,000	2.17x	13.8%	47.8%	1.79x	12.7%	51.7%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

MSWF 2023-1	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($104,300,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
7	MSMCH	Cumberland Mall	GA	Retail	$30,000,000	4.5%	$30,000,000	28.8%	709,318	$253.76	1.66x	13.8%	48.9%	48.9%	60	60
10	SMC	Museum Tower	FL	Office	$30,000,000	4.5%	$30,000,000	28.8%	243,825	$192.76	1.70x	11.9%	61.8%	61.8%	60	60
13	AREF 2	Metroplex	CA	Office	$24,000,000	3.6%	$24,000,000	23.0%	419,804	$128.63	1.73x	12.5%	51.9%	51.9%	56	56
16	MSMCH	Heritage Plaza	TX	Office	$20,000,000	3.0%	$20,000,000	19.2%	1,158,165	$148.51	1.54x	12.7%	33.0%	33.0%	60	60
		Total/Wtd. Avg.			$104,000,000	15.7%	$104,000,000	99.7%			1.66x	12.7%	50.3%	50.3%	59	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

MSWF 2023-1	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
3	WFB	SOMO Village	Rohnert Park	CA	Mixed Use	$45,000,000	6.8%	595,753	$105.75	1.36x	10.7%	60.9%	57.4%	LCCM 2017-LC26
4	WFB	100 & 150 South Wacker Drive	Chicago	IL	Office	$35,000,000	5.3%	1,174,534	$85.14	2.60x	18.0%	37.3%	37.3%	WFCM 2013-LC12; WFRBS 2013-C14
5	AREF 2	Pacific Design Center	West Hollywood	CA	Mixed Use	$35,000,000	5.3%	1,053,217	$232.62	2.17x	13.8%	47.8%	47.8%	WFCM 2014-LC16; COMM 2014-CR18
6	MSMCH	Florida Hotel and Conference Center	Orlando	FL	Hospitality	$35,000,000	5.3%	511	$68,493.15	2.22x	18.3%	53.0%	53.0%	BANK 2018-BNK13
7	MSMCH	Cumberland Mall	Atlanta	GA	Retail	$30,000,000	4.5%	709,318	$253.76	1.66x	13.8%	48.9%	48.9%	WFCM 2013-LC12; WFRBS 2013-C14
10	SMC	Museum Tower	Miami	FL	Office	$30,000,000	4.5%	243,825	$192.76	1.70x	11.9%	61.8%	61.8%	TRTX 2021-FL4
11	AREF 2	100 Jefferson Road	Parsippany	NJ	Industrial	$29,500,000	4.4%	558,930	$174.44	1.42x	10.7%	56.4%	56.4%	GPMT 2019-FL2
13	AREF 2	Metroplex	Los Angeles	CA	Office	$24,000,000	3.6%	419,804	$128.63	1.73x	12.5%	51.9%	51.9%	COMM 2012-CR5
14	AREF 2	3800 Horizon Boulevard	Feasterville-Trevose	PA	Office	$22,000,000	3.3%	214,750	$125.73	1.51x	12.2%	60.0%	54.4%	AREIT 2020-CRE4
15	WFB	Renaissance Charlotte SouthPark Hotel	Charlotte	NC	Hospitality	$20,500,000	3.1%	264	$77,651.52	1.65x	15.8%	42.7%	36.9%	WFRBS 2013-C15
18	SMC	Cornerstone Marketplace	Hot Springs	AR	Retail	$14,000,000	2.1%	142,322	$98.37	1.63x	12.3%	50.0%	50.0%	COMM 2013-CR9
22	SMC	Storage Xxtra Highway 154	Newnan	GA	Self Storage	$11,500,000	1.7%	110,810	$103.78	1.43x	10.1%	57.4%	57.4%	JPMBB 2014-C22
23	MSMCH	AutoZone Center	Leesburg	VA	Retail	$11,300,000	1.7%	65,982	$171.26	1.57x	12.0%	55.5%	55.5%	WFRBS 2013-C15
26	WFB	Snapbox Storage Airship	Manchester Township	NJ	Self Storage	$5,400,000	0.8%	41,085	$131.43	1.70x	11.0%	54.5%	54.5%	BANK 2019-BNK17
27	WFB	Prunedale Self Storage - CA	Salinas	CA	Self Storage	$2,900,000	0.4%	48,772	$59.46	3.88x	25.7%	22.3%	22.3%	WFRBS 2013-C13
29	WFB	160 West 72nd Street	New York	NY	Mixed Use	$1,761,000	0.3%	6	$293,500.00	2.47x	16.3%	28.1%	28.1%	WFRBS 2013-C14
		Total				$352,861,000	53.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

MSWF 2023-1	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Industrial	8	$206,642,992	31.1%	7.0345%	1.52x	11.1%	52.6%	52.6%
Warehouse/Distribution	4	$101,330,000	15.3%	7.0092%	1.45x	10.4%	52.4%	52.4%
Other	1	$65,000,000	9.8%	7.2000%	1.55x	11.3%	50.3%	50.3%
Manufacturing	2	$39,014,000	5.9%	6.8161%	1.69x	12.4%	56.7%	56.7%
Flex	1	$1,298,992	0.2%	7.2800%	1.41x	11.9%	65.6%	57.8%
Mixed Use	5	$150,086,000	22.6%	5.9508%	1.69x	10.8%	52.1%	51.0%
Lab/Office	1	$65,625,000	9.9%	5.5095%	1.66x	9.3%	48.8%	48.8%
Industrial/Office	1	$45,000,000	6.8%	6.5240%	1.36x	10.7%	60.9%	57.4%
Office/Showroom/Lab	1	$35,000,000	5.3%	5.9411%	2.17x	13.8%	47.8%	47.8%
Multifamily/Retail	1	$2,700,000	0.4%	6.9900%	1.27x	9.1%	56.3%	56.3%
Multifamily/Retail/Office	1	$1,761,000	0.3%	6.3490%	2.47x	16.3%	28.1%	28.1%
Office	5	$131,000,000	19.7%	6.6965%	1.89x	13.8%	48.7%	47.8%
CBD	4	$109,000,000	16.4%	6.6372%	1.97x	14.1%	46.5%	46.5%
Suburban	1	$22,000,000	3.3%	6.9900%	1.51x	12.2%	60.0%	54.4%
Hospitality	3	$72,500,000	10.9%	6.7692%	1.88x	16.3%	51.8%	48.9%
Full Service	2	$55,500,000	8.4%	6.6372%	2.01x	17.4%	49.2%	47.1%
Extended Stay	1	$17,000,000	2.6%	7.2000%	1.46x	12.9%	60.5%	55.1%
Retail	3	$55,300,000	8.3%	7.4512%	1.63x	13.1%	50.5%	50.5%
Super Regional Mall	1	$30,000,000	4.5%	7.8700%	1.66x	13.8%	48.9%	48.9%
Anchored	1	$14,000,000	2.1%	6.7970%	1.63x	12.3%	50.0%	50.0%
Unanchored	1	$11,300,000	1.7%	7.1500%	1.57x	12.0%	55.5%	55.5%
Multifamily	3	$28,650,000	4.3%	6.6837%	1.27x	9.5%	65.7%	62.8%
Garden	2	$22,300,000	3.4%	6.7123%	1.29x	9.9%	64.5%	60.7%
Mid Rise	1	$6,350,000	1.0%	6.5830%	1.23x	8.3%	70.0%	70.0%
Self Storage	3	$19,800,000	3.0%	6.6967%	1.86x	12.6%	51.5%	51.5%
Self Storage	3	$19,800,000	3.0%	6.6967%	1.86x	12.6%	51.5%	51.5%
Total/Wtd. Avg.	30	$663,978,992	100.0%	6.7034%	1.68x	12.3%	52.0%	51.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

MSWF 2023-1	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	5	$136,900,000	20.6%	6.6467%	1.66x	11.9%	53.1%	52.0%
California – Southern(2)	3	$89,000,000	13.4%	6.7146%	1.73x	12.1%	50.2%	50.2%
California – Northern(2)	2	$47,900,000	7.2%	6.5206%	1.51x	11.6%	58.6%	55.3%
Texas	4	$125,000,000	18.8%	7.2178%	1.53x	11.7%	49.6%	49.0%
Massachusetts	1	$65,625,000	9.9%	5.5095%	1.66x	9.3%	48.8%	48.8%
Florida	2	$65,000,000	9.8%	6.6289%	1.98x	15.3%	57.1%	57.1%
Illinois	2	$47,514,000	7.2%	6.0274%	2.38x	16.2%	44.0%	44.0%
Georgia	2	$41,500,000	6.3%	7.6067%	1.60x	12.8%	51.3%	51.3%
New Jersey	2	$34,900,000	5.3%	7.1183%	1.46x	10.7%	56.1%	56.1%
Arizona	1	$30,000,000	4.5%	6.7450%	1.55x	10.8%	51.0%	51.0%
Pennsylvania	2	$28,350,000	4.3%	6.8988%	1.45x	11.3%	62.2%	57.9%
North Carolina	2	$21,798,992	3.3%	6.5747%	1.64x	15.6%	44.1%	38.1%
Oregon	1	$17,000,000	2.6%	7.2000%	1.46x	12.9%	60.5%	55.1%
Arkansas	1	$14,000,000	2.1%	6.7970%	1.63x	12.3%	50.0%	50.0%
Michigan	1	$11,830,000	1.8%	5.5300%	1.79x	10.7%	47.7%	47.7%
Virginia	1	$11,300,000	1.7%	7.1500%	1.57x	12.0%	55.5%	55.5%
Oklahoma	1	$8,800,000	1.3%	6.9000%	1.42x	10.3%	67.2%	67.2%
New York	2	$4,461,000	0.7%	6.7370%	1.74x	11.9%	45.2%	45.2%
Total/Wtd. Avg.	30	$663,978,992	100.0%	6.7034%	1.68x	12.3%	52.0%	51.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

MSWF 2023-1	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,298,992 - 10,000,000	7	$29,209,992	4.4
10,000,001 - 20,000,000	8	$111,644,000	16.8
20,000,001 - 30,000,000	9	$242,500,000	36.5
30,000,001 - 40,000,000	3	$105,000,000	15.8
40,000,001 - 60,000,000	1	$45,000,000	6.8
60,000,001 - 65,625,000	2	$130,625,000	19.7
Total:	30	$663,978,992	100.0%
Min: $1,298,992	Max: $65,625,000	Avg: $22,132,633

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	5	136,900,000	20.6
California – Southern(2)	3	89,000,000	13.4
California – Northern(2)	2	47,900,000	7.2
Texas	4	125,000,000	18.8
Massachusetts	1	65,625,000	9.9
Florida	2	65,000,000	9.8
Illinois	2	47,514,000	7.2
Georgia	2	41,500,000	6.3
New Jersey	2	34,900,000	5.3
Arizona	1	30,000,000	4.5
Pennsylvania	2	28,350,000	4.3
North Carolina	2	21,798,992	3.3
Oregon	1	17,000,000	2.6
Arkansas	1	14,000,000	2.1
Michigan	1	11,830,000	1.8
Virginia	1	11,300,000	1.7
Oklahoma	1	8,800,000	1.3
New York	2	4,461,000	0.7
Total:	30	$663,978,992	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Industrial	8	206,642,992	31.1
Warehouse/Distribution	4	101,330,000	15.3
Other	1	65,000,000	9.8
Manufacturing	2	39,014,000	5.9
Flex	1	1,298,992	0.2
Mixed Use	5	150,086,000	22.6
Lab/Office	1	65,625,000	9.9
Industrial/Office	1	45,000,000	6.8
Office/Showroom/Lab	1	35,000,000	5.3
Multifamily/Retail	1	2,700,000	0.4
Multifamily/Retail/Office	1	1,761,000	0.3
Office	5	131,000,000	19.7
CBD	4	109,000,000	16.4
Suburban	1	22,000,000	3.3
Hospitality	3	72,500,000	10.9
Full Service	2	55,500,000	8.4
Extended Stay	1	17,000,000	2.6
Retail	3	55,300,000	8.3
Super Regional Mall	1	30,000,000	4.5
Anchored	1	14,000,000	2.1
Unanchored	1	11,300,000	1.7
Multifamily	3	28,650,000	4.3
Garden	2	22,300,000	3.4
Mid Rise	1	6,350,000	1.0
Self Storage	3	19,800,000	3.0
Self Storage	3	19,800,000	3.0
Total.	30	$663,978,992	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.5095 - 5.9999	4	124,969,000	18.8
6.0000 - 6.4999	4	45,061,000	6.8
6.5000 - 6.9999	13	263,350,000	39.7
7.0000 - 7.8700	9	230,598,992	34.7
Total:	30	$663,978,992	100.0%
Min: 5.5095%	Max: 7.8700%	Wtd Avg: 6.7034%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	4	104,000,000	15.7
120	24	483,678,992	72.8
121	2	76,300,000	11.5
Total:	30	$663,978,992	100.0%
Min: 60 mos.	Max: 121 mos.	Wtd Avg: 111 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
56 - 60	4	104,000,000	15.7
115 - 119	14	303,367,992	45.7
120 - 121	12	256,611,000	38.6
Total:	30	$663,978,992	100.0%
Min: 56 mos.	Max: 121 mos.	Wtd Avg: 109 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	544,680,000	82.0
360	6	119,298,992	18.0
Total:	30	$663,978,992	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	544,680,000	82.0
359	1	1,298,992	0.2
360	5	118,000,000	17.8
Total:	30	$663,978,992	100.0%
Min: 359 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	10	224,366,000	33.8
AREF 2	6	145,800,000	22.0
MSMCH	5	108,814,000	16.4
SMC	5	70,298,992	10.6
AREF 2/WFB	1	65,000,000	9.8
AREF	1	30,000,000	4.5
LMF	2	19,700,000	3.0
Total:	30	$663,978,992	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	23	479,055,000	72.1
Interest Only, Amortizing Balloon	4	97,500,000	14.7
Interest Only - ARD	1	65,625,000	9.9
Amortizing Balloon	2	21,798,992	3.3
Total	30	663,978,992	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
22.3 - 40.0	4	59,661,000	9.0
40.1 - 50.0	6	176,955,000	26.7
50.1 - 55.0	7	215,900,000	32.5
55.1 - 65.0	10	195,014,000	29.4
65.1 - 70.0	3	16,448,992	2.5
Total:	30	663,978,992	100.0%
Min: 22.3%	Max: 70.0%	Wtd Avg: 52.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
22.3 - 40.0	5	80,161,000	12.1
40.1 - 50.0	5	156,455,000	23.6
50.1 - 55.0	8	237,900,000	35.8
55.1 - 65.0	10	174,312,992	26.3
65.1 - 70.0	2	15,150,000	2.3
Total:	30	663,978,992	100.0%
Min: 22.3%	Max: 70.0%	Wtd Avg: 51.1%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.39	5	97,550,000	14.7
1.40 - 1.49	5	68,098,992	10.3
1.50 - 1.59	5	148,300,000	22.3
1.60 - 1.99	10	240,369,000	36.2
2.00 - 3.88	5	109,661,000	16.5
Total:	30	$663,978,992	100.0%
Min: 1.20x	Max: 3.88x	Wtd Avg: 1.68x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.3 - 10.0	5	118,175,000	17.8
10.1 - 11.0	7	142,030,000	21.4
11.1 - 12.0	5	120,112,992	18.1
12.1 - 14.0	8	188,500,000	28.4
14.1 - 16.0	1	20,500,000	3.1
16.1 - 25.7	4	74,661,000	11.2
Total:	30	$663,978,992	100.0%
Min: 8.3%	Max: 25.7%	Wtd Avg: 12.3%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

CX – 250 Water Street
250 Water Street
Cambridge, MA 02141
Medford
Somerville
CAMBRIDGE
BOSTON
Charlestown
Mystic River
Charles River
MIDDLESEX COUNTY
NORFOLK COUNTY
SUFFOLK COUNTY
Brookline
Magoun Square
Inman Square
Bunker Hill
North End
Beacon Hill
Back Bay
Downtown Boston
South End
South Boston
Meadow Glen
Assembly Row
Foss Park
Northern Expwy
Hood Business Park
Cambridge College
Bunker Hill Community College
USS Constitution Museum
Tobin Bridge
American Academy of Arts and Sciences
Harvard Museum of Natural History
Sanders Theatre
Spaulding Hospital Cambridge
Cambridge Health Alliance
Harvard University
War Memorial Recreation Center
Twin City Plaza
Philips Research
Sanofi
EF Education First
CambridgeSide
Museum of Science
Momenta Pharmaceuticals
Biogen
Draper Laboratory
Moderna
MIT Plasma Science and Fusion Ctr.
MIT Museum
Great Dome
MIT Wong Auditorium
Massachusetts Institute of Technology
Gallery 263
Memorial Plaza
Briggs Field
TD Garden
Mass. General Hospital
JFK Federal Building
Faneuil Hall
State House
New England Aquarium
Boston Harbor
Logan Intl. Airport 1 mile
CHARLESTOWN BRIDGE
Sumner Tunnel
Callahan Tunnel
Fisher College
Boston Common
100 Federal St.
Emerson College
Tufts Univ. School of Medicine
Boston University
Prudential Center
Hynes Conv. Ctr.
111 Huntington Ave
Fenway Park
Wheelock College
Boston Convention & Exhibition Ctr.
HARVARD BRIDGE
BOSTON UNIV. BR.
Mass Turnpike
Mass Pike
Storrow Dr
Commonwealth Ave
Cambridge St
Broadway
Binney St
Western Ave
River St
Magazine St
Brookline St
Albany St
Vassar St
Harvard St
Main St
Medford St
Cedar St
Lowell St
Highland Ave
Summer St
Pearl St
Beacon St
Somerville Ave
Washington St
Alford St
Bunker Hill St
High St
GREEN LINE
RED LINE
ORANGE LINE
BLUE LINE
MBTA LOWELL LINE
MBTA FITCHBURG MAIN LINE
93
90
28
38
16
99
1
3
2A
2
Burlington
Wakefield
Peabody
Salem
Lynn
Swampscott
Woburn
Stoneham
Saugus
Melrose
Winchester
Lexington
Malden
Revere
Arlington
Lincoln
Everett
Chelsea
Belmont
Waltham
Watertown
Winthrop
Atlantic Ocean
Newton
Brighton
Wellesley
Needham
Dorchester
Milton
Quincy
Hingham
Weymouth
Dedham
Dover
Westwood
Norwood
Medfield
Randolph
Braintree

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Mortgage Loan No. 1 – CX - 250 Water Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		BBBsf/Baa2/BBB		Location:	Cambridge, MA 02141
Original Balance(1):		$65,625,000		General Property Type:	Mixed Use
Cut-off Date Balance(1):		$65,625,000		Detailed Property Type:	Lab/Office
% of Initial Pool Balance:		9.9%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2022 / NAP
Borrower Sponsors:		DivcoWest Real Estate Services, LLC,		Size:	479,004 SF
		California State Teachers’ Retirement System,		Cut-off Date Balance PSF(1):	$1,110
		and Teacher Retirement System of Texas		Maturity Date Balance PSF(1)(3):	$1,110
Guarantor(2):		DW Propco EF, LLC		Property Manager:	Divco West Real Estate
Mortgage Rate(3):		5.5095%			Services, Inc.
Note Date:		1/27/2023			(borrower-related)
First Payment Date:		3/10/2023
Maturity Date(3):		2/10/2033
Original Term to Maturity(3):		120 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$49,283,802
IO Period(3):		120 months		UW NOI Debt Yield(1):	9.3%
Seasoning:		3 months		UW NOI Debt Yield at Maturity(1)(3):	9.3%
Prepayment Provisions(3)(4):		L(24),YM1(3),DorYM1(86),O(7)		UW NCF DSCR(1):	1.66x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI(8):	NAP
Additional Debt Type(1)(5):		Pari Passu		2nd Most Recent NOI(8):	NAP
Additional Debt Balance(1)(5):		$465,875,000		3rd Most Recent NOI(8):	NAP
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy:	98.7% (5/1/2023)
Reserves(6)				2nd Most Recent Occupancy(8):	NAP
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(8):	NAP
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(9):	$1,090,000,000 (1/1/2023)
Insurance:	$0	Springing	NAP	Appraised Value PSF(9):	$2,276
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(9):	48.8%
Other Reserves(7):	$17,593,844	$0	NAP	Maturity Date LTV Ratio(1)(9):	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$531,500,000	98.6%	Loan Payoff:	$473,876,626	87.9%
Cash Equity Contribution:	$7,497,903	1.4%	Outstanding TI Payment(10):	$44,192,678	8.2%
			Reserves:	$17,593,844	3.3%
			Closing Costs:	$3,334,755	0.6%
Total Sources:	$538,997,903	100.0%	Total Uses:	$538,997,903	100.0%

(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of the CX - 250 Water Street Whole Loan (as defined below), which is evidenced by twenty pari passu promissory notes with an aggregate principal balance of $531,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the CX - 250 Water Street Whole Loan.
(2)	There is no separate non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The entity identified above under “Guarantor” is the borrower.
(3)	The CX - 250 Water Street Whole Loan is structured with an Anticipated Repayment Date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. From and after the ARD, the interest rate will increase to the greater of (i) 7.5095%, and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%. The metrics presented above are calculated based on the ARD.
(4)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.
(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(6)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(7)	Other Reserves represents a Base Building Work Reserve ($5,932,952), Outstanding TI/LC Reserve ($7,160,274) and Outstanding Linkage Fees Reserve ($4,500,617).
(8)	Historical financial information and occupancy are not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(9)	Appraised Value represents the Prospective Market Value Upon Completion & Stabilization, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.8% for the CX - 250 Water Street Whole Loan.
(10)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsor at loan origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

The Mortgage Loan. The largest mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a whole loan (the “CX - 250 Water Street Whole Loan”) that is evidenced by twenty pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by a first priority fee mortgage encumbering an approximately 479,004 SF mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The CX - 250 Water Street Mortgage Loan, with an aggregate original principal amount of $65,625,000, is evidenced by the non-controlling Notes A-10, A-11, and A-14, originated by WFB. The remaining promissory notes comprising the CX - 250 Water Street Whole Loan are summarized in the below table. The CX-250 Water Street Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the controlling Note A-1 is securitized, whereupon the CX-250 Water Street Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans, The CX - 250 Water Street Whole Loan and the Heritage Plaza Whole Loan” in the prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. From and after the ARD, the interest rate will increase to the greater of (i) 7.5095%, and (ii) the sum of the swap rate in effect on the ARD plus 4.2800% (“Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at the rate of 5.5095% per annum.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,250,000	$56,250,000	BANA	Yes
A-2, A-3, A-5, A-6, A-7, A-8	$175,125,000	$175,125,000	BANA	No
A-4, A-12	$55,000,000	$55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	$65,625,000	$65,625,000	MSWF 2023-1	No
A-9, A-13, A-15, A-16	$73,200,000	$73,200,000	WFB	No
A-17, A-18	$53,150,000	$53,150,000	BMARK 2023-B38	No
A-19, A-20	$53,150,000	$53,150,000	3650	No
Total	$531,500,000	$531,500,000

The Borrower and the Borrower Sponsors. The borrower is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco reported that it had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million SF.

CalSTRS is reported to be the nation’s second largest public pension fund, with reported assets totaling approximately $307.2 billion as of March 31, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.64% (approximately $51.1 billion as of March 31, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and reported it had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

The Property. The CX - 250 Water Street Property consists of a Class A, mixed-use, life sciences laboratory and office building, with ground floor retail space, with an address located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located primarily in East Cambridge, with portions in Boston and Somerville, which is being developed by Divco, which owns all but four parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over sixteen buildings, 2.1 million SF of science and technology space, 2.4 million SF of residential space, 100,000 SF of dining and retail space and 11 acres of green and open space. 2.5 million SF of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

The 479,004 SF CX – 250 Water Street Property was designed by Jacobs and Ennead and completed construction in 2022. The CX - 250 Water Street Property is a 9-story building with post-COVID design features and includes laboratory space (approx. 60.0% NRA), office space (approx. 40.0% NRA), ground floor retail (6,424 SF), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX - 250 Water Street building has 15’ - 20’ ceiling heights and five passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

Major Tenant.

E.R. Squibb & Sons LLC (472,580 SF, 98.7% of NRA, 100.0% of underwritten base rent). E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/ Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and reported revenues of $46.4 billion in 2021. As of April 17, 2023, BMY had a market capitalization of approximately $148.5 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the loan origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and is anticipated to take occupancy in the third quarter of 2023. We cannot assure you the tenant will complete its work and take occupancy as expected or at all.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through June 30, 2037, with two ten-year renewal options (subject to the right to renew on less than the entire premises as long as tenant retains at least 50% of the laboratory and office space in the building). E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 SF on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022 (for floor 9) and November 1, 2022 (for all other floors). The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street building is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN). E.R. Squibb & Sons is expected to take occupancy in the third quarter of 2023. There is no assurance that the tenant will take occupancy as expected or at all.

E.R. Squibb & Sons LLC has a contraction option for its floor 9 space which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee of an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 SF, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is co-terminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

The following table presents certain information relating to the tenancy at the CX - 250 Water Street Property:

Tenant Summary(1)
Tenant Name	Suite	Credit Rating (Fitch/ Moody’s /S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Option
E.R. Squibb & Sons LLC	100 – 800	NR/A2/A+	415,900	86.8%	$36,807,150	86.1%	$88.50	10/31/2037	N	2 x 10 yr
E.R. Squibb & Sons LLC(3)	900	NR/A2/A+	56,680	11.8%	$5,951,400	13.9%	$105.00	10/31/2037	Y	2 x 10 yr
Subtotal/Wtd.Avg.			472,580	98.7%	$42,758,550	100.0%	$90.48

Retail (Vacant)			6,424	1.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			479,004	100.0%	$42,758,550	100.0%	$90.48(4)

(1)	Information is based on the underwritten rent roll dated May 1, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has an option to terminate its lease on floor 9 on the day immediately preceding the 10th anniversary of the later to occur of (a) the commencement date for the initial premises or (b) the ninth floor commencement date (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 SF) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease rollover schedule at the CX - 250 Water Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Beyond	2	472,580	$90.48	98.7%	98.7%	$42,758,550	100.0%	100.0%
Vacant	0	6,424	$0.00	1.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	479,004	$90.48(3)	100.0%		$42,758,550	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The CX - 250 Water Street Property has an address located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology (MIT). There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The following table presents the submarket statistics for the laboratory space in the Cambridge market:

Submarket Summary
Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

The following table summarizes the comparable leases in the surrounding market:

Summary of Comparable Leases
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average.(3)				10.0		218,180	$103.26		$150.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 1, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 SF at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 SF at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

The lease comparables range in size from 57,159 SF to 462,000 SF and have lease terms ranging from 5 to 15 years. The lease comparables exhibit a range in rents from $82.30 to $117.00 PSF, with an average of $103.26 PSF on a net basis. Lease comparables offer no free rent concessions, but offer tenant improvement allowances ranging from $0.00 to $250.00 PSF, with an average of $150.00 PSF. The appraiser concluded to a market rent for laboratory of $115.00 PSF, which is 27.1% over the weighted average in-place rent at the CX - 250 Water Street Property of $90.48 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the CX - 250 Water Street Property:

Market Rent Summary
	Laboratory	Retail
Market Rent PSF (NNN)	$115.00	$50.00
Lease Term (Years)	10	10
Rent Increase Projection	3% per annum	3% per annum

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the CX - 250 Water Street Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$43,079,750	$89.94
Straight Line Rent(3)	$5,689,409	$11.88
Expense Reimbursement	$12,827,911	$26.78
Parking Income	$1,596,600	$3.33
(Vacancy)	($631,937)	($1.32)
Effective Gross Income	$62,561,733	$130.61

Real Estate Taxes	$6,619,604	$13.82
Insurance	$355,155	$0.74
Other Operating Expenses	$6,303,172	$13.16
Total Operating Expenses	$13,277,931	$27.72

Net Operating Income	$49,283,802	$102.89
Replacement Reserves	$119,751	$0.25
TI/LC	$0	$0.00
Net Cash Flow	$49,164,051	$102.64

Occupancy %(4)	99.0%
NOI DSCR(5)	1.66x
NCF DSCR(5)	1.66x
NOI Debt Yield(5)	9.3%
NCF Debt Yield(5)	9.3%

(1)	Historical financial information and occupancies are not available because the CX - 250 Water Street Property was built in 2022.
(2)	Based on the in-place rent roll dated May 1, 2023 for contractual leases. The rent commencement date for the floors 1-8 and related ancillary spaces (415,900 SF) was November 2022, and the rent commencement date for floor 9 and related ancillary spaces (56,680 SF) was in July 2022.
(3)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.
(4)	Represents economic occupancy.
(5)	Debt service coverage ratios and debt yields are based on the CX - 250 Water Street Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

Insurance – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums.

TI/LC Reserve – During a Lease Sweep Period (as defined below), all excess cash will be swept into the rollover reserve.

Base Building Work Reserve – At loan origination, the borrower deposited $5,932,952 into a reserve for the completion of construction of the CX - 250 Water Street Property.

Outstanding TI/LC Reserve – At loan origination, the borrower deposited approximately $7,160,274 into a reserve for outstanding tenant improvements and leasing commissions.

Outstanding Linkage Fees Reserve – At loan origination, the borrower deposited approximately $4,500,617 into a reserve for outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

A “Trigger Period” will occur:

(i) commencing upon the ARD (with no cure or end date);

(ii) commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;

(iii) on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or

(iv) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(B)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(C)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
(D)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
(E)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(F)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;
(G)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(H)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the E.R. Squibb & Sons, LLC leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease, its direct or indirect parent company (if any) and/or any guarantor of such tenant’s obligations under the Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable SF of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox and Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$65,625,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

Additional Secured Indebtedness (not including trade debts). In addition to the CX - 250 Water Street Mortgage Loan, the CX - 250 Water Street Property also secures Notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-12, A-13, A-15, A-16, A-17, A-18, A-19 and A-20 (the “CX - 250 Water Street Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $465,875,000. The CX - 250 Water Street Pari Passu Companion Loans accrue interest at the same rate as the CX - 250 Water Street Mortgage Loan. The CX - 250 Water Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the CX - 250 Water Street Pari Passu Companion Loans. The holders of the CX - 250 Water Street Mortgage Loan and the CX - 250 Water Street Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the CX - 250 Water Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance that covers perils through the loan term and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

BARBOURS CUT
CONTAINER TERMINAL
N BROADWAY STREET
BARBOURS CUT BLVD
225
146

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

CERES TERMINALS
% OF COLLATERAL 76%
DRAGON PRODUCTS
% OF COLLATERAL 24%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

Barbours Cut IOS
816 West Barbours Cut Boulevard
La Porte, TX 77571
George Bush Intcl. Airport 21 miles
Cloverleaf
Channelview
Houston Ship Channel
GE Energy
LYNCHBURG FERRY
Battleship Texas
San Jacinto State Park
San Jacinto Monument
Siemens Energy
Buffalo Bayou
Sheldon Rd
Downtown Houston 14 miles
Shell Deer Park Refining
Pasadena Frwy
Baytown
Tabbs Bay
Battleground Golf Course at Deer Park
13th St
Deer Park
Abshire Stadium
Red Bluff Rd
Sam Houston Tollway
Pasadena Blvd
Center St
East Blvd
Underwood Rd
E. Barbours Cut Blvd
La Porte Municipal Airport
Spencer Hwy
Texas Chiropractic College
San Jacinto College Central
La Porte
Sylvan Beach Pavilion
Pasadena
Fairmont Pkwy
The Patients Med. Ctr.
Pasadena Convention Center
Bay Forest Golf Course
HARRIS COUNTY
Genoa Red Bluff Rd
Baywood Country Club
HOUSTON
Red Bluff Rd
Chemlake Golf Course
San Jacinto College Maritime Campus
Ellington Field
Space Center Blvd
Bay Area Blvd
Middlebrook Dr
Bay Oaks Country Club
Clear Lake City Blvd
Clear Lake
Armand Bayou Park
Todville Rd
Galveston Bay
University of Houston-Clear Lake
El Dorado Blvd
Kirby Rd
Seabrook
NASA Johnson Space Center
Bay Area Blvd
Galveston Rd
Gulf Frwy
Space Center Houston
Clear Lake
E. NASA Pkwy
Houston Methodist Clear Lake Hospital
League City
Kemah Boardwalk
Kemah
Baybrook Mall
Navasota
Conroe
The Woodlands
Spring
Atascocita
Cypress
Humble
HOUSTON
Katy
Channelview
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
Friendswood
Rosenberg
League City
Texas City

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Mortgage Loan No. 2 – Barbours Cut IOS

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF 2/WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	La Porte, TX 77571
Original Balance(1):		$65,000,000		General Property Type:	Industrial
Cut-off Date Balance(1):		$65,000,000		Detailed Property Type:	Other
% of Initial Pool Balance:		9.8%		Title Vesting(6):	Fee/Leasehold
Loan Purpose:		Recapitalization		Year Built/Renovated:	1980; 1988; 1998 / 2013; 2018
Borrower Sponsors:		The Modern Group, Ltd.		Size:	100.0 Acres
Guarantors:		The Modern Group, Ltd.		Cut-off Date Balance per Acre(1):	$935,000
Mortgage Rate:		7.2000%		Maturity Date Balance per Acre(1):	$935,000
Note Date:		5/9/2023		Property Manager:	Self-managed
First Payment Date(2):		6/6/2023
Maturity Date:		6/6/2033
Original Term to Maturity(2):		121 months
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period(2):		121 months		UW NOI:	$10,560,543
Seasoning:		0 months		UW NOI Debt Yield(1):	11.3%
Prepayment Provisions(2)(3):		L(24),D(93),O(4)		UW NOI Debt Yield at Maturity(1):	11.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.55x
Additional Debt Type(1)(4):		Pari Passu		Most Recent NOI(7):	NAV
Additional Debt Balance(1)(4):		$28,500,000		2nd Most Recent NOI(7):	NAV
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(7):	NAV
Reserves(4)				Most Recent Occupancy:	100.0% (4/21/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2022)
RE Tax:	$195,426	$32,571	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2021)
Insurance:	$50,000	Springing	NAP	Appraised Value (as of)(8):	$186,000,000 (4/19/2023)
Replacement Reserves:	$0	$18,149	$650,000	Appraised Value per Acre:	$1,860,000
Immediate Repairs Reserve:	$31,313	$0	NAP	Cut-off Date LTV Ratio(1):	50.3%
Ground Rent Reserve:	$37,476	Springing	$37,476	Maturity Date LTV Ratio(1):	50.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$93,500,000	100.0%	Return of Equity:	$91,539,851	97.9%
			Closing Costs:	$1,645,935	1.8%
			Upfront Reserves:	$314,214	0.3%
Total Sources:	$93,500,000	100.0%	Total Uses:	$93,500,000	100.0%

(1)	The Barbours Cut IOS Mortgage Loan (as defined below) is part of the Barbours Cut IOS Whole Loan (as defined below) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $93,500,000. The Cut-off Date Balance per Acre, Maturity Balance per Acre, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Barbours Cut IOS Whole Loan.
(2)	The first payment date for the Barbours Cut IOS Mortgage Loan is July 6, 2023. On the Closing Date, AREF 2 (as defined below) will deposit sufficient funds to pay the amount of interest that would be due with respect to a June 6, 2023 payment. IO Period, Original Term to Maturity and Prepayment Provisions are inclusive of the additional June 6, 2023 interest-only payment funded by AREF 2 on the Closing Date.
(3)	The lockout period will be at least 24 months beginning with and including the first payment on June 6, 2023. Defeasance of the Barbours Cut IOS Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 9, 2026. The assumed lockout period of 24 payments is based on the anticipated closing date of the MSWF 2023-1 securitization trust in May 2023. The actual lockout period may be longer.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	See “Ground Lease” below for further discussion of the ground leases at the Barbours Cut IOS Property (as defined below).
(7)	Historical cash flows are not available as the borrower sponsor previously reported the financials of the Barbours Cut IOS Property with other affiliated operations.
(8)	The appraisal also concluded to a land value of $85.0 million.

The Mortgage Loan. The second largest mortgage loan (the “Barbours Cut IOS Mortgage Loan”) is part of a whole loan (the “Barbours Cut IOS Whole Loan”) secured by the borrowers’ fee interest in a 93.75-acre industrial storage yard and leasehold interest in 6.25 acres of land in La Porte, Texas (the “Barbours Cut IOS Property”). The Barbours Cut IOS Whole Loan was originated by Argentic Real Estate Finance 2 LLC (“AREF 2”) and Wells Fargo Bank, National Association (“WFB”). The controlling Note A-1-1 and non-controlling Note A-2-1, with an aggregate original principal balance of $65,000,000, will be included in the MSWF 2023-1 securitization trust. AREF 2 is contributing Note A-1-1 in the original principal balance of $35,750,000 and WFB is contributing Note A-2-1 in the original principal balance of $29,250,000. The remaining pari passu notes in the aggregate original principal balance of $28,500,000 (the “Barbours Cut IOS Serviced Pari Passu Companion Loans") are expected to be contributed to one or more future securitization transactions. The Barbours Cut IOS Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$35,750,000	$35,750,000	MSWF 2023-1	Yes
A-1-2	$10,000,000	$10,000,000	AREF 2	No
A-1-3	$5,675,000	$5,675,000	AREF 2	No
A-2-1	$29,250,000	$29,250,000	MSWF 2023-1	No
A-2-2	$12,825,000	$12,825,000	WFB	No
Total	$93,500,000	$93,500,000

The Borrowers and Borrower Sponsors. The borrowing entities for the Barbours Cut IOS Whole Loan are La Porte Real Property, LLC and Barbours Cut IOS, LLC, two single purpose entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Barbours Cut IOS Whole Loan. The borrower sponsor and non-recourse carveout guarantor is The Modern Group, Ltd. The Modern Group, Ltd., founded in 1947 and led by the Crenshaw family, is a diversified portfolio of industry-leading industrial equipment and logistics companies headquartered in Beaumont, Texas. These companies service a range of industries including energy, agriculture, power, storage, and transportation. With over 3,000 employees and 85 locations across the country, The Modern Group, Ltd. provides equipment and project support to a variety of customers nationwide. Through the firm’s subsidiaries, The Modern Group, Ltd. has gained extensive experience in the ownership of real estate assets across the country, including office, industrial warehouse, and other outdoor storage sites. The company’s real estate holdings include over 20 properties and 2,140 acres across the United States.

The Property. The Barbours Cut IOS Property is a 100.00-acre (or 4,356,000 square foot), industrial storage yard located in La Porte, Texas approximately 25-miles east of the Houston Central Business District. The Barbours Cut IOS Property is specifically located adjacent to the Barbours Cut Terminal which is one of the largest container-handling facilities in the United States and owned by Port of Houston. The Port of Houston is the largest Gulf Coast container port, handling approximately 73% of U.S. Gulf Coast container traffic, and the largest Texas port, with approximately 97% market share in containers. Port Houston accounts for approximately 20.6% of Texas’ GDP and has created more than 1.35 million jobs (see “The Market” for more information). The Barbours Cut IOS Property consists of several adjacent, contiguous outside storage yards. The sites contain a total rentable area of 100.0 acres of which the majority is stabilized with heavy fill crushed limestone for heavy storage and container stacking. The perimeter of the site is improved with chain-link security fencing. In all, the Barbours Cut IOS Property has a total container storage capacity of approximately 30,000 containers, with some variation depending on if the containers being stored are empty or loaded. Intermodal rail service is available via the 42 acre near-dock rail ramp with four 2,700-foot working tracks and spurs connecting terminal warehouses located less than a mile away from the Barbours Cut IOS Property. Furthermore, the Barbours Cut IOS Property was granted a special condition use permit (“SCUP”) by the City of La Porte for stacking containers to a height not currently permitted on any surrounding parcel.

The Barbours Cut IOS Property is currently 100% leased to two tenants, Ceres Terminals (“Ceres”) and Dragon Products, a borrower sponsor affiliated tenant (“Dragon”), for approximately 15-year terms. The Barbours Cut IOS Property is improved with nine industrial manufacturing buildings located on the southwest portion of the site which are leased to Dragon. Built in 1980, 1988, and 1998, the nine industrial manufacturing buildings have a total gross building area of 86,208 square feet and ceiling heights of 20 feet.

The Barbours Cut IOS Property is also subject to a ground lease encompassing 6.25 acres from a third party with a remaining lease term of approximately 20.6 years (see “Ground Lease” below).

Major Tenants.

Ceres Terminals (75.650 acres; 75.7% of acreage; 73.7% of underwritten base rent): Ceres is a marine terminal operator and stevedore (engaged in loading and unloading cargo from ships) in North America. Operating in many of North America’s major marine ports, Ceres provides terminal management as well as services for all types of cargo, including container, bulk, breakbulk, automotive, project, military, cruise, intermodal facilities, roll off/roll on (“RO/RO”, which are vessels used for transportation of automobile vehicles) operations, and marine repair services. For over 60 years, Ceres has built a track record in the terminal operating and stevedoring industry. Ceres is a subsidiary of Macquarie Infrastructure and Real Estate Assets, a subsidiary of Macquarie Group (rated A by Fitch), an Australia-based global investment firm focused on commodities and global markets, banking and financial services, and capital investments.

Ceres generates revenue at the Barbours Cut IOS Property through container yard operations, charging beneficial cargo owners (“BCO”) such as Home Depot, shippers such as Maersk, Hapag-Lloyd, and Ocean Network Express, and drayage companies such as Gulf Winds (as defined below) for storage area on the site.  The BCOs store landed cargo import containers for short periods of time then the containers are moved to a distribution facility for loading on van trucks for distribution across the United States. Shippers store empty containers on the site, at a discount to “on depot” on port land, until it is needed for export. Drayage companies store empty chassis during down times in port activities. All of these users are charged gate fees, lift fees, and daily storage fees.

In May 2022, Ceres signed a 180-month lease for 75.65 acres through June 30, 2037. Ceres has two, five-year renewal options and no termination options. Prior to leasing space at the Barbours Cut IOS Property, Ceres was located directly adjacent to the Barbours Cut Terminal, which lease was subsequently taken over by the Port of Houston.

According to Ceres, it intends to invest approximately $16 million into its leased site, including electrification and lighting infrastructure, leveling current drainage swales through the center of the site and re-engineering drainage from the site. Ultimately, the capital plan is expected to reclaim approximately seven acres of useable land for container and chassis storage.

Ceres’ operations at the Barbours Cut IOS Property is in conjunction with Gulf Winds International, Inc. (“Gulf Winds”). The partnership is an extension of their long history at Bayport Terminal, which is expected to allow them to offer the full suite of their combined services at the Barbours Cut IOS Property. Gulf Winds provides a fleet of over 750 trucks, 1,700 chassis, and a client-facing cargo tracking system, while Ceres provides vital stevedoring and drayage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

equipment, International Longshoremen’s Association labor, and broad expertise in container yard operations. Due to the strategic partnership, Ceres subleases 9.24 acres of its site to Gulf Winds, which operates the drayage (trucking) portion of the transloading process. The sublease runs through June 2029 at $33,033 per month ($3,575 per acre per month).

Dragon Products (24.347 acres; 24.3% of acreage; 26.3% of underwritten base rent): Dragon, a borrower sponsor affiliate, serves the industrial, logistics, and energy industries with leading manufacturing of and storage solutions for mission critical products. In addition, Dragon maintains an extensive inventory of replacement parts for its energy equipment such as trailers, roll off equipment, pumps, stimulation equipment, mobile workover rigs, and surface production equipment. Dragon utilizes locations throughout the United States, including the Barbours Cut IOS Property, as service and storage centers for its customers. At the Barbours Cut IOS Property, Dragon provides fabrication and repair services and storage to its customers, including Ceres and other third-party logistics companies that use the Barbours Cut Terminal and the greater port. Dragon maintains an extensive inventory of replacement parts for various equipment that it sells and services on site, including containers, trailers, tanks, motors, pumps, and hydraulics. Dragon recently executed a 175-month lease for 24.347 acres through June 30, 2037. The lease has two, five-year renewal options and no termination options.

According to the appraisal, replacement occupants should the Barbours Cut IOS Property ever become vacant include Port of Houston (specifically Barbours Cut Terminal), container storage/transload, bulk storage transload (steel/pipe/chemical/aggregate/agriculture), marine/rail transload, RO/RO, vehicle marine transload users, and heavy industrial fabricators. Furthermore, the SCUP for container stacking was granted for the development and there are no further approvals required for new tenants to benefit from the SCUP.

The following table presents a summary regarding the major tenants at the Barbours Cut IOS Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)	Tenant Acreage	Approx. % of Acres	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent Per Acre	Lease Expiration	Term. Option (Y/N)	Renewal Options
Ceres Terminals(2)	NR/NR/NR	75.7	75.7%	$8,415,306	73.7%	$111,240	6/30/2037	N	2, 5-Yr
Dragon Products(3)	NR/NR/NR	24.3	24.3%	$3,009,326	26.3%	$123,602	6/30/2037	N	2, 5-Yr
Subtotal/Wtd. Avg.		100.0	100.0%	$11,424,632	100.0%	$114,250

Vacant Space		0.0	0.0%
Total/Wtd. Avg.		100.0	100.0%

(1)	Based on the underwritten rent roll dated April 21, 2023 and includes contractual rent steps through July 2023.
(2)	Ceres subleases 9.24 acres to a strategic partner, Gulf Winds, which operates a portion of Ceres’ trucking operation, on a non-arms-length basis. The sublease was disregarded for underwriting purposes.
(3)	Dragon Products is a borrower sponsor affiliated tenant.

The following table presents certain information with respect to the lease rollover at the Barbours Cut IOS Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	Acres Rolling	Annual UW Base Rent Per Acre Rolling	% of Total Acres Rolling	Cumulative % of Acres Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0.0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Beyond	2	100.0	$114,250	100.0%	100.0%	$11,424,632	100.0%	100.0%
Vacant	0	0.0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	100.0	$114,250	100.0%		$11,424,632	100.0%

(1)	Information is based on the underwritten rent roll dated April 21, 2023 and includes contractual rent steps through July 2023.

The Market. The Barbours Cut IOS Property is located in La Porte, Texas within the Houston-The Woodlands-Sugar Land, TX Metropolitan Statistical Area. Centrally located on the Gulf Coast, Houston is a strategic gateway for cargo originating in or destined for the U.S. West and Midwest. Houston lies within close reach of one of the nation’s largest concentrations of consumers. More than 17 million people live within 300 miles of the city, and approximately 60 million people live within 700 miles. Ample truck, rail and air connections allow shippers to economically transport their goods between Houston and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

inland points. Houston is also home to the largest petrochemicals manufacturing complex in the Americas, providing petrochemical activity along the 52-mile ship channel, which has led nearly 200 private companies to make the Port of Houston home to their operations. The economic impact of the greater port nationally includes 3.2 million jobs, $801.9 billion in economic value and more than $38.1 billion in tax revenue for air-bound cargo. Houston’s Bush-Intercontinental Airport handled over 525,300 metric tons of cargo in 2019 and Houston’s William P. Hobby Airport, located just 20 miles from the Barbours Cut IOS Property, is among the nation’s busiest airports with over 14 million passengers a year.

The Barbours Cut IOS Property is located adjacent to the Barbours Cut Terminal. Owned and operated by the Port of Houston, the Barbours Cut Terminal is one of the largest container-handling facilities in the U.S. since its completion in 1977. The terminal, located at the forefront of Galveston Bay, holds six berths that provide 6,000 feet of continuous land. The Barbours Cut Terminal includes a RO/RO platform, a LASH (lighter aboard ship system) dock, 230 acres of paved marshaling area, and 255,000 square feet of warehouse space. The Barbour’s Cut Terminal has several petrochemical facilities and container storage yards. As a result of container traffic doubling since 2015, the Houston Port Authority has committed approximately $1 billion toward Project 11, a plan to widen the Houston Ship channel, and deepen its upstream segments. These investments are focused on enabling more efficient cargo handling and capacity, which includes the replacement of outdated cranes with larger Post Panamax Ship-to-Shore cranes. The program is expected to increase capacity in the Barbours Cut Terminal from 1.2 million to over 2 million, 20-foot containers. In addition, the terminal channel will be deepened to 45 feet to match the depth of the Federal Houston Ship Channel. According to the appraisal, the Port of Houston and the Houston Ship Channel have experienced significant growth over the past two decades, with container volume growing at an average rate of 7.0% per year. As a result of increased container volume, the Port of Houston implemented a $45 per unit per day charge, beginning on the eighth day after the expiration of free time, effective February 1, 2023. Free time is generally equal to seven days for loaded import containers.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 2,279, 16,660, and 52,023, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $60,845, $84,707, and $84,287, respectively.

According to the appraisal, the Barbours Cut IOS Property is located within the Southeast Industrial submarket. As of first quarter 2023, the Southeast Industrial Submarket has an inventory of approximately 107 million SF, a vacancy rate of 3.7%, and average asking rents of $9.96 per SF.

According to the appraisal, the Barbours Cut IOS Property is a special use property with most of the value in the land and site improvement due to its proximity to the port, large land area, and low number of vertical improvements. As the Barbours Cut IOS Property is a multi-tenant property and features mostly site improvements with an improved stabilized and paved yard, rent comparables vary and the price per square foot indication is not a consistent indicator. As a result, the appraisal utilized the $/Acre/Mo indicator in estimating the market rent for the Barbours Cut IOS Property. The primary rent comparables (for light to heavy storage) indicate a range from $4,937 per acre per month to $19,970 per acre per month. The secondary rent comparables (for small bulk & container) indicates a range from $10,156 per acre per month to $37,000 per acre per month. The appraisal concluded to a market rent of $10,000 per acre per month for the Barbours Cut IOS Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Barbours Cut IOS Property:

Market Rent Summary
Category	Market Rent (Per Acre Annually)	Reimbursements	Annual Escalation	Lease Term
Large Bulk and Container Space	$120,000	NNN	3.0%	10 Years

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable industrial leases for the Barbours Cut IOS Property:

Comparable Industrial Rental Summary(1)
Property / Location	Year Built / Renovated	Tenant Size (Acres)	Tenant Name	Rent Per Acre (Monthly)	Commencement	Lease Term (Years)
Barbours Cut IOS	1980; 1988; 1998 / 2013; 2018	75.7(2)	Ceres Terminals(2)	$9,270(2)	Jul-22(2)	15.0(2)
La Porte, TX
South Side of Highway 36 W	2023 / NAP	120.0	Volkswagen	$6,549	Jun-23	20.0
Freeport, TX
6108 Brittmoore Road	1978 / 2007	3.0	A-1 Construction Services/Pinnacle Alliance Fund, Inc.	$6,168	May-18	7.0
Houston, TX
2501 NW 48th Street	2023 / NAP	22.7	Available	$18,150	May-23	5.0
Deerfield Beach, FL
3055 Burris Road	2024 / NAP	38.5	Available	$19,970	May-23	5.0
Davie, FL
1521 Pier C Street	1983 / NAP	256.0	Pacific Maritime Services (PCT)	$17,097	May-22	5.0
Long Beach, CA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 21, 2023.

The following table presents certain information relating to comparable industrial sales for the Barbours Cut IOS Property:

Comparable Industrial Sales(1)
Property / Location	Acres	Sale Date	Sale Price	Price per Acre
Barbours Cut IOS	100.0(2)
La Porte, TX
2433 Humble Westfield Road	7.8	Nov-21	$4,000,000	$513,479
Houston, TX
3434 Greens Road	8.2	Dec-22	$6,300,000	$770,171
Houston, TX
3004 Aldine Bender Road	38.1	Dec-22	$22,500,000	$591,017
Houston, TX
1349 East Cleveland Road	25.7	Feb-23	$27,342,000	$1,065,549
Hutchins, TX
7101 Bryhawke Circle	45.2	Sep-22	$44,500,000	$984,296
North Charleston, SC
2819 Industrial Avenue	22.9	Apr-23	$15,000,000	$655,022
North Charleston, SC
1601, 1605, and 1687 W Pier D St.	28.6	Sep-21	$65,517,000	$2,290,804
Long Beach, CA

(1)	Information obtained from the appraisal, unless otherwise indicated
(2)	Based on the underwritten rent roll dated April 21, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Barbours Cut IOS Property:

Cash Flow Analysis(1)
	UW		UW Per Acre
Gross Potential Rent(2)	$11,424,632		$114,246
Reimbursements	$1,016,030		$10,160
Other Income	$0		$0
Net Rental Income	$12,440,662		$124,407
Less Vacancy & Credit Loss	($622,033)		($6,220)
Effective Gross Income	$11,818,628		$118,186

Real Estate Taxes	$390,852		$3,909
Insurance	$200,000		$2,000
Management Fee	$354,559		$3,546
Ground Rent	$242,056		$2,421
Other Operating Expenses	$70,619		$706
Total Operating Expenses	$1,258,086		$12,581

Net Operating Income	$10,560,543		$105,605
Replacement Reserves	$0		$0
TI/LC	$0		$0
Net Cash Flow	$10,560,543		$105,605

Occupancy %	95.0%	(3)
NOI DSCR(4)	1.55x
NCF DSCR(4)	1.55x
NOI Debt Yield(4)	11.3%
NCF Debt Yield(4)	11.3%

(1)	Historical cash flows are not available as the borrower sponsor previously reported the financials of the Barbours Cut IOS Property with other affiliated operations.
(2)	Gross Potential Rent includes contractual rent steps through July 2023.
(3)	Represents the underwritten economic occupancy. The Barbours Cut IOS Property was 100.0% physically occupied as of April 21, 2023.
(4)	Debt service coverage ratios and debt yields are based on the Barbours Cut IOS Whole Loan.

Escrows and Reserves.

At origination, the borrowers deposited into escrow approximately $195,426 for real estate taxes, approximately $50,000 for insurance reserves, $31,313 for immediate repairs and $37,476 for ground rent.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $32,571.

Insurance Escrows – If at any time the upfront deposit is drawn upon by the lender as a result of the borrowers’ failure to provide timely evidence of the payment of insurance premiums, the borrowers fail to deposit additional funds within ten business days into the insurance reserve when requested by lender, or an acceptable blanket insurance policy is no longer in place, the borrowers are required to escrow 1/12th of the estimated insurance payments on a monthly basis, which currently equates to approximately $16,667.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $18,149 for replacement reserves ($2,178 per acre annually), subject to a cap of $650,000.

Ground Rent Reserves – To the extent the balance in the ground rent reserve is less than $37,476, the borrowers will be required to make a monthly deposit such that the balance is equal to $37,476. Furthermore, during a continuing Cash Management Period (as defined below), the borrowers will be required to make a monthly deposit equivalent to the monthly ground rent payable under the Hearon Ground Lease (as defined below), provided, any monthly escrow will be waived so long as there is no continuing event of default, the borrowers provide timely evidence of the payment of ground rent and the borrowers maintain an amount on deposit with lender equivalent to $37,476.

Lockbox and Cash Management. The Barbours Cut IOS Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver a notice to the tenants at the Barbours Cut IOS Property instructing them to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Barbours Cut IOS Property to be deposited into such lockbox account within three business days of receipt. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

day to be applied and disbursed in accordance with the Barbours Cut IOS Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Barbours Cut IOS Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Barbours Cut IOS Whole Loan.

A "Cash Management Period" means a period which will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) a default or an event of default, (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.25x (a "DSCR Cash Management Period") or (iv) the commencement of a Lease Sweep Period; and will end if (1) the Barbours Cut IOS Whole Loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such default or event of default is no longer continuing and no other default or event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the Barbours Cut IOS Property has achieved a debt service coverage ratio of at least 1.30x for one calculation date or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A "Lease Sweep Period" will commence upon the occurrence of any of the following:

(i) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); or

(ii) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder or the date that any Lease Sweep Tenant gives written notice of its intention not to renew or extend its Lease Sweep Lease; or

(iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant gives written notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date; or

(iv) any Lease Sweep Tenant shall discontinue its business in any material portion of its premises (i.e., "goes dark") or give written notice that it intends to do the same; or

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; or

(vi) the occurrence of a Lease Sweep Tenant insolvency proceeding.

A "Lease Sweep Period" ends upon the occurrence of any of the following: the earlier to occur of (y) in the case of a Lease Sweep Period caused by the occurrence of any of clauses (i), (ii), (iii), or (iv) above, the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all brokerage commissions, tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down time or free rent periods in connection with the re-leasing of the space under the applicable Lease Sweep Lease(s) that gave rise to the Lease Sweep Period, or (z) the occurrence of any of the following:

(1)	with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Lease Sweep Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the applicable the borrowers and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Lease Sweep Lease leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to an acceptable replacement Lease Sweep Lease or other replacement leases approved by the lender, and entered into in accordance with loan documents, and all approved Lease Sweep Lease Leasing Expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;

(2)	with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Lease Sweep Tenant default has been cured, and no other Lease Sweep Tenant default has occurred for a period of six consecutive months following such cure; or

(3)	with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Lease Sweep Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A "Lease Sweep Lease" means each of (i) the Ceres lease, (ii) the Dragon lease, and (iii) any other lease (leased by such tenant and/or its affiliates) that covers 20.0% or more of the rentable square footage of the Barbours Cut IOS Property.

A "Lease Sweep Tenant" means any tenant under a Lease Sweep Lease.

Additional Secured Indebtedness (not including trade debts). The Barbours Cut IOS Property also secures the Barbours Cut IOS Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $28,500,000. The Barbours Cut IOS Serviced Pari Passu Companion Loan accrues interest at the same rate as the Barbours Cut IOS Mortgage Loan. The Barbours Cut IOS Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Barbours Cut IOS Serviced Pari Passu Companion Loan. The holders of the Barbours Cut IOS Mortgage Loan and the Barbours Cut IOS Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Barbours Cut IOS Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Future Mezzanine Loan. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Industrial – Other	Loan #2	Cut-off Date Balance:	$65,000,000
816 West Barbours Cut Boulevard	Barbours Cut IOS	Cut-off Date LTV:	50.3%
La Porte, TX 77571		U/W NCF DSCR:	1.55x
		U/W NOI Debt Yield:	11.3%

Ground Lease. A portion of the Barbours Cut IOS Property is comprised of a leasehold interest under a ground lease that commenced in December 1999. The ground lease is between a third-party lessor (Dorothy Hearon) and Barbours Cut IOS, LLC, one of the borrowers, as lessee for 6.25 acres and is set to expire on December 31, 2043 (the “Hearon Ground Lease”). The ground leased area makes up 6.25 acres of Dragon’s leased area. Dragon uses the area as a laydown yard for finished product storage related to its fabrication business. The lease renews for six consecutive renewal options, each of ten years, followed by a final renewal term of nine years, unless the lessee notifies the lessor that the lessee will not be renewing the lease. The current monthly ground rent is $18,738. Rent will be adjusted positively or negatively on January 1, 2029 and then every 10 years thereafter according to the percentage change in the consumer price index for urban consumers with the geographic consumer price index of Houston published by the Bureau of Labor Statistics.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Barbours Cut IOS Property together with 18 months of business income insurance, plus a six-month extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%

SOMO Village
1100, 1200, 1300, 1400 & 1500 Valley House Drive
Rohnert Park, CA 94928
SANTA ROSA
Santa Rosa Junior College
Flamingo Resort and Spa
Spring Lake Park
Walter Hansel Winery
Santa Rosa Equestrian Center
College Ave.
Brickyard Center
Providence Santa Rosa Mem. Hospital
Historic Railroad Square
A Place To Play Park
Hall Rd.
Santa Rosa Golf and Country Club
Santa Rosa Plaza
SANTA ROSA DOWNTOWN
W. 3rd St.
Santa Rosa Community Farmers Market
Napa 30 miles
Irwin Ln.
Occidental Rd.
Sebastopol Rd.
Stony Point Plaza
Sonoma Co. Fairgrounds
Sonoma Co. Event Center
Annadel Center
Bennett Valley Golf Course
Annadel State Park
Hanna Winery
Sebastopol
Roseland
SMART Rail
Santa Rosa Marketplace
Wright Rd.
Hearn Ave.
South Santa Rosa
South Santa Rosa Shopping Ctr.
Taylor Regional Park
Dunah Vineyard & Winery
Ludwig Ave.
Bellevue Ave.
Redwood Hwy
Petaluma Hill Rd.
Bennett Valley Rd.
Sonoma Specialty Hospital
Llano Rd.
SONOMA MOUNTAINS
Todd Rd.
Grange Rd.
SONOMA VALLEY
Bellevue
Mountain View Ave.
Millbrae Ave.
Foxtail Golf Club
Snyder Ln.
Graton Resort and Casino
Rohnert Park
Stony Point Rd.
Gravenstein Hwy
Canfield Rd.
Reading Cinemas
North Bay Center
ROHNERT PARK
Green Music Center
Cane Creek Regional Park
Raley's Towne Ctr.
COTATI
Sprekels Performing Arts Center
Sonoma State University
Cotati
SONOMA COUNTY
Roblar Rd.
Old Redwood Hwy.
Railroad Ave.
Stony Point Rd.
Penngrove
Edgemont Farms Equestrian Center
Pepper Rd.
Ely Rd.
Corona Rd.
Old Adobe Rd.
Redwood Gateway
Petaluma
Washington St.
Skillman Ln.
Petaluma Village Premium Outlets
Petaluma Municipal Airport
Middle Two Rock Rd.
McDowell Blvd.
PETALUMA DOWNTOWN
Phoenix Theatre
San Francisco 47 miles
Santa Rosa
Rohnert Park
Cotati
Petaluma
Sebastopol
Occidental
Healdsburg
Windsor
Calistoga
Napa
Fairfield
Vacaville
Novato
Vallejo
Benicia
Martinez
Concord
San Rafael
Richmond
Walnut Creek
Berkeley
OAKLAND
SAN FRANCISCO
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Mortgage Loan No. 3 – SOMO Village

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Rohnert Park, CA 94928
Original Balance(1):	$45,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	Industrial/Office
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1983 / 2022
Borrower Sponsor:	Bradley E. Baker			Size:	595,753 SF
Guarantors:	Bradley E. Baker			Cut-off Date Balance per SF(1):	$106
Mortgage Rate:	6.5240%			Maturity Balance per SF(1):	$100
Note Date:	4/13/2023			Property Manager:	SOMO Management LLC
First Payment Date:	6/11/2023				(borrower-related)
Maturity Date:	5/11/2033
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$6,734,373
IO Period:	60 months			UW NOI Debt Yield(1):	10.7%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(1):	11.3%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF DSCR(1):	1.36x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI(4):	$6,656,655 (12/31/2022)
Additional Debt Type(1)(2):	Pari Passu			2nd Most Recent NOI(4):	$6,002,036 (12/31/2021)
Additional Debt Balance(1)(2):	$18,000,000			3rd Most Recent NOI(4):	$4,658,260 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	89.2% (3/31/2023)
Reserves(3)				2nd Most Recent Occupancy:	91.4% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	90.8% (12/31/2021)
RE Taxes:	$35,043	$35,043	NAP	Appraised Value (as of)(5):	$103,470,000 (2/21/2023)
Insurance:	$0	Springing	NAP	Appraised Value per SF:	$174
Replacement Reserve:	$0	$7,468	$268,848	Cut-off Date LTV Ratio(1)(5):	60.9%
TI/LC Reserve:	$3,000,000	$37,341	$1,300,000	Maturity Date LTV Ratio(1)(5):	57.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$63,000,000	100.0%	Loan Payoff:	$49,926,220	79.2%
			Return of Equity:	$9,166,390	14.5%
			Upfront Reserves:	$3,035,043	4.8%
			Closing Costs:	$872,346	1.4%
Total Sources:	$63,000,000	100.0%	Total Uses:	$63,000,000	100.0%

(1)	The SOMO Village Mortgage Loan (defined below) is part of the SOMO Village Whole Loan (defined below), which is evidenced by two pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $63,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the SOMO Village Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The increase in NOI between 2020 and 2021 and 2021 and 2022 was primarily due to six new leases comprising 83,037 SF (13.9% of NRA; 18.3% of underwritten base rent) commencing between January 2021 and October 2022.
(5)	The Appraised Value represents the As-Is Value of the real property and the present value of energy savings from the solar panels, which equates to $10,170,000. The real property’s As-Is Value of $93,300,000 equates to a Cut-off Date LTV Ratio of 67.5% and a Maturity Date LTV Ratio of 63.7%.

The Mortgage Loan. The third largest mortgage loan (the “SOMO Village Mortgage Loan”) is part of a whole loan (the “SOMO Village Whole Loan”) secured by the fee interest in a 595,753 square foot mixed use property comprising industrial, office, and retail, components located in Rohnert Park, California (the “SOMO Village Property”). The SOMO Village Whole Loan has an original aggregate principal balance of $63,000,000 and is comprised of two pari passu notes. The SOMO Village Mortgage Loan, with an original principal balance of $45,000,000 is evidenced by the controlling Note A-1. The non-controlling Note A-2, with an original principal balance of $18,000,000, is expected to be contributed to a future securitization trust. The SOMO Village Whole Loan will be serviced under the pooling and servicing agreement for the MSWF 2023-1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$45,000,000	$45,000,000	MSWF 2023-1	Yes
A-2	$18,000,000	$18,000,000	WFB	No
Total	$63,000,000	$63,000,000

The Borrower and the Borrower Sponsor. The borrower is SOMO Village Commercial, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the SOMO Village Whole Loan. The borrower sponsor and non-recourse carveout guarantor of the SOMO Village Whole Loan is Bradley E. Baker (“Brad Baker”).

Brad Baker is the founder and CEO of SOMO Group, an investment holding company with investments in commercial real estate and residential real estate. Prior to founding SOMO Group, Baker was the CEO of Codding Enterprises, which is a developer and property management company with a portfolio of shopping centers, office, industrial and multifamily properties.

The Property. The SOMO Village Property is a six building mixed used development comprising 595,753 SF situated on a 36.3 acre site. The property includes 359,313 SF of industrial space (60.3% of NRA; 54.4% of underwritten base rent), 213,290 SF of office space (35.8% of NRA; 43.4% of underwritten base rent), and 23,150 SF of retail space (3.9% of NRA; 2.1% of underwritten base rent). The property was constructed in 1983 and purchased by the borrower sponsor in 2005. Between 2005 and 2017, the borrower sponsor invested approximately $37.2 million and between 2017 and 2022, the borrower sponsor invested an additional $16.4 million on capital and tenant improvements. Between 2011 and 2021, the borrower sponsor installed solar panels, which decrease electricity costs, on the roof tops at the property for a cost of approximately $7.8 million. The SOMO Village Property includes 17 dock-high, 12 grade-level loading doors and 28’ clear heights. There are 975 parking spaces representing a 1.6 spaces / 1,000 SF parking ratio. As of March 31, 2023, the property was 89.2% occupied by 17 tenants.

The property is part of a larger live-work community, with amenities that include live music, art, farmers’ markets and other public events. The borrower sponsor also owns 165 acres of land adjacent to the property, which is entitled for 1,694 residential units that will be developed over the next few years. The first phase of 148 units commenced development in 2022. As part of the development the borrower agreed that the property would be bound by certain sections of a Development Agreement with the city, See “Risk Factors – Property Types – Office Properties”.

Major Tenant.

Morton & Bassett (178,865 SF; 30.0% of NRA; 29.6% of underwritten base rent; September 30, 2032 lease expiration): Founded in 1986 by Morton Gothelf, Morton & Bassett is a family owned spice and herb company based in Sonoma County, California. Morton & Bassett packages over 135 spice, herb and extract items. Morton & Bassett occupies 4,598 SF of office and 174,267 SF of industrial space at the property, which serves as its headquarters. Morton & Bassett has been a tenant since September 2015, expanded by 40,711 SF in 2021 and does not have any termination or renewal options.

Rieke Packaging (105,200 SF; 17.7% of NRA; 15.7% of underwritten base rent; August 1, 2024 lease expiration): Founded in 1921, Rieke Packaging is a developer and manufacturer of dispenser pumps, sprayers, caps, closures, and industrial drum products with 2,000 employees across 20 global locations. Rieke Packaging is owned by TriMas (Nasdaq: TRS), which manufactures products primarily for the consumer products, aerospace, and industrial markets. Reike Packaging has been a tenant since September 2011 and occupies industrial warehouse space at the property. The tenant does not have any termination or renewal options.

Credo Public High School (53,419 SF; 9.0% of NRA; 7.3% of underwritten base rent; July 30, 2027 lease expiration): Credo Public High School (“Credo High School”) is a tuition-free, college-prep, Public Waldorf independent charter school authorized by the Cotati Rohnert Park Unified School District. Credo offers a rigorous academic curriculum that exceeds the University of California (“a-g”) admission requirements and includes a full complement of enrichment subjects, including Spanish, Mandarin, visual arts, practical arts, theater, music, movement, dance and physical education, and a social-emotional learning curriculum. In 2021, the school was recognized as a California Distinguished School. Credo High School had approximately 450 students for the 2022-2023 school year and occupies office space at the property. Credo High School has been a tenant since February 2017 and has four, 5-year extension options, with 9 months’ notice and a 5% increase to then current base rent for the first two options and fair market value for the second two options. The lease includes remaining annual rent increases averaging 8.4% and no termination or contraction options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the SOMO Village Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF		% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Morton & Bassett	NR/NR/NR	178,865	(4)	30.0%	$2,486,131	29.6%	$13.90	9/30/2032	N	None
Rieke Packaging	NR/NR/NR	105,200	(5)	17.7%	$1,322,005	15.7%	$12.57	8/1/2024	N	None
Credo High School	NR/NR/NR	53,419	(6)	9.0%	$615,387	7.3%	$11.52	7/30/2027	N	4 x 5 yr
Traditional Medicinals	NR/NR/NR	44,353	(7)	7.4%	$952,007	11.3%	$21.46	Various(8)	Y(9)	1 x 5 yr
Comcast	A-/A3/A-	24,989	(10)	4.2%	$710,531	8.5%	$28.43	2/28/2026	N	None
Subtotal/Wtd. Avg.		406,826		68.3%	$6,086,060	72.5%	$14.96

Borrower Affiliated Tenants(11)		58,880	(12)	9.9%	$1,461,370	17.4%	$24.82	4/30/2038	N	Various(13)
Other Tenants		65,536		11.0%	$846,396	10.1%	$12.91
Occupied Collateral Total		531,242		89.2%	$8,393,827	100.0%	$15.80
Vacant Space		64,511		10.8%
Total/Wtd. Avg.		595,753		100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through March 2024 totaling $394,078. See “Operating History and Underwritten Net Cash Flow” below.
(4)	Morton & Bassett’s SF comprises 174,267 SF of industrial space and 4,598 SF of office space.
(5)	Rieke Packaging’s SF comprises 100% industrial space.
(6)	Credo High School’s SF comprises 100% office space.
(7)	Traditional Medicinals’ SF comprises 100% office space.
(8)	Traditional Medicinals is subject to leases expiring on April 30, 2027 (22,140 SF) and October 31, 2029 (22,213 SF).
(9)	Traditional Medicinals may terminate 22,140 SF at any time beginning May 1, 2024 with 12 months’ notice and by paying a termination fee of $500,000, which will be reduced by 1/36 for each month that passes without terminating.
(10)	Comcast’s SF comprises 100% office space.
(11)	Three tenants, comprising 9.9% of NRA and 17.4% of underwritten base rent, are borrower affiliated and are on separate leases.
(12)	Borrower Affiliated Tenants’ SF comprises 41,210 SF of office space and 17,670 SF of industrial space.
(13)	SOMO Living, LLC has 1, 10-year renewal option. SOMO Management, LLC and SOMO Cowork, LLC do not have renewal options.

The following table presents certain information relating to the lease rollover schedule at the SOMO Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	4,039	$14.13		0.7%	0.7%	$57,078	0.7%	0.7%
2023	0	0	$0.00		0.0%	0.7%	$0	0.0%	0.7%
2024	3	132,580	$12.77		22.3%	22.9%	$1,693,441	20.2%	20.9%
2025	1	8,646	$20.67		1.5%	24.4%	$178,725	2.1%	23.0%
2026	2	27,310	$28.23		4.6%	29.0%	$771,094	9.2%	32.2%
2027	2	75,559	$13.99		12.7%	41.7%	$1,057,060	12.6%	44.8%
2028	2	23,150	$7.71		3.9%	45.5%	$178,593	2.1%	46.9%
2029	1	22,213	$22.97		3.7%	49.3%	$510,334	6.1%	53.0%
2030	0	0	$0.00		0.0%	49.3%	$0	0.0%	53.0%
2031	0	0	$0.00		0.0%	49.3%	$0	0.0%	53.0%
2032	6	178,865	$13.90		30.0%	79.3%	$2,486,131	29.6%	82.6%
2033	0	0	$0.00		0.0%	79.3%	$0	0.0%	82.6%
2034 & Beyond	6	58,880	$24.82		9.9%	89.2%	$1,461,370	17.4%	100.0%
Vacant	0	64,511	$0.00		10.8%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.	26	595,753	$15.80	(3)	100.0%		$8,393,827	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%

The Market. The SOMO Village Property is located in Rohnert Park, California, approximately 10.1 miles south of Santa Rosa and 46.2 miles north of San Francisco. The property is within 2 miles of California Highways 101 and 116. The property is located on the southeastern edge of Rohnert Park within Sonoma County, which has more than 250 award winning wineries, 76 miles of coastline and beaches, the Russian River and redwoods. Additionally, Sonoma County has a variety of golf courses, spas, galleries, botanical gardens, and farm markets. Development in the area consists of office, retail, industrial and mixed-uses along major arterials that are interspersed with multifamily complexes and single family residential development. According to the appraisal, the estimated 2022 population within a one, three and five-mile radius was approximately 12,348, 55,407 and 78,092, respectively and the estimated 2022 average household income within the same radii was approximately $121,726, $112,182, and $119,532, respectively.

According to a third party market research report, the property is situated within in the Petaluma/Cotati/Rohnert industrial submarket within the greater North Bay/Santa Rosa industrial market. As of April 2023, the submarket reported a total inventory of approximately 10.8 million SF with a 6.1% vacancy rate and an average asking rent of $17.80 per SF. The appraiser identified six comparable industrial leases with rents ranging from $9.72 to $15.60 per SF with a weighted average of $12.84 per SF. The appraiser concluded a market rent of $14.40 per SF for warehouse space and $15.00 per SF for flex space.

According to a third party market research report, the property is situated within the Petaluma/Cotati/Rohnert office submarket within the greater North Bay/Santa Rosa market. As of April 2023, the submarket reported a total inventory of approximately 3.5 million SF with a 16.3% vacancy rate and an average asking rent of $25.35 per SF. The appraiser identified three comparable office leases with rents ranging from $18.96 to $22.80 per SF with a weighted average of $21.89 per SF. The appraiser concluded a market rent for the office space of $19.20 per SF.

According to a third party market research report, the property is situated within the Petaluma/Cotati/Rohnert retail submarket within the greater North Bay/Santa Rosa market. As of April 2023, the submarket reported a total inventory of approximately 7.3 million SF with a 5.4% vacancy rate and an average asking rent of $23.14 per SF. The appraiser identified three comparable retail leases with rents ranging from $10.32 to $18.00 per SF with a weighted average of $12.38 per SF. The appraiser concluded a market rent for the retail space of $15.00 per SF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the SOMO Village Property:

Market Rent Summary
	Office	Warehouse	Flex	Retail
Market Rent (PSF)	$19.20	$14.40	$15.00	$15.00
Lease Term (Years)	5	5	5	5
Lease Type	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New/Renewal)	$20 / $10	$5 / $0	$10 / $5	$10 / $5
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (New/Renewal)	2 months / 0 months	1 month / 0 months	1 month / 0 months	1 month / 0 months

Source: Appraisal

The table below presents certain information relating to comparable sales pertaining to the SOMO Village Property identified by the appraisal:

Comparable Sales
Property Name/Location	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Blue Shield Campus 4201-4207 Town Center Boulevard	El Dorado Hills, CA	2003/NAP	1,271,080	100%	Aug-2022	$244
Page Technology Park 901 Page Avenue	Fremont, CA	1982/2015	1,302,008	18%	Mar-2020	$218
Hacienda Terrace 4301, 4305, & 4309 Hacienda Drive	Pleasanton, CA	1985/NAP	271,379	100%	May-2021	$225
North Market Corporate Center 1625 North Market Boulevard	Sacramento, CA	1991/NAP	1,001,880	100%	Apr-2021	$182
Flex Industrial 6085 State Farm Drive	Rohnert Park, CA	1996/NAP	172,062	60%	Mar-2023	$143

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to comparable warehouse and flex leases for the SOMO Village Property:

Comparable Warehouse and Flex Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant SF	Term	Annual Base Rent PSF	Lease Type
SOMO Village Property 1100, 1200, 1300, 1400 & 1500 Valley House Drive Rohnert Park, CA	1983/2022	359,313(2)(3)	93.4%(2)(3)
Southpoint Industrial 755 Southpoint Boulevard Petaluma, CA	1997/NAP	89,420	100%	Gibson Brands, Inc	61,734	10.0 yrs.	$15.00	NNN
Industrial Building 1145 Kittyhawk Boulevard Windsor, CA	2013/NAP	36,296	100%	Solectrac, Inc.	36,296	5.0 yrs.	$15.60	IG
Single Tenant Industrial 501 Aviation Boulevard Santa Rosa, CA	2001/NAP	132,241	100%	Jackson Family Wines	132,241	5.0 yrs.	$9.72	NNN
Industrial Flex 1750 Northpoint Parkway Santa Rosa, CA	2005/NAP	54,447	100%	Northrop Gruman	54,447	5.0 yrs.	$15.36	MG
Flex Industrial 541 Martin Avenue Rohnert Park, CA	1985/NAP	18,440	100%	Nick Bonelli	18,440	3.0 yrs.	$15.00	MG
1695 Piner Road 1695 Piner Road Santa Rosa, CA	1972/NAP	22,865	100%	T Shirt Underground Screen Printing	3,360	3.0 yrs.	$13.80	Gross

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll
(3)	Represents GLA and occupancy attributed to industrial space at the SOMO Village Property.

The following table presents certain information relating to comparable office and retail leases for the SOMO Village Property:

Comparable Office and Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Property Type	Tenant	Tenant SF	Term	Annual Base Rent PSF	Lease Type
SOMO Village Property 1100, 1200, 1300, 1400 & 1500 Valley House Drive Rohnert Park, CA	1983/2022	236,440(2)(3)	82.7%(2)(3)
Santa Rosa Business Park 1360 North Dutton Avenue Santa Rosa, CA	1983/NAP	23,900	100%	Office	Cinquini & Passarino	5,565	5.0 yrs.	$18.96	FSG
Northbay Professional Center 6040 Commerce Boulevard Rohnert Park, CA	1988/NAP	10,430	100%	Office	Law Office of Lauren Gardner	1,067	3.0 yrs.	$21.00	MG
Redwoods Business Park 1465 North McDowell Boulevard Petaluma, CA	1999/NAP	140,448	57%	Office	Allianz Global Risk Insurance	18,892	5.0 yrs.	$22.80	FSG
Dollar Tree 6285 Commerce Boulevard Rohnert Park, CA	2013/NAP	13,650	100%	Retail	Dollar Tree	13,650	10.0 yrs.	$11.04	MG
Freestanding Retail Building 2716 Santa Rosa Avenue Santa Rosa, CA	1990/NAP	10,500	100%	Retail	LL Flooring	10,500	15.0 yrs.	$18.00	NNN
Washington Square 373 South McDowell Boulevard Petaluma, CA	1971/1996	220,694	82%	Retail	Harbor Freight Tools	19,861	10.0 yrs.	$10.32	NNN

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Represents GLA and occupancy attributed to office and retail space at the SOMO Village Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the SOMO Village Property:

Cash Flow Analysis
	2019		2020		2021		2022		UW		UW PSF
Base Rent	$6,789,747		$6,521,753		$8,153,879		$8,433,369		$7,999,749		$13.43
Contractual Rent Steps	$0		$0		$0		$0		$394,078	(1)	$0.66
Grossed Up Vacant Space	$0		$0		$0		$0		$962,243		$1.62
Percentage Rent(2)	$59,810		$36,197		$37,294		$39,630		$39,630		$0.07
Total Recoveries	$2,018,177		$2,263,740		$2,248,776		$2,395,090		$2,395,090		$4.02
Other Income(3)	$34,535		$76,236		$46,537		$26,444		$26,444		$0.04
Less Vacancy & Credit Loss	$0		$0		$0		$0		($962,243)	(6)	($1.62)
Effective Gross Income	$8,902,269		$8,897,925		$10,486,485		$10,894,533		$10,854,990		$18.22

Real Estate Taxes	$583,223		$1,135,871		$1,146,519		$1,213,830		$1,080,013		$1.81
Insurance	$113,868		$124,145		130,856		$140,455		$144,680		$0.24
Management Fee	$268,450		$266,970		$288,793		$313,318		$325,650		$0.55
Other Operating Expenses	$2,195,396		$2,712,678		$2,918,281		$2,570,275		$2,570,275		$4.31
Total Expenses	$3,160,937		$4,239,665		$4,484,448		$4,237,878		$4,120,617		$6.92

Net Operating Income	$5,741,332	(4)	$4,658,260(4)	(5)	$6,002,036	(5)	$6,656,655	(5)	$6,734,373		$11.30
CapEx	$0		$0		$0		$0		$89,363		$0.15
TI/LC	$0		$0		$0		$0		$146,815		$0.25
Net Cash Flow	$5,741,332		$4,658,260		$6,002,036		$6,656,655		$6,498,195		$10.91

Occupancy %	80.1%	(6)	79.5%	(6)	90.8%	(6)	91.4%	(6)	89.7%	(7)
NOI DSCR(8)	1.20x		0.97x		1.25x		1.39x		1.41x
NCF DSCR(8)	1.20x		0.97x		1.25x		1.39x		1.36x
NOI Debt Yield(8)	9.1%		7.4%		9.5%		10.6%		10.7%
NCF Debt Yield(8)	9.1%		7.4%		9.5%		10.6%		10.3%

(1)	Represents contractual rent steps through March 2024.
(2)	Percentage Rent is solely related to Big Tomato.
(3)	Other Income primarily includes janitorial reimbursements.
(4)	The decrease in NOI between 2019 and 2020 was primarily due to an increase in real estate tax expense due to the sponsorship buying out their prior partner.
(5)	The increase in NOI between 2020 and 2021 and 2021 and 2022 was primarily due to six new leases comprising 83,037 SF (13.9% of NRA; 18.3% of underwritten base rent) commencing between January 2021 and October 2022.
(6)	The historical Occupancy % was obtained from the borrower.
(7)	The underwritten economic vacancy is 10.3%. The SOMO Village Property was 89.2% leased as of March 31, 2023.
(8)	Debt service coverage ratios and debt yields are based on the SOMO Village Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $35,043 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $35,043.

Insurance – The loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided no event of default is continuing, the borrower maintains insurance coverage for the SOMO Village Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $7,468, capped at $268,848, provided no event of default and lender determines the property is being adequately maintained.

TI/LC Reserve – The loan documents require an upfront deposit of $3,000,000 and an ongoing monthly TI/LC reserve deposit of $37,341, provided that if no event of default is continuing, the reserve will be capped at $1,300,000.

Lockbox and Cash Management. The SOMO Village Whole Loan is structured with a soft lockbox and springing cash management. The borrower and the property manager are required to deposit all rents into the established lockbox account within one business day after receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to direct all tenants to deposit rents directly into the deposit account and a cash management account is required to be established into which all funds in the lockbox account will be required to be deposited. During the continuance of a Cash Trap Event Period, all funds in the cash management account are required to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Trap Event Period continues.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Mixed Use – Industrial/Office	Loan #3	Cut-off Date Balance:	$45,000,000
1100, 1200, 1300, 1400 & 1500 Valley	SOMO Village	Cut-off Date LTV:	60.9%
House Drive		UW NCF DSCR:	1.36x
Rohnert Park, CA 94928		UW NOI Debt Yield:	10.7%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the net cash flow debt service coverage ratio is below 1.15x (assuming 30-year amortization), tested quarterly;
(iii)	the occurrence of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

☐	with regard to clause (i), the cure of such event of default;
☐	with regard to clause (ii), the net cash flow debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, tested quarterly; or
☐	with regard to clause (iii), a Major Tenant Event Period Cure (as defined below) occurs.

A “Major Tenant Event Period” will commence upon the occurrence of any of the following:

(i)	if Morton & Bassett or Rieke Packaging, or an approved replacement tenant (each a “Major Tenant”) fails to renew its lease upon the earlier of (a) 12 months prior to its lease expiration or (b) the deadline to renew such lease;
(ii)	a Major Tenant goes dark, vacates, or otherwise fails to occupy the entirety of its space or fails to be open during customary business hours;
(iii)	the occurrence of a monetary or material non-monetary default by a Major Tenant under its lease beyond any applicable notice and cure periods; or
(iv)	a Major Tenant files, as a debtor, or otherwise becomes involved, in a bankruptcy or similar insolvency proceeding.

A “Major Tenant Event Period Cure” will commence upon the occurrence of any of the following:

☐	with respect to clauses (i)-(iv), the date on which the Major Tenant space is leased to one or more satisfactory replacement tenants, and each such tenant is in occupancy, open for business, paying full, unabated rent (or the amount of any abatement has been deposited with lender), and all tenant improvement costs and leasing commissions have been paid (or a sufficient sum to pay the same has been deposited with lender);
☐	with regard solely to clause (i), the date on which lender receives satisfactory evidence that the Major Tenant has extended the term of its lease pursuant to the terms of its lease or on terms reasonably acceptable to lender;
☐	if caused solely by clause (ii), the date when the Major Tenant has resumed its normal business operations in the entirety of its space for a period of two consecutive calendar quarters;
☐	if caused solely by clause (iii), the default has been cured and no other default has occurred for two consecutive calendar quarters, provided there is no other default under the Major Tenant lease; or
☐	if caused solely by clause (iv), the bankruptcy or insolvency proceeding has been terminated in a manner reasonably acceptable to lender.

Additional Secured Indebtedness (not including trade debts). The SOMO Village Property also secures the SOMO Village Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $18,000,000. The SOMO Village Serviced Pari Passu Companion Loan accrues interest at the same rate as the SOMO Village Mortgage Loan. The SOMO Village Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the SOMO Village Serviced Pari Passu Companion Loan. The holders of the SOMO Village Mortgage Loan and the SOMO Village Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the SOMO Village Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

150 SOUTH WACKER

Floor					
32	Vacant 18,541 SF				
31	M3 Capital Partners LLC 8,495 SF 4/2026	Armory Group LLC 2,374 SF 9/2023	GoodSmith Gregg & Unruh LLC 6,685 SF 2/2028	Vacant 206 SF	
30	Demidchik Law Firm LLC 4,199 SF 8/2027	Vacant 2,574 SF	Rothschild, Barry & Myers 4,368 SF 8/2023	Bartlett Wealth Management 6,772 SF 6/2025	
29	Scott & Kraus LLC 8,109 SF 6/2028	Rothschild, Barry & Myers (Storage) 199 SF 8/2023	Vacant 2,640 SF	IIGF - Illinois Insurance Guaranty Fund 6,285 SF 8/2036	
28	Challenger Gray 3,000 SF 10/2025	Vacant 15,455 SF			
27	Harmer Associates Inc 7,090 SF 12/2025	Kennedy Wilson Properties 4,292 SF 2/2023	Vacant 6,447 SF		
26	Cirignani Heller & Harman LP 9,662 SF 8/2025	Rothschild, Barry & Myers (Storage) [illegible] SF 8/2023	Vacant 205 SF	GI Manager LP 7,263 SF 7/2028	
25	Gunty & McCarthy 9,879 SF 3/2026	VELA (Storage) 75 SF 8/2025	Vacant 7,655 SF		
24	Amata, LLC 16,950 SF 5/2030				
23	VELA 6,650 SF 8/2025	Steven Spector LLC 3,813 SF 11/2024	Law Offices of Saulius V Ku (Storage) 122 SF 1/2023	Zaner & Company 3,437 SF 11/2024	Vacant 3,693 SF
22	Hanley, Flight & Zimmerman 16,760 SF 1/2024	Vacant 190 SF			
21	Vacant 12,279 SF	LaMonica & Sprague 2,871 SF 5/2029	Resolute Systems - Affiliate of Pipal (Storage) 74 SF 5/2029	Office of The Building (Amenity) 3,084 SF	
20	Catholic Church Extension 16,818 SF 11/2028				
19	Klein & Hoffman 16,752 SF 11/2028				
18	Mechanical				
17	Vacant 17,619 SF				
16	Vacant 13,696 SF	Valauskas Corder LLC 3,977 SF 6/2024			
15	Charles Schwab & Co 17,609 SF 12/2027				
14	Charles Schwab & Co 16,788 SF 12/2027				
13	Charles Schwab & Co 16,231 SF 12/2027				
12	Charles Schwab & Co 16,337 SF 12/2027				
11	Charles Schwab & Co 16,531 SF 12/2027				
10	Charles Schwab & Co 16,545 SF 12/2027				
9	Charles Schwab & Co 16,531 SF 12/2027				
8	Golub Capital LLC 16,270 SF 11/2028				
7	Golub Capital LLC 16,259 SF 11/2028	Vacant 271 SF			
6	Golub Capital LLC 16,531 SF 11/2028				
5	Golub Capital LLC 16,531 SF 11/2028				
4	Golub Capital LLC 9,611 SF 11/2028	Rothschild, Barry & Myers (Storage) 317 SF 8/2023			
3	Nuestro Queso 3,835 SF 10/2027	Vacant 2,086 SF	Anderson, Rasor & Partners 11,978 SF 12/2030		
2	Charles Schwab & Co 12,487 SF 12/2027				
1	Charles Schwab & Co 5,711 SF 12/2027	Shivani Food Inc 725 SF 12/2023	Potbelly Sandwich Works 2,510 SF 6/2027	Vacant-BOMA 28,929 SF	Vacant 658 SF
LL1	Securitas Security Services 15,111 SF 7/2029	Vacant 5,462 SF			
LL2	Potbelly Sandwich Works (Storage) 316 SF 6/2027; Charles Schwab & Co (Storage) 323 SF 12/2027; Anderson, Rasor & Partners (Storage) 940 SF 12/2027	AT&T Das (Telecom) 362 SF	Verizon (XO) (Telecom) 438 SF	ZAYO (Telecom) 130 SF	Vacant 4,312 SF

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

100 & 150 South Wacker Drive
100 & 150 South Wacker Drive
Chicago, IL 60606
CHICAGO
Chicago Loop
River North
West Loop
Printers Row
COOK COUNTY
Lake Michigan
INDIANA
W. Hubbard St.
E. Hubbard St.
W. Kinzie St.
E. Kinzie St.
W. Wacker Dr.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Polk St.
N. Canal St.
N. Wacker Dr.
N. Wells St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
S. Des Plaines St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. LaSalle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Jefferson St.
S. Clinton St.
Kennedy Expwy
Dan Ryan Expwy
Eisenhower Expwy
90
94
290
Chicago River
South Branch Chicago River
METRA COMMUTER RAIL
BROWN, PURPLE LINES
GREEN, PINK LINES
BLUE LINE
CTA LOOP
CTA BLUE LINE
CTA RED LINE
Merchandise Mart
Clark/Lake
State/Lake
Lake/State
Washington/Wells
Washington/Dearborn
Wash./State
Monroe/Dearborn
Monroe/State
Quincy/Wells
Jackson/Dearborn
Jackson/State
LaSalle/Van Buren
LaSalle
Clinton
Harrison
351 West Hubbard
400 N. LaSalle
Kinzie Hotel
Hotel Chicago Downtown
Merchandise Mart
Reid Murdoch Center
The Westin Chicago River North
Marina City
FRANKLIN STREET BRIDGE
Wolf Point West Riverwalk
333 Wacker Drive
211 W. Wacker
Builders Building
LaSalle-Wacker Building
77 West Wacker
Leo Burnett Building
150 North Wacker
155 N. Wacker
James R. Thompson Ctr./Atrium Mall
Chicago Title & Trust Center
Gene Siskel Film Center
The Allegro Royal Sonesta Hotel
City of Chicago City Hall
Richard J. Daley Ctr.
DALEY PLAZA
108 N. State Street
River Center
Boeing HQ
110 N. Wacker
101 N. Wacker
Homewood Suites by Hilton
OGILVIE
Batcolumn
540 West Madison
Citigroup Center
Lyric Opera of Chicago
Madison Plaza
Burnham Center
One North LaSalle
Three First National Plaza
Presidential Towers
GE Transportation
Chicago Mercantile Exchange
71 South Wacker Drive
200 West Monroe
181 W. Madison
Chase Tower
Chicago-Kent College of Law
Heritage Green Park
111 South Wacker Drive
Fashion Trades Building
Franklin Center
120 South LaSalle
LaSalle Bank Building
Union Station
UNION STATION
Willis (Sears) Tower
The Rookery Building
Federal Reserve Bank of Chicago
Bank of America Building
Chicago Board of Trade
311 South Wacker
Pritzker Park
Tyson Foods Corp. Office
Chicago Immigration Court
Chicago Stock Exchange
Harold Washington Library Ctr.
Greyhound Terminal
Holiday Inn & Suites
D'Angelo Park
LA SALLE ST. METRA
Circuit Court of Cook County
USPS
University of Illinois - Chicago
River City Apartments
Dearborn Station
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Bensenville
Norridge
Franklin Park
Addison
Northlake
Elmwood Park
Melrose Park
Oak Park
Elmhurst
Maywood
COOK COUNTY
Westchester
Berwyn
Cicero
Loop
Oak Brook
Riverside
Brookfield
Hinsdale
La Grange
Downers Grove
DU PAGE COUNTY
Darien
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Roseland
Lemont
Orland Park
Crestwood
Alsip
Blue Island
Riverdale

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Mortgage Loan No. 4 – 100 & 150 South Wacker Drive

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/Aa2/A-			Location:	Chicago, IL 60606
Original Balance(1):	$35,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$35,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961; 1971/2015
Borrower Sponsor:	MJH Realty LLC			Size:	1,174,534 SF
Guarantor:	MJH Realty LLC			Cut-off Date Balance PSF(1):	$85
Mortgage Rate:	6.0890%			Maturity Balance PSF(1):	$85
Note Date:	1/24/2023			Property Manager:	Lincoln Property Company
First Payment Date:	3/1/2023				Commercial, Inc.
Maturity Date:	2/1/2033
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI:	$18,048,394
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	18.0%
Additional Debt Type(1)(2):	Pari Passu			UW NOI Debt Yield at Maturity(1):	18.0%
Additional Debt Balance(1)(2):	$65,000,000			UW NCF DSCR(1):	2.60x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$16,859,945 (11/30/2022 TTM)
Reserves(3)				2nd Most Recent NOI(4):	$17,462,634 (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$22,078,722 (12/31/2020)
RE Taxes:	$3,786,464	$694,157	NAP	Most Recent Occupancy(5)(6):	74.6% (12/1/2022)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(5):	82.9% (12/31/2021)
Replacement Reserve:	$0	$19,576	NAP	3rd Most Recent Occupancy(5):	85.1% (12/31/2020)
TI/LC Reserve:	$0	$293,634	$5,285,403	Appraised Value (as of):	$267,800,000 (1/3/2023)
Lease Termination Rollover Reserve:	$0	Springing	NAP	Appraised Value PSF:	$228
Existing TI/LC Reserve:	$358,659	$0	NAP	Cut-off Date LTV Ratio(1):	37.3%
Outstanding Rent Concessions:	$2,702,773	$0	NAP	Maturity Date LTV Ratio(1):	37.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	73.5%	Loan Payoff:	$128,288,899	94.3%
Sponsor Equity(7):	$36,009,159	26.5%	Reserves:	$6,847,896	5.0%
			Closing Costs:	$872,363	0.6%
Total Sources:	$136,009,159	100.0%	Total Uses:	$136,009,159	100.0%

(1)	The 100 & 150 South Wacker Drive Mortgage Loan (as defined below) is part of the 100 & 150 South Wacker Drive Whole Loan (as defined below) with an original aggregate principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 100 & 150 South Wacker Drive Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The decrease in NOI between 12/31/2020 and 12/31/2021 was primarily due to a decrease in occupancy and an increase in real estate tax expenses. See “Cash Flow Analysis” below.
(5)	Represents occupancy for office and retail space totaling 1,069,295 SF and excludes BOMA, storage, telecom, and amenity space, representing 105,239 SF, which is included in the total SF.
(6)	The 100 & 150 South Wacker Drive Property (as defined below) was 70.7% leased as of December 1, 2022.
(7)	The prior loan will return $5.1 million in reserve deposits to the borrower
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

The Mortgage Loan. The fourth largest mortgage loan (the “100 & 150 South Wacker Drive Mortgage Loan”) is part of a whole loan (the “100 & 150 South Wacker Drive Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $100,000,000 and secured by a first priority fee mortgage encumbering an office property located in Chicago, Illinois (the “100 & 150 South Wacker Drive Property”). The non-controlling Note A-2, in the original principal amount of $35,000,000, represents the 100 & 150 South Wacker Drive Mortgage Loan and will be contributed to the MSWF 2023-1 securitization trust. The controlling Note A-1, in the original principal amount of $65,000,000, was securitized in the BANK 2023-BNK45 securitization trust (the “100 & 150 South Wacker Drive Non-Serviced Pari Passu Companion Loan”). The 100 & 150 South Wacker Drive Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement- Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2023-BNK45	Yes
A-2	$35,000,000	$35,000,000	MSWF 2023-1	No
Total	$100,000,000	$100,000,000

The Borrower and the Borrower Sponsor. The borrower is MJH Wacker LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower is 95% owned by MJH Realty LLC, which is 100% owned by Marvin J. Herb. The borrower sponsor and non-recourse carveout guarantor is MJH Realty LLC.

Marvin J. Herb was the owner, Chairman and CEO of Coca-Cola Bottling Company of Chicago, which he sold to Coca-Cola Enterprises (NYSE: CCE) for $1.4 billion in 2001. Mr. Herb owns approximately 3.8 million SF of commercial real estate in the Chicago and Milwaukee areas.

The Property. The 100 & 150 South Wacker Drive Property consists of two, Class B/B+ interconnected high rise office towers totaling 1,174,534 SF, which includes 1,036,368 SF of office space, 32,927 SF of ground floor retail space and 105,239 SF of BOMA re-measurement space, storage, telecom, and amenity space, located in Chicago, Illinois. The property is situated on two parcels totaling approximately 1.9 acres. The 100 & 150 South Wacker Drive Property was constructed in 1961 and 1971, respectively. According to the appraisal, the borrower has invested approximately $11.5 million in capital expenditures since 2016. Amenities at the property include a fitness center, on-site retail, a full-service restaurant, an outdoor plaza along the Chicago River, and immediate proximity to Chicago’s major rail transit hubs including Union Station, Ogilvie Station and the Loop Elevated trains. As of December 1, 2022, the property was 70.7% leased to 65 tenants, and the office and retail component was 74.6% leased and has averaged 85.5% occupancy since 2003.

Major Tenants.

Charles Schwab & Co (145,543 SF, 12.4% of NRA; 18.8% of underwritten base rent). Founded in 1975 as a small discount brokerage, Charles Schwab & Co (“Charles Schwab”) (NYSE: SCHW, Fitch/Moody’s/S&P: A/A2/A) is an investment services firm, a custodian for independent advisors and a leader in asset management and retirement planning. The firm provides investment-related products, services, and financial planning and currently has $7.05 trillion in client assets, 33.8 million brokerage accounts, and 35,300 employees. Charles Schwab has been at the property since 1989, has expanded multiple times and currently occupies 137,956 SF of office space and 5,711 SF of retail space under a lease expiring December 31, 2027. The tenant has two, 7-year renewal options and no termination options.

Golub Capital LLC (128,467 SF, 10.9% of NRA; 16.4% of underwritten base rent). Golub Capital LLC (“Golub Capital”) (NASDAQ: GBDC, Fitch/Moody’s/S&P: BBB-/Baa3/BBB-) is a direct lender and credit asset manager specializing in delivering financing solutions to companies backed by private equity sponsors. As of October 1, 2022, Golub Capital had over $55 billion of capital under management and 725 employees in offices in Chicago, New York, San Francisco, London and North Carolina. Golub Capital has been at the property since 2006 and has expanded multiple times. The tenant’s current lease expires November 30, 2028 with one, 5-year renewal option and no termination options.

G2 Crowd Inc (64,577 SF, 5.5% of NRA; 8.1% of underwritten base rent). G2 Crowd Inc (“G2”) is a software marketplace with over 80 million users annually. Founded in 2012, business professionals, buyers, investors, and analysts use the site to compare and select the best software and services based on peer reviews and synthesized social data.  The property has served as G2’s headquarters since 2019. The tenant’s current lease expires June 30, 2028 with no renewal options or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

The following table presents certain information relating to the tenancy at the 100 & 150 South Wacker Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF		Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Charles Schwab	A/A2/A	145,543	12.4%		$3,942,637	18.8%	$27.09	12/31/2027	N	2 x 7 yr
Golub Capital	BBB-/Baa3/BBB-	128,467	10.9%		$3,430,154	16.4%	$26.70	11/30/2028	N	1 x 5 yr
G2	NR/NR/NR	64,577	5.5%		$1,700,001	8.1%	$26.33	6/30/2028	N	None
Greeley & Hansen	NR/NR/NR	38,594	3.3%		$1,022,363	4.9%	$26.49	5/31/2025	N	1 x 5 yr
SS&C Technologies	NR/Ba3/BB	28,278	2.4%		$780,572	3.7%	$27.60	5/31/2031	N	1 x 5 yr
Subtotal/Wtd. Avg.		405,459	34.5%		$10,875,727	51.9%	$26.82

Other Tenants		424,424	36.1%		$10,067,692	48.1%	$23.72
Occupied Collateral Total		829,883	70.7%	(4)	$20,943,419	100.0%	$25.24
Vacant Space		344,651	29.3%	(4)
Total/Wtd. Avg.		1,174,534	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include straight-line rent averaging for certain investment grade tenants (Charles Schwab and Golub Capital) through lease maturity totaling $466,834 and contractual rent steps through March 2024 totaling $361,030. See “Underwritten Net Cash Flow” below.
(4)	Based on the total SF. Occupancy for the office and retail space totaling 1,069,295 SF (excluding BOMA, storage, telecom, and amenity space, representing 105,239 SF) was 74.6% as of December 1, 2022.

The following table presents certain information relating to the lease rollover schedule at the 100 & 150 South Wacker Drive Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling(3)	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
MTM(4)	63	34,101	$31.21	2.9%	2.9%	$88,200	0.4%	0.4%
2023	7	37,702	$22.33	3.2%	6.1%	$841,890	4.0%	4.4%
2024	9	70,991	$24.20	6.0%	12.2%	$1,718,202	8.2%	12.6%
2025	8	72,409	$26.49	6.2%	18.3%	$1,918,463	9.2%	21.8%
2026	8	53,151	$25.23	4.5%	22.8%	$1,340,908	6.4%	28.2%
2027	15	174,017	$27.61	14.8%	37.7%	$4,804,317	22.9%	51.1%
2028	21	265,269	$26.36	22.6%	60.2%	$6,991,443	33.4%	84.5%
2029	5	37,906	$31.74	3.2%	63.5%	$1,203,139	5.7%	90.3%
2030	2	28,578	$26.66	2.4%	65.9%	$762,012	3.6%	93.9%
2031	2	25,089	$31.11	2.1%	68.0%	$780,572	3.7%	97.6%
2032	2	24,385	$13.50	2.1%	70.1%	$329,198	1.6%	99.2%
2033	0	0	$0.00	0.0%	70.1%	$0	0.0%	99.2%
2034 & Beyond	1	6,285	$26.26	0.5%	70.7%	$165,075	0.8%	100.0%
Vacant	0	344,651	$0.00	29.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	143	1,174,534	$25.24(5)	100.0%		$20,943,419	100.0%

(1)	Information is based on the underwritten rent roll..
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include straight-line rent averaging for certain investment grade tenants (Charles Schwab and Golub Capital) through lease maturity totaling $466,834 and contractual rent steps through March 2024 totaling $361,030. See “Underwritten Net Cash Flow” below.
(4)	MTM space includes 31,275 SF (60 leases) of storage space, amenity space and telecom space. There is no rent attributed to this space and therefore it is not included in the Annual UW Rent PSF Rolling or the Annual UW Rent Rolling.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 100 & 150 South Wacker Drive Property is situated in the Chicago central business district between Monroe Street and Adams Street along Wacker Drive, a major thoroughfare that provides access to US Highway 41, IL Route 110, and the I-90/I-94 Expressways. The property, which is located adjacent to Willis Tower, is within blocks of major rail transit hubs, including Ogilvie Station & Union Station, and is within walking distance to the Loop Elevated trains, including the Quincy Brown, Orange, Purple and Pink lines. The property is 16.7 miles southeast of O’Hare International Airport and 10.5 miles northeast of Midway International Airport.

According to a third-party market research report, the property is located in the West Loop office submarket of the Chicago market. As of January 2023, the West Loop submarket reported total inventory of approximately 62.8 million SF with a 17.0% vacancy rate and average asking rent of $43.40 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the 100 & 150 South Wacker Drive Property:

Market Rent Summary
	Office	Retail	Storage	Telecom
Market Rent (PSF)	$26.00	$65.00	$17.00	$100
Lease Term (Years)	7	10	10	10
Lease Type	Net	Net	None	None
Rent Increase Projection	2.5%/annually	2.5%/annually	2.5%/annually	None
Tenant Improvements (New/Renewal)	$40 / $20	$20 / $10	$0 / $0	$0 / $0
Leasing Commissions (New/Renewal)	$13.13 / $13.13	6.0% / $3.0%	0% / 0%	0% / 0%
Free Rent (Months) (New/Renewal)	7 / 2	0 / 0	0 / 0	0 / 0

Source: Appraisal

The following table presents information relating to comparable office property sales for the 100 & 150 South Wacker Drive Property:

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
35 West Upper Wacker Drive Chicago, IL	1989/NAP	1,118,042	99.0%	Feb-2022	$415,000,000	$371.18
200 West Jackson Boulevard Chicago, IL	1971/2016	480,638	90.0%	Dec-2021	$130,000,000	$270.47
333 South Wabash Avenue Chicago, IL	1972/2019	1,205,457	88.0%	Aug-2020	$376,000,000	$311.91
225 West Wacker Drive Chicago, IL	1989/NAP	650,812	96.0%	May-2020	$210,000,000	$322.67
190 South LaSalle Street Chicago, IL	1985/2005	798,782	95.0%	Dec-2019	$230,000,000	$287.94
500 West Monroe Street Chicago, IL	1992/NAP	1,223,268	100.0%	Oct-2019	$412,000,000	$336.80

Source: Appraisal, unless otherwise indicated.

The following table presents information relating to comparable office leases for the 100 & 150 South Wacker Drive Property:

Comparable Office Lease Summary
Property Name/Location	Total SF	Year Built/ Renovated	% Occupied	Tenant	Tenant SF	Lease Start Date	Term (Months)	Annual Base Rent (PSF) (NNN)
100 & 150 South Wacker Drive Chicago, IL	1,036,368(1)(2)	1961; 1971/2015	75.3%(1)(3)	N/A	N/A	N/A	N/A	$25.45	(1)(4)
Hyatt Center 71 South Upper Wacker Drive Chicago, IL	1,472,460	2005/NAP	96.1%	Benesch, Friedlander	31,719	Sep-2022	102	$28.37
200 South Wacker Drive Chicago, IL	754,751	1981/2011	84.0%	RSM	11,449	Jul-2022	120	$24.50
333 West Upper Wacker Drive Chicago, IL	867,821	1983/NAP	89.0%	Chicago Law Partners	6,299	Jul-2022	60	$26.00
The Franklin 222 West Adams Street Chicago, IL	928,141	1989/NAP	79.0%	Cabrera Capital Markets	15,147	Jun-2022	144	$27.00
CME Center 10 South Wacker Drive Chicago, IL	1,200,000	1983/NAP	97.0%	Apex Services	5,691	Feb-2022	60	$28.50
Riverside Plaza 300 South Riverside Plaza Chicago, IL	1,048,357	1983/NAP	98.0%	Banner Real Estate	7,192	Nov-2021	120	$28.00

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents the Total SF for the office component at the property. The 100 & 150 South Wacker Drive Property total SF is 1,174,534.
(3)	The office component, comprising 1,036,368 SF, was 75.3% leased as of December 1, 2022. Occupancy for the office and retail space totaling 1,069,295 SF (excluding BOMA, storage, telecom, and amenity space, representing 105,239 SF) was 74.6% as of December 1, 2022. The 100 & 150 South Wacker Drive Property was 70.7% leased as of December 1, 2022.
(4)	Represents Annual UW Base Rent PSF for the occupied portion of the office component.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 100 & 150 South Wacker Drive Property:

Cash Flow Analysis
	2020		2021		TTM 11/30/2022		UW		UW PSF
Base Rent	$22,919,037		$21,707,049		$21,523,472		$20,115,555		$17.13
Rent Average Benefit	$0		$0		$0		$466,834	(1)	$0.40
Contractual Rent Steps	$0		$0		$0		$361,030	(2)	$0.31
Grossed Up Vacant Space	$0		$0		$0		$8,141,128		$6.93
Total Recoveries	$14,566,475		$14,706,230		$15,985,185		$13,732,454		$11.69
Other Income(3)	$885,516		$1,079,655		$993,027		$815,086		$0.69
Less Free Rent Adjustment	($1,242,569)		($1,081,366)		($1,444,586)		$0		$0.00
Less Vacancy & Credit Loss	$0		$0		$0		($8,141,128)	(4)	($6.93)
Effective Gross Income	$37,128,459		$36,411,568		$37,057,098		$35,490,958		$30.22

Real Estate Taxes	$6,811,172		$10,871,395		$11,270,843		$8,390,981		$7.14
Insurance	$266,414		$318,579		$346,091		$354,692		$0.30
Management Fee	$1,472,580		$1,479,480		$1,503,534		$1,419,638		$1.21
Other Operating Expenses	$6,499,570		$6,279,479		$7,076,684		$7,277,253		$6.20
Total Expenses	$15,049,737		$18,948,934		$20,197,153		$17,442,564		$14.85

Net Operating Income	$22,078,722	(4)	$17,462,634	(4)	$16,859,945		$18,048,394		$15.37
CapEx	$0		$0		$0		$234,907		$0.20
TI/LC	$0		$0		$0		$1,761,801		$1.50
Net Cash Flow	$22,078,722		$17,462,634		$16,859,945		$16,051,686		$13.67

Occupancy %	85.1%	(5)	82.9%	(5)	74.6%	(5)	72.0%	(6)
NOI DSCR(7)	3.58x		2.83x		2.73x		2.92x
NCF DSCR(7)	3.58x		2.83x		2.73x		2.60x
NOI Debt Yield(7)	22.1%		17.5%		16.9%		18.0%
NCF Debt Yield(7)	22.1%		17.5%		16.9%		16.1%

(1)	Represents straight-line rent averaging through each tenant’s lease expiration due to the investment-grade nature of the tenants (Charles Schwab and Golub Capital).
(2)	Represents contractual rent steps through March 2024.
(3)	Other Income includes Storage Rent, Telecom Rent, Percentage Rent, Miscellaneous Income, and other fees.
(4)	The decrease in NOI between 2020 and 2021 was primarily due to a decrease in occupancy and an increase in real estate tax expense.
(5)	Represents occupancy for office and retail space totaling 1,069,295 SF and excludes BOMA, storage, telecom, and amenity space, representing 105,239 SF which is included in the total SF.
(6)	The underwritten economic vacancy is 28.0%. The office and retail components, comprising 1,069,295 SF, were 74.6% leased as of December 1, 2022. The 100 & 150 South Wacker Drive Property was 70.7% leased as of December 1, 2022.
(7)	Debt service coverage ratios and debt yields are based on the 100 & 150 South Wacker Drive Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $3,786,464 and ongoing monthly deposits of $694,157 for real estate taxes.

Insurance – The loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided no event of default is continuing, the borrower maintains insurance coverage for the 100 & 150 South Wacker Drive Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly deposits of $19,576 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $293,634 for tenant improvements and leasing commissions, subject to a cap of $5,285,403 ($4.50 PSF).

Lease Termination Rollover Reserve – Upon the borrower receiving a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant’s lease in an amount greater than $250,000, the borrower must deposit such funds with the lender.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $358,659 for existing tenant improvements and leasing commissions.

Outstanding Rent Concession Reserve – The loan documents require an upfront deposit of $2,702,773 for outstanding free rent, gap rent, and future rent credits.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Office – CBD	Loan #4	Cut-off Date Balance:	$35,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

Lockbox and Cash Management. The 100 & 150 South Wacker Drive Whole Loan is structured with a hard lockbox and in place cash management. The borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, which amounts are to be applied in accordance with the loan documents. If no Cash Trap Event Period (as defined below) exists, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 100 & 150 South Wacker Drive Whole Loan; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the 100 & 150 South Wacker Drive Whole Loan falling below 1.20x (assuming 30 year amortization).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; and
●	with regard to clause (ii), the NCF DSCR being above 1.20x (for 2 consecutive calendar quarters).

Additional Secured Indebtedness (not including trade debts). The 100 & 150 South Wacker Drive Property also secures the 100 & 150 South Wacker Drive Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $65,000,000. The 100 & 150 South Wacker Drive Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the 100 & 150 South Wacker Drive Mortgage Loan. The 100 & 150 South Wacker Drive Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 100 & 150 South Wacker Drive Non-Serviced Pari Passu Companion Loan. The holders of the 100 & 150 South Wacker Drive Mortgage Loan and the 100 & 150 South Wacker Drive Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 100 & 150 South Wacker Drive Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 100 & 150 South Wacker Drive Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 100 & 150 South Wacker Drive Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

PACIFIC DESIGN CENTER | BLUE BUILDING

6
- Osborne & Little, Inc. | Cowtan & Tout (Oakmont) | Elitis, Inc. | D.A.P.A. LLC DBA Jean De Merr | Warren Corporation | Romo, Inc. | Wallpaper Imports, Inc. DBA PHI | Thibault Inc. | Kravet Inc.
- Pindler & Pindler, Inc. | Arsin Fine Rugs LLC | Vacant | Samuel & Sons Passementerie | SCOTT GROUP STUDIO | Holly Hunt Enterprises, Inc. | Quadrille Wallpapers | Kneedler Fauchere | Fabricut, Inc.

5
- Kohler Interiors Furniture | Harris Adamson Home,LLC DBA Quintus | JH MINASSIAN & CO | JD STARON | Jasper Ventures
- Vacant | MARTIN PATRICK EVAN | PALECEK | INNOVATIONS | PDC Management Storage | SCHUMACHER

4
- Behzad B. Soofer | Micucci, LLC | Vacant | Cedars Sinai

3
- SVDA | INTERNATIONAL DOWN & LINEN | DAKOTA JACKSON | MIMI LONDON | Vacant
- HAGAN FLYNN | HOLLAND & SHERRY | George Smith | TAI PING | Pacific Design Services

2
- Cedars Sinai | PDC Fitness Center | Micucci, LLC | PDC Conference Center | Vacant

Mezz
- Peter Schifando & Co. (DBA Wm Haines) | Amer Soc Inter Designer | Steinway, Inc. | Mosaic Floral Event Design | PDC Management Office | Audio Video Interiors West Inc. | PDC Conference Room | SUTHERLAND PERENNIALS | Vacant
- 5 Star Beginning-Cucine Design | Design Bath & Harware, Inc. | D'Escoto West, Inc. | Specceramics, LLC | ARC-COM Fabrics, Inc. | Aran Cucuine by Restelli | Tableart, Inc. | Cinematech Seating | Aran World USA LLC

1
- EUROCONCEPTS | EUROCONCEPTS | SUMMIT | JANUS et Cie | SUTHERLAND PERENNIALS | DEDON | PDC Loading Dock
- Vacant | markilux | 4M Outdoor, LLC | 11 RAVENS | Behzad B. Soofer | JAMES PERSE
- Kneedler Fauchere | Carpet Design, Inc | Peter Schifando & Co. (dba Wm Haines) | Westside Affiliated Holdings

Legend: Vacant | Building | 2023-2024 | 2025-2026 | 2027-2028 | 2029-2030 | 2031-2032 | 2033 & Beyond

PACIFIC DESIGN CENTER | GREEN BUILDING

9
- pluto tv

8
- Zoe Media Group, LLC | Vacant | NVE Inc. | Trion Properties, Inc.

7
- Melrose Greentenant

6
- The Wall Group L.A. LLC | investcloud | Ralph Creative, Inc.

5
- Cedars Sinai

4
- Vacant | Westside Affiliated Holdings | Engine Group, Inc. | Silver Cinemas Acquisition Co. | Plus Development LLC

3
- Cedars Sinai | 1Iota Productions LLC | Advance Nutrients US LLC

2
- PDC Mgmt Storage | Cedars Sinai | Cooper Pacific Kitchens, Inc. | PDC Theater Restrooms | PDC Theater | SFC Flooring Corporation | Vacant

1
- Aristote in Orange Cty | Knoll | Raoul Textiles, Inc. | Cooper Pacific Kitchens, Inc. | A. Rudin Designs | PDC Restaurant | Tableart, Inc. | GIORGIO ARMANI | Vacant

G
- Stark Carpet Corp. | Vacant | Vacant | Euro-concepts | MOCA | Vacant | D'Escoto West, Inc. | Design Cafe

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

SANTA MONICA MTS.
Trebek Open Space
Hollywood Blvd
Hollywood
Sunset Blvd
The Comedy Store
DGA Theater Complex
Sunset Blvd
Greystone Mansion
The Roxy Theatre
Whisky A Go Go
SUNSET STRIP
Holloway Dr
Santa Monica Blvd
Soho House
Sunset Blvd
West Hollywood
La Cienega Blvd
Crescent Heights Blvd
Fairfax Ave
Melrose Ave
Dan Tana's
West Hollywood Park
Troubadour
The Flats
Melrose Ave
N. San Vicente Blvd
Pacific Design Center
8687 and 8661 Melrose Avenue
and 700 North San Vicente Boulevard
West Hollywood, CA 90069
LOS ANGELES
Downtown Los Angeles 9 miles
Santa Monica Blvd
Beverly Blvd
Beverly Blvd
The Ivy
S. Robertson Blvd
Cedars-Sinai Medical Center
Beverly Center
Los Angeles Museum of the Holocaust
CBS Studios
Google Beverly Hills
Beverly Hills City Hall
Wallis Annenberg Center for the Performing Arts
Beverly Hills Courthouse
Doheny Dr
Burton Way
Beverly Grove
3rd St
The Original Farmers Market
The Grove
RODEO DRIVE
Beverly Hills
DOWNTOWN BEVERLY HILLS
LOS ANGELES COUNTY
Samuel Goldwyn Theater
Mid-Wilshire
WILSHIRE/ RODEO
Wilshire Blvd
METRO D LINE (Under Construction)
ACTV8
Rodeo Screening Room
Writers Guild Theater
WILSHIRE/ LA CIENEGA
Wilshire Blvd
Crescent Heights Blvd
WILSHIRE/ FAIRFAX
LA County Museum of Art
San Vicente Blvd
Petersen Automotive Museum
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
La Cienega Park & Comm. Center
Fairfax Ave
Olympic Blvd
Olympic Square
Olympic Blvd
Beverly Palm Plaza
Pico Blvd
Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
Alhambra
El Monte
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Culver City
Florence
Pico Rivera
South Gate
Whittier
Inglewood
Lynwood
Downey
Santa Fe Springs
Hawthorne
Norwalk
Gardena
Compton
Paramount
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Mortgage Loan No. 5 – Pacific Design Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF 2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		BBB-sf/NR/BBB		Location:	West Hollywood, CA 90069
Original Balance(1):		$35,000,000		General Property Type:	Mixed Use
Cut-off Date Balance(1):		$35,000,000		Detailed Property Type:	Office/Showroom/Lab
% of Initial Pool Balance:		5.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1975; 1988 / 2004
Borrower Sponsor:		Charles Steven Cohen		Size:	1,053,217 SF
Guarantor:		Charles Steven Cohen		Cut-off Date Balance per SF(1):	$233
Mortgage Rate(2):		5.9411%		Maturity Date Balance per SF(1):	$233
Note Date:		1/11/2023		Property Manager:	Cohen Brothers Realty
First Payment Date:		3/6/2023			Corporation of California
Maturity Date:		2/6/2033			(borrower related)
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		3 months		UW NOI(9):	$33,781,880
Prepayment Provisions(3):		L(27),D(86),O(7)		UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	13.8%
Additional Debt Type(1)(4):		Pari Passu / Subordinate		UW NCF DSCR(1):	2.17x
Additional Debt Balance(1)(4):		$210,000,000 / $20,000,000		Most Recent NOI(9):	$26,745,060 (TTM 9/30/2022)
Future Debt Permitted (Type)(5):		Yes (Mezzanine)		2nd Most Recent NOI:	$25,784,799 (12/31/2021)
Reserves(6)				3rd Most Recent NOI:	$21,067,343 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	78.3% (12/6/2022)
RE Tax:	$178,740	$178,740	NAP	2nd Most Recent Occupancy:	70.1% (12/31/2021)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	70.0% (12/31/2020)
Replacement Reserves:	$0	$17,554	NAP	Appraised Value (as of)(10):	$512,500,000 (11/17/2022)
TI/LC(7):	$3,000,000	Springing	$5,000,000	Appraised Value per SF(10):	$487
Unfunded Obligations Reserve:	$13,809,708	$0	NAP	Cut-off Date LTV Ratio(1):	47.8%
Other Reserves(8):	$0	Springing	NAP	Maturity Date LTV Ratio(1):	47.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$245,000,000	92.5%	Loan Payoff:	$159,759,913	60.3%
Subordinate Loan(1):	$20,000,000	7.5%	Return of Equity:	$84,548,786	31.9%
			Upfront Reserves:	$16,988,449	6.4%
			Closing Costs:	$3,702,852	1.4%
Total Sources:	$265,000,000	100.0%	Total Uses:	$265,000,000	100.0%

(1)	The Pacific Design Center Mortgage Loan (as defined below) is part of the Pacific Design Center Whole Loan (as defined below) evidenced by nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million and one subordinate B Note with an outstanding principal balance as of the Cut-off Date of $20.0 million. The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio presented above are based on the Pacific Design Center Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio based on the Pacific Design Center Whole Loan are $252, $252, 12.7%, 12.7%, 1.79x, 51.7%, and 51.7%.
(2)	Represents the approximate per annum interest rate of the Pacific Design Center Senior Notes. The interest rate of the B Note is 15.50000% per annum.
(3)	The lockout period will be at least 27 months beginning with and including the first payment date on March 6, 2023. Defeasance of the Pacific Design Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 11, 2026. The assumed lockout period of 27 payments is based on the anticipated closing date of the MSWF 2023-1 securitization trust in May 2023. The actual lockout period may be longer.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(5)	See “Mezzanine Loan and Preferred Equity” below for further discussion of permitted future mezzanine debt.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	The initial TI/LC reserve required under the Pacific Design Center Whole Loan documents was $5,000,000; however, on the origination date of the Pacific Design Center Whole Loan, the borrower sponsor immediately drew down $2,000,000. The day after the origination date of the Pacific Design Center Whole Loan, the borrower sponsor used the $2,000,000 TI/LC draw and $307,550 of equity to pay for unfunded obligations associated with Cedars Sinai (as defined below).
(8)	Other Reserves consist of monthly springing reserves for Major Tenant Downgrade (as defined below) funds and Major Tenant Non-Renewal (as defined below) funds.
(9)	The increase from Most Recent NOI to UW NOI at the Pacific Design Center Property (as defined below) is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the TTM 9/30/2022 period as well as the associated credit tenant rent steps.
(10)	The Pacific Design Center Property had an “as-is” appraised value of $512,500,000 as of November 17, 2022, which includes the extraordinary assumptions that (i) the net rentable area utilized in the appraisal is accurate since a Building Owners and Managers Association report verifying the net rentable area was not provided to the appraisal firm and (ii) in the event of a sale of the Pacific Design Center Property occurring as of the effective date of value, approximately $8.9 million of outstanding free rent amounts would be a seller credit and a buyer would not be responsible for any costs associated with contractual rent abatements.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

The Mortgage Loan. The fifth largest mortgage loan (the “Pacific Design Center Mortgage Loan”) is part of a whole loan (the “Pacific Design Center Whole Loan”) evidenced by nine senior pari passu notes in the aggregate original principal balance of $245,000,000 (collectively, the “Pacific Design Center Senior Notes”) and one controlling subordinate B Note (the “Pacific Design Center Subordinate Note”) in the original principal amount of $20,000,000, that are secured by the borrower’s fee interest in a 1,053,217 SF mixed use property comprised of two buildings with office, showroom and lab space located in West Hollywood, California (the “Pacific Design Center Property”). The Pacific Design Center Mortgage Loan, which is evidenced by the non-controlling Notes A-5, A-6 and A-7, has an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000. The Pacific Design Center Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on January 11, 2023, had an aggregate original principal balance of $265,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $265,000,000. On February 1, 2023, GSBI or its affiliate transferred Notes A-8 and A-9, in the aggregate original principal balance of $40,000,000, to Bank of Montreal (“BMO”) and on February 8, 2023, GSBI or its affiliate transferred Notes A-4, A-5, A-6 and A-7, in the aggregate original principal balance of $75,000,000, to Argentic Real Estate Finance 2 LLC (“AREF 2”). The Pacific Design Center Senior Notes accrue interest at a rate of 5.94107142857143% per annum and the Pacific Design Center Subordinate Note accrues interest at a rate of 15.50000% per annum. The proceeds of the Pacific Design Center Whole Loan were primarily used to refinance prior debt secured by the Pacific Design Center Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

The controlling Pacific Design Center Subordinate Note was transferred to the Benchmark 2023-B38 securitization trust. Certain of the Pacific Design Center Senior Notes were contributed to securitizations as described below. The Pacific Design Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2023-B38 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Pacific Design Center Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,600,000	$65,600,000	Benchmark 2023-B38	No(1)
A-2(2)	$34,400,000	$34,400,000	GSBI	No
A-3(2)	$30,000,000	$30,000,000	GSBI	No
A-4	$40,000,000	$40,000,000	BBCMS 2023-C19	No
A-5	$15,000,000	$15,000,000	MSWF 2023-1	No
A-6	$10,000,000	$10,000,000	MSWF 2023-1	No
A-7	$10,000,000	$10,000,000	MSWF 2023-1	No
A-8	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-9(2)	$15,000,000	$15,000,000	BMO	No
Senior Notes	$245,000,000	$245,000,000
Note B	$20,000,000	$20,000,000	Benchmark 2023-B38 (loan-specific certificates)	Yes(1)
Whole Loan	$265,000,000	$265,000,000

(1)	The initial controlling note is Note B, but if a control appraisal period under the related co-lender agreement has occurred and is continuing, the controlling note will be Note A-1.
(2)	Expected to be contributed to one or more future securitization(s).

The Borrower and the Borrower Sponsors. The borrower is Pacific Design Center 1, LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Design Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and chief executive officer of Cohen Brothers Realty Corporation (“CBRC”). CBRC is a private real estate development and management firm that develops, redevelops, and operates various commercial property types throughout the United States. The firm has commercial properties in New York, Houston, South Florida and Southern California.

The Property. The collateral for the Pacific Design Center Whole Loan consists of two mixed-use buildings (the “Blue Building” and “Green Building”) and a 1,614-space parking garage which are located within a larger 11-acre campus that was constructed over five decades. The Blue Building, also known as the “Blue Whale”, is approximately 640,000 SF and was built in 1975. The Green Building is approximately 416,000 SF and was built in 1988. Also located within the campus but not part of the collateral for the Pacific Design Center Whole Loan is an approximately 400,000 SF, state-of-the-art creative office complex (the “Red Building” and, together with the Blue Building and the Green Building, the “Larger Pacific Design Center Property”), which CBRC built in 2012. The pari passu notes of a commercial mortgage loan backed by the Blue Building and the Green Building were contributed to the COMM 2014-CR18 securitization trust and the WFCM 2014-LC16 securitization trust in 2014. At the time, the Red Building was not yet stabilized to secure fixed rate financing, so it was not included as collateral in the aforementioned loan. A commercial mortgage loan backed by the Red Building was subsequently contributed in 2018 to the Benchmark 2018-B2 securitization trust.

The three buildings are interconnected and have shared access to the same amenities. Amenities at the Pacific Design Center Property include a 294-seat state-of-the-art film venue and reception facility; a 200-seat conference center fully equipped for conferences and meetings; and a Michael Graves-designed fitness center. The Larger Pacific Design Center Property serves as a year-round event and seminar facility catering to a diverse audience and routinely hosts some of the biggest annual events in Los Angeles. The Pacific Design Center Property has its own separately accessed/functioning parking structure with 1,614 spaces; however, there is a reciprocal easement agreement in place allowing for shared parking (a tenant in the Green Building, can park in the Red Building, and vice versa). The non-collateral Red Building has its own separately accessed parking garage with 1,479 spaces, resulting in a total of 3,093 spaces at the broader three-building campus. Parking revenue/expense for the total campus is allocated to the Pacific Design Center Property (52%) and the Red Building (48%) pro-rata.

The Pacific Design Center Property totals approximately 1.1 million SF and caters to both design showroom and office users. Designed by the architect Cesar Pelli, the Pacific Design Center Property features numerous showroom areas offering a line-up of commercial lighting, furnishings, textiles, and other products. The design showroom (“Design SR”) spaces make up 467,582 SF at the Pacific Design Center Property and are 65.4% occupied by 70 tenants as of the rent roll dated December 6, 2022 with a weighted average remaining lease term of 4.6 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

The chart below summarizes the various space types at the Pacific Design Center Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)
Design SR(3)	467,582	44.4%	65.4%	$14,417,965	40.8%	$30.84
Office(4)	275,635	26.2%	78.5%	$10,389,460	29.4%	$37.69
Cedars Sinai(5)	259,653	24.7%	100.0%	$10,132,718	28.7%	$39.02
Other(6)	50,347	4.8%	86.1%	$370,339	1.0%	$7.36
Total / Wtd. Avg.	1,053,217	100.0%	78.3%	$35,310,482	100.0%	$33.53

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	UW Base Rent, UW Base Rent PSF, and % of UW Base Rent are inclusive of contractual rent steps underwritten through termination options.
(3)	In connection with Cedars Sinai’s most recent expansion, 138,548 SF of Design SR space is expected to be converted to lab space. The lab space has been turned over to Cedars Sinai. However, the tenant has not yet started its buildout. In connection with such conversion, the city of West Hollywood requires 155,772 SF of Design SR space to remain vacant as a condition for Cedars Sinai to complete the conversion (the “Design Showroom Space Restriction”). The borrower represents in the Pacific Design Center Whole Loan documents that it has the amount of requisite vacant showroom space and covenants that it will maintain such vacant space for as long as is necessary. We cannot assure you that the conversion will be completed as expected or at all.
(4)	Excludes 46,151 SF of office space leased to Cedars Sinai.
(5)	Cedars Sinai currently occupies 259,653 SF of space at the Pacific Design Center Property, with 46,151 SF of office space and 213,502 SF of lab space (including the 138,548 SF of lab space described in footnote (3) above). The tenant signed a non-binding letter of intent for an additional 19,696 SF of office space on a lease expected to commence July 1, 2024. This 19,696 SF space was underwritten as vacant. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.
(6)	Other represents the Pacific Design Center Property’s non-revenue space, telecommunications, parking, storage, display, and other miscellaneous space.

Major Tenants.

Cedars Sinai Medical Center (259,653 SF; 24.7% of NRA; 28.7% of underwritten base rent; Moody’s/S&P/Fitch: Aa3/AA-/AA-): Cedars Sinai Medical Center (“Cedars Sinai”) is a nonprofit academic healthcare organization serving the diverse Los Angeles community and beyond. Cedars Sinai was ranked the #1 hospital in California and the #2 hospital in the nation in a news magazine survey for 2022-2023. Cedars Sinai serves more than one million people each year in over 40 locations, with more than 4,500 physicians and nurses and 1,500 research projects. Cedars Sinai is involved in the clinical care and research of heart disease, cancer and brain disorders, among other areas. Cedars Sinai originally took occupancy in 2017, leasing 59,656 SF in the Blue Building and Green Building, and subsequently expanded multiple times. In June 2022, Cedars Sinai agreed to lease an additional 138,548 SF. Cedars Sinai maintains mission-critical office and lab space at the Pacific Design Center Property and has invested more than $50 million into its premises to date. Cedars Sinai previously spent approximately $38.8 million on Suites B230 and B231 ($1,063 PSF) and $11.7 million on Suite G271 ($1,300 PSF). Cedars Sinai has 46,151 SF expiring in May 2030, 9,000 SF expiring in August 2032, 97,053 SF expiring in June 2033, and 107,449 SF expiring in June 2038. With respect to 31,099 SF expiring in June 2033 and 107,449 SF expiring in June 2038, the tenant has two, five-year renewal options. Additionally, Cedars Sinai has a termination option as to its expansion space under certain circumstances, as described in the “Tenant Summary” table below.

8687 Melrose GreenTenant (the “WeWork Tenant”) (54,630 SF; 5.2% of NRA; 7.4% of underwritten base rent; Moody’s/S&P/Fitch: NR/NR/CCC): The parent of WeWork Tenant, WeWork, is a provider of coworking spaces, including physical and virtual shared spaces. Founded in 2010, WeWork leases space in more than 700 locations globally, with more than 682,000 members across 39 countries. At the Pacific Design Center Property, the entire WeWork Tenant space is occupied by an enterprise tenant, FabFitFun, and is not a sublease. The borrower sponsor does not have any insight into the terms of the agreement with FabFitFun; however, WeWork Tenant remains current on all rent. The lease is guaranteed by WeWork Companies Inc. (the “WeWork Guaranty”) and the borrower has a letter of credit from WeWork Tenant; provided, however, the maximum liability of WeWork Companies Inc. under the WeWork Guaranty for (i) all amounts except Enforcement Costs (as defined below) is $1,720,845, cumulative over the term of the related lease, and (ii) amounts incurred by the landlord in collecting or attempting to collect amounts due under the related lease and/or WeWork Guaranty including, without limitation, attorneys’ fees and costs (the “Enforcement Costs”) is $2,000,000, in each instance subject to the terms and conditions of the WeWork Guaranty.  The WeWork Guaranty will terminate on July 23, 2023. WeWork Tenant’s lease expires in February 2034, and it has one, five-year renewal option.

Pluto, Inc. (35,850 SF; 3.4% of NRA; 5.3% of underwritten base rent): Pluto, Inc. is a free-to-use video streaming service owned and operated by Paramount Streaming, a division of Paramount Global. With hundreds of media and content partners, the company offers streaming and on-demand content to nearly 50 million viewers through digital channels designed to emulate the experience of traditional broadcast programming. The service’s revenue is generated from video advertisements seen during programming within ad breaks structured similar to those found on cable television. Pluto, Inc. leases 350 SF of storage space on a month-to-month basis and has 35,500 SF expiring in November 2028. Pluto, Inc. has one, five-year renewal option. Pluto, Inc. has the ongoing right to terminate the lease for its office space, the G900 suite (35,500 SF), upon providing the landlord written notice effectively on or at any date after August 31, 2026, as described in the “Tenant Summary” table below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

The following table presents a summary regarding the major tenants at the Pacific Design Center Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Cedars Sinai Medical Center(4)	Aa3/AA-/AA-	259,653	24.7%	$10,132,718	28.7%	$39.02	Various(5)	Y(6)	2 x 5 yr(7)
WeWork Tenant d/b/a “8687 Melrose GreenTenant”(8)	NR/NR/CCC	54,630	5.2%	$2,600,880	7.4%	$47.61	2/28/2034	N	1 x 5 yr
Pluto, Inc.	NR/NR/NR	35,850	3.4%	$1,856,732	5.3%	$51.79	Various	Y(9)	1 x 5 yr
InvestCloud, Inc.	NR/NR/NR	32,128	3.1%	$1,580,399	4.5%	$49.19	1/31/2027	N	1 x 5 yr
Kneedler Fauchere	NR/NR/NR	17,762	1.7%	$858,840	2.4%	$48.35	Various	N	N
Thomas Lavin, Inc.	NR/NR/NR	16,983	1.6%	$702,874	2.0%	$41.39	Various	N	N
D Sutherland	NR/NR/NR	16,074	1.5%	$486,854	1.4%	$30.29	12/31/2030	N	N
Advanced Nutrients US LLC	NR/NR/NR	13,378	1.3%	$668,533	1.9%	$49.97	5/31/2029	N	1 x 5 yr
Janus ET CIE, Inc	NR/NR/NR	13,317	1.3%	$705,801	2.0%	$53.00	8/31/2025	N	N
NVE Inc.	NR/NR/NR	13,088	1.2%	$626,411	1.8%	$47.86	5/31/2031	N	1 x 3 yr
Ten Largest Tenants		472,863	44.9%	$20,220,041	57.3%	$42.76
Remaining Occupied		352,246	33.4%	$15,090,441	42.7%	$42.84
Total Occupied		825,109	78.3%	$35,310,482	100.0%	$42.79
Vacant Space		228,108	21.7%
Collateral Total		1,053,217	100.0%

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF are inclusive of contractual rent steps underwritten through termination options.
(4)	Cedars Sinai currently occupies 259,653 SF of space at the Pacific Design Center Property, with 46,151 SF of office space and 213,502 SF of lab space (including 138,548 SF of Design SR space that is expected to be converted to lab space). The tenant executed a non-binding letter of intent for an additional 19,696 SF of office space commencing July 1, 2024. This 19,696 SF space was underwritten as vacant. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all. The tenant has a weighted-average remaining lease term of approximately 11.7 years.
(5)	Cedars Sinai Medical Center leases 107,449 SF expiring on June 30, 2038, 97,053 SF expiring on June 30, 2033, 46,151 SF expiring on May 31, 2030, and 9,000 SF expiring on August 31, 2032.
(6)	Cedars Sinai Medical Center has the right to terminate its lease with respect to approximately 138,548 SF of expansion space in the event that (i) a confirmation by the city of West Hollywood is not received within the specified time periods set forth in the related lease that states (x) the use of the expansion space for, among other things, laboratory purposes is lawful and (y) the Design Showroom Space Restriction is satisfied, or (ii) there is a negative impact to the tenant’s rights under its various leases, including the permitted uses, its allocated parking or its operating expenses due to any pursuit by the borrower of an amendment to the site plan for the Pacific Design Center Property to, among other things, remove the Design Showroom Space Restriction.
(7)	Cedars Sinai has two, five-year renewal options with respect to 31,099 SF expiring in June 2033 and 107,449 SF expiring in June 2038.
(8)	WeWork Tenant’s leased space is fully occupied by FabFitFun but is not a sublease.
(9)	Pluto, Inc. has the ongoing right to terminate the lease for its office space, the G900 suite (35,500 SF), upon providing the landlord written notice (the “Early Termination Notice”), effective on or at any date after August 31, 2026 (the “Early Termination Date”) subject to, among other conditions, (i) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice, and (ii) Pluto, Inc. paying the landlord a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (y) the landlord’s tenant improvement allowance contribution, and (z) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

The following table presents certain information with respect to the lease rollover at the Pacific Design Center Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(4)(5)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling(4)	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	10	6,458	$6.22	0.6%	0.6%	$40,200	0.1%	0.1%
2023	20	46,505	$47.15	4.4%	5.0%	$2,192,938	6.2%	6.3%
2024	16	50,333	$52.59	4.8%	9.8%	$2,646,940	7.5%	13.8%
2025	10	55,358	$49.43	5.3%	15.1%	$2,736,101	7.7%	21.6%
2026	9	47,740	$51.42	4.5%	19.6%	$2,454,629	7.0%	28.5%
2027	9	65,605	$47.77	6.2%	25.8%	$3,133,680	8.9%	37.4%
2028	8	89,328	$45.95	8.5%	34.3%	$4,104,483	11.6%	49.0%
2029	6	43,118	$50.70	4.1%	38.4%	$2,185,867	6.2%	55.2%
2030	5	66,964	$44.33	6.4%	44.8%	$2,968,656	8.4%	63.6%
2031	4	26,502	$45.93	2.5%	47.3%	$1,217,367	3.4%	67.1%
2032	4	27,177	$38.61	2.6%	49.9%	$1,049,352	3.0%	70.0%
2033	3	106,311	$39.04	10.1%	59.9%	$4,150,900	11.8%	81.8%
2034 & Beyond	18	193,710	$33.19	18.4%	78.3%	$6,429,368	18.2%	100.0%
Vacant(6)	0	228,108	$0.00	21.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	122	1,053,217	$42.79	100.0%		$35,310,482	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	Annual UW Base Rent PSF Rolling and Annual UW Base Rent Rolling are inclusive of contractual rent steps underwritten through termination options.
(5)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.
(6)	Cedars Sinai currently occupies 259,653 SF of space at the Pacific Design Center Property, with 46,151 SF of office space and 213,502 SF of lab space (inclusive of the 138,548 of Design SR SF that is expected to be converted to lab space. We cannot assure you that the conversion will be completed as expected or at all). The tenant signed a non-binding letter of intent for an additional 19,696 SF of office space on a lease commencing July 1, 2024. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all. The additional lease is not reflected in the Lease Rollover Schedule, and the associated square footage is identified as “Vacant”.

The Market. The Pacific Design Center Property is located at the intersection of Melrose Avenue and North San Vicente Boulevard in West Hollywood, California. Melrose Avenue directly connects to Santa Monica Boulevard, a major west-east thoroughfare in Los Angeles County which feeds into I-405, one of the busiest freeways in the United States. The Pacific Design Center Property is in one-mile proximity to Bel-Air, Beverly Hills and the Hollywood Hills. According to the appraisal, the 2022 total population within a one-, three- and five-mile radii of the Pacific Design Center Property was 39,220, 255,970 and 787,469, respectively. Moreover, within those same radii the 2022 median household income was $109,817, $103,877 and $84,020, respectively.

West Hollywood is one of the most high-profile retail locations in Greater Los Angeles, including several districts and streets that are important fashion and retail corridors. The retail submarket in West Hollywood is in high demand with market rents of $68.48 per SF as of the fourth quarter of 2022, as compared to the Los Angeles market rent of $35.52 per SF as of the same time period. The submarket had a positive net absorption of 32,300 SF in the trailing twelve months ended November 2022.

As of the fourth quarter of 2022, the West Hollywood office submarket has a vacancy of 10.4%, which is below the Los Angeles office market average of 14.5% as of the same time period. The submarket has shown positive net absorption of 15,600 SF in the trailing twelve months ended November 2022. There are no new buildings under construction in the area. The average rent for office space in West Hollywood is $57.21 per SF, which is greater than the Los Angeles 2022 market average of $42.22 per SF. Rent premiums in the submarket are driven by prime location, high land costs, and limited availability.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Pacific Design Center Property:

Market Rent Summary
Category	Market Rent (PSF Monthly)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office	$4.00	Full Service Gross	3%	$40.00 / $0.00	5 Years	6.0%	3.0%
Design SR	$4.00	Modified Gross	3%	$0.00 / $0.00	5 Years	6.0%	3.0%
Office/Lab	$2.85	Full Service Gross	3%	$75.00 / $15.00	7 Years	6.0%	3.0%

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

The following table presents certain information relating to comparable office sales for the Pacific Design Center Property:

Comparable Office Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Pacific Design Center	1,053,217(2)	1975; 1988 / 2004	78.3%(2)
West Hollywood, CA
6922 Hollywood	208,088	1966 / 2021	71%	Oct-22	$96,000,000	$461.34	7.50%
Los Angeles, CA
555 Aviation	259,754	1966 / 2017	100%	Jun-22	$205,500,000	$791.13	5.01%
El Segundo, CA
One Culver	395,272	1986 / NAP	100%	Mar-22	$510,000,000	$1,290.25	4.50%
Culver City, CA
Pacific Vista	321,381	2000 / NAP	89%	Jan-22	$96,000,000	$298.71	6.30%
Lake Forest, CA
Dreamworks	497,403	2009 / NAP	100%	Dec-21	$326,500,000	$656.41	4.39%
Glendale, CA
1, 3 and 5 Glen Bell Way	273,180	2001 / 2009	100%	Aug-21	$159,000,000	$582.03	5.70%
Irvine, CA
Burbank Empire Center	233,909	2002 / NAP	100%	Jul-21	$106,660,000	$455.99	5.40%
Burbank, CA
The Park Calabasas	222,524	1986 / NAP	92%	Apr-21	$79,000,000	$355.02	6.50%
Calabasas, CA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022.

The following table presents certain information relating to comparable office leases for the Pacific Design Center Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Monthly Rent PSF	Commencement	Lease Term (Years)
Pacific Design Center	1975; 1988 / 2004	1,053,217(2)	35,500(2)	Pluto, Inc.(2)	$4.32(2)	Jul-20(2)	8.4(2)
West Hollywood, CA
7083 Hollywood Boulevard	1985 / 2012	102,570	28,982	Industrious	$4.95	May-22	10.0
Hollywood, CA
9200 Sunset Boulevard	1971 / NAP	315,079	3,325	Hedosophia	$7.10	Jun-22	5.0
West Hollywood, CA
9000 Sunset Boulevard	1964 / NAP	145,518	10,474	Carroll Guido & Wiesner	$7.00	Aug-22	5.0
West Hollywood, CA
926 North Sycamore Avenue	2021 / NAP	59,844	11,021	Renewable Resources	$5.85	Jun-22	8.3
Los Angeles, CA
9090 Wilshire Boulevard	1986 / NAP	48,915	34,000	Outfront Media	$4.00	Jul-22	10.0
Beverly Hills, CA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022. Monthly Rent PSF includes contractual rent steps through January 31, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pacific Design Center Property:

Cash Flow Analysis(1)
	2019	2020	2021	9/30/2022 TTM		UW		UW PSF
Gross Potential Rent	$25,885,561	$27,044,367	$31,152,174	$30,470,003		$35,310,482		$33.53
Credit Tenant Rent Steps(2)	$0	$0	$0	$0		$2,037,510		$1.93
Reimbursements	$2,129,119	$1,907,050	$2,716,215	$2,575,890		$1,885,462		$1.79
Vacancy Gross Up	$0	$0	$0	$0		$9,839,079		$9.34
Other Income(3)	$5,498,143	$3,294,159	$4,157,713	$7,048,676		$7,569,442		$7.19
Net Rental Income	$33,512,823	$32,245,576	$38,026,102	$40,094,569		$56,641,975		$53.78
Less Vacancy & Credit Loss	$0	$0	$0	$0		($9,839,079)		($9.34)
Effective Gross Income	$33,512,823	$32,245,576	$38,026,102	$40,094,569		$46,802,895		$44.44

Real Estate Taxes	$2,395,545	$2,436,655	$2,471,276	$2,405,214		$2,429,482		$2.31
Insurance	$1,070,282	$1,311,740	$1,620,470	$1,689,717		$1,240,881		$1.18
Management Fee	$1,255,034	$1,134,328	$1,403,790	$1,601,655		$1,404,087		$1.33
Other Operating Expenses	$8,025,016	$6,295,510	$6,745,767	$7,652,923		$7,946,565		$7.55
Total Operating Expenses	$12,745,877	$11,178,233	$12,241,303	$13,349,509		$13,021,016		$12.36

Net Operating Income	$20,766,946	$21,067,343	$25,784,799	$26,745,060	(4)	$33,781,880	(4)	$32.07
Replacement Reserves	$0	$0	$0	$0		$210,643		$0.20
TI/LC	$0	$0	$0	$0		$1,524,048		$1.45
Net Cash Flow	$20,766,946	$21,067,343	$25,784,799	$26,745,060		$32,047,188		$30.43

Occupancy %	71.0%	70.0%	70.1%	66.0%		82.6%	(5)
NOI DSCR(6)	1.41x	1.43x	1.75x	1.81x		2.29x
NCF DSCR(6)	1.41x	1.43x	1.75x	1.81x		2.17x
NOI Debt Yield(6)	8.5%	8.6%	10.5%	10.9%		13.8%
NCF Debt Yield(6)	8.5%	8.6%	10.5%	10.9%		13.1%

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	Credit Tenant Rent Steps reflect the present value of contractual rent step increments for investment-grade tenants through their respective lease expirations.
(3)	Other Income includes parking income, events and seminars income, electric submetering, security service income and cleaning services income.
(4)	The increase from 9/30/2022 TTM Net Operating Income to UW Net Operating Income at the Pacific Design Center Property is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the 9/30/2022 TTM period as well as the associated credit tenant rent steps.
(5)	Represents the underwritten economic occupancy. The Pacific Design Center Property was 78.3% physically occupied as of December 6, 2022.
(6)	The debt service coverage ratios and debt yields are based on the Pacific Design Center Senior Notes and exclude the Pacific Design Center Subordinate Note.

Escrows and Reserves.

At origination of the Pacific Design Center Whole Loan, the borrower funded a reserve of approximately $178,740 for real estate taxes, $3,000,000 for tenant improvements and leasing commissions and prebuild costs and approximately $13,809,708 for unfunded obligations in connection with certain outstanding free rent and tenant improvement and leasing commissions obligations. The initial reserve required under the Pacific Design Center Whole Loan documents for tenant improvements and leasing commissions was $5,000,000; however, on the origination date, the borrower immediately made a draw in the amount of $2,000,000, and together with an equity deposit of $307,550, satisfied certain unfunded obligations associated with Cedars Sinai.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $178,740.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Pacific Design Center Whole Loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $17,554 for replacement reserves.

TI/LC Reserve – If at any time the TI/LC reserve drops below $3,000,000, the borrower is required to escrow approximately $87,768 monthly subject to a cap of $5,000,000.

Major Tenant Downgrade Funds – On each monthly due date occurring during the continuance of a Major Tenant Downgrade (as defined below), the borrower is required to fund a reserve (the “Major Tenant Downgrade Account”) in an amount equal to all amounts remaining in the cash management account after deposits for all other items, except for the excess cash flow reserve account, required by the Pacific Design Center Whole Loan documents until the aggregate amount deposited in the account during the continuance of such Major Tenant Downgrade equals $15.00 per SF leased by such Major Tenant (as defined below) (or $60.00 per SF if the Major Tenant is in monetary default) (the “Major Tenant Downgrade Sweep Capped Amount”). If no event of default has occurred and is continuing, the lender is required to disburse such funds to the borrower for approved leasing expenses in respect of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

space occupied or previously occupied by the Major Tenant if there are, as of the date of disbursement, insufficient funds in the leasing reserve account or the excess cash flow reserve account for payment of such expenses in accordance with the Pacific Design Center Whole Loan documents.

Major Tenant Non-Renewal Funds – If, at any time, any lease with the Major Tenant that was in effect on the origination date is scheduled to terminate within the next 12 months with respect to all or any portion of the leased space and the Major Tenant has not exercised its renewal option with respect to such space (or extended the term of the lease with respect to such space by at least three years on then-market rate terms for such space or better) (each such case, a “Major Tenant Non-Renewal”), then, on the monthly due date that is 12 months prior to such scheduled expiration date and on each of the 11 consecutive monthly due dates, the borrower is required to fund a reserve (the “Major Tenant Non-Renewal Account”) in an amount equal to 1/12th of the unabated annual base rent due under such lease with respect to such leased space as of the origination date (such annual base rent, the “Major Tenant Non-Renewal Annual Rent”; and such monthly deposit, the “Major Tenant Non-Renewal Monthly Deposit”). Notwithstanding the foregoing, if and for so long as the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is 11.6% or higher, the obligation to remit funds into the Major Tenant Non-Renewal Account will be suspended. The borrower is permitted to, in lieu of making the Major Tenant Non-Renewal Monthly Deposits required with respect to any Major Tenant Non-Renewal, deliver to the lender a letter of credit on or before the monthly due date occurring in the calendar month that is 12 months prior to the scheduled expiration applicable to such Major Tenant Non-Renewal in an amount equal to the applicable Major Tenant Non-Renewal Annual Rent. Amounts contained in the Major Tenant Non-Renewal Account are required to be released to the borrower from time to time for the same purposes, and subject to the same conditions, as disbursements from the leasing reserve account.

A “Major Tenant” means Cedars Sinai Medical Center, a California non-profit public benefit corporation, or any successor tenant in all or substantially all of the space currently leased to Cedars Sinai Medical Center at the Pacific Design Center Property.

A “Major Tenant Event” exists if (i) any Major Tenant defaults under one or more of its leases and such default continues beyond any applicable notice and cure period; (ii) any non-investment grade Major Tenant goes dark in a significant portion of its space; (iii) any Major Tenant or any lease guarantor on a lease with a Major Tenant becomes insolvent or files for bankruptcy; or (iv) any tenant that has been an investment grade Major Tenant gets downgraded (or newly rated, to the extent such tenant was not previously rated by such rating agency) below BB+ by S&P Global Ratings or the equivalent by Moody’s Investors Service, Inc. or Fitch, Inc. (a “Major Tenant Downgrade”).

Lockbox and Cash Management. The Pacific Design Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Pacific Design Center Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Pacific Design Center Property to be deposited into such lockbox immediately. The borrower is required to, or cause the parking manager to, immediately deposit the parking revenue allocated to the Pacific Design Center Property and received by the borrower or the parking manager, as the case may be, into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Pacific Design Center Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Pacific Design Center Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Pacific Design Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Pacific Design Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Pacific Design Center Whole Loan. Upon the cure of the applicable Pacific Design Center Trigger Period, so long as no other Pacific Design Center Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Pacific Design Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Pacific Design Center Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Pacific Design Center Whole Loan or, if a mezzanine loan is then in place, an event of default under any related mezzanine loan agreement (a “Mezzanine Loan Event of Default”), (ii) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being less than 8.0% as of the end of any fiscal quarter, and (iii) the occurrence of a Major Tenant Event, and expiring upon (a) with respect to clause (i) above, when the lender has, in the case of an event of default under the Pacific Design Center Whole Loan, expressly waived such event of default in writing or, in the case of a Mezzanine Loan Event of Default, when the applicable mezzanine lender has expressly waived any such Mezzanine Loan Event of Default in writing, (b) with respect to clause (ii) above, the date that the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), is equal to or greater than 8.0% for two consecutive calendar quarters, and (c) with regard to any Pacific Design Center Trigger Period commenced solely as a result of a Major Tenant Downgrade, when the aggregate amounts deposited into the Major Tenant Downgrade Account during the period that a Pacific Design Center Trigger Period exists solely as a result of such Major Tenant Downgrade equal the Major Tenant Downgrade Sweep Capped Amount or the date on which such Major Tenant once again has (x) a rating of at least “BBB-” from at least one of the applicable rating agencies and (y) no rating that is less than “BBB-” from any of the applicable rating agencies. Notwithstanding the foregoing and subject to the terms of the Pacific Design Center Whole Loan documents, no Pacific Design Center Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of Pacific Design Center Trigger Period during any period that the borrower has deposited cash into an account with the lender or has delivered to the lender a letter of credit in an amount reasonably determined by the lender to be sufficient, if the same were to be deducted from the principal balance of the Pacific Design Center Whole Loan, to cause the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), to be equal to or greater than 8.0%. Such additional cash deposit or letter of credit, as applicable, will be returned to the borrower, provided no Pacific Design Center Trigger Period is ongoing, upon the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being equal to or greater than 8.0% for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the Pacific Design Center Mortgage Loan, the Pacific Design Center Property also secures the remaining Pacific Design Center Senior Notes (the “Pacific Design Center Non-Serviced Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $210,000,000, and the Pacific Design Center Subordinate Note, which has a Cut-off Date principal balance of $20,000,000. The Pacific Design Center Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Pacific Design Center Mortgage Loan, and the Pacific Design Center Subordinate Note bear interest at a rate of 15.50000% per annum. The Pacific Design Center Mortgage Loan and the Pacific Design Center Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Mixed Use – Office/Showroom/Lab	Loan #5	Cut-off Date Balance:	$35,000,000
8687 and 8661 Melrose Avenue and	Pacific Design Center	Cut-off Date LTV:	47.8%
700 North San Vicente Boulevard		U/W NCF DSCR:	2.17x
West Hollywood, CA 90069		U/W NOI Debt Yield:	13.8%

right of payment to the Pacific Design Center Subordinate Note. The holders of the Pacific Design Center Mortgage Loan, the Pacific Design Center Non-Serviced Pari Passu Companion Loans and the Pacific Design Center Subordinate Note have entered into a co-lender agreement which sets forth the allocation of collections on the Pacific Design Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Pacific Design Center Pari Passu A/B Whole Loan” in the prospectus.

Whole Loan Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Notes	$245,000,000	5.94107142857143%	2.17x	13.8%	47.8%
Subordinate Notes	$20,000,000	15.50000%	1.79x	12.7%	51.7%
Total Debt	$265,000,000	6.66250%	1.79x	12.7%	51.7%

Mezzanine Loan and Preferred Equity. The Pacific Design Center Whole Loan documents permit a single future mezzanine loan secured by a pledge of direct or indirect equity interests in the borrower in an amount up to $50,000,000 subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 50.7%, (y) the combined net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 11.6% and (z) the combined net cash flow debt service coverage ratio, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 1.72x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the Pacific Design Center Whole Loan documents, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

Release of Property. Not permitted.

Letter of Credit. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Pacific Design Center Property together with 18 months of business income insurance, plus a 12-month extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$35,000,000
1500 Sand Lake Road	Florida Hotel and Conference Center	Cut-off Date LTV:	53.0%
Orlando, FL 32809		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$35,000,000
1500 Sand Lake Road	Florida Hotel and Conference Center	Cut-off Date LTV:	53.0%
Orlando, FL 32809		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.3%

Florida Hotel and Conference Center
1500 Sand Lake Road
Orlando, FL 32809
Downtown Orlando 1 mile
ORLANDO
Raleigh St
Valencia College, West Campus
Metrowest Country Club
Kirkman Rd
Clear Lake
Curry Ford Rd
Conway Plaza
Orlando Health Arnold Palmer Hospital for Children
Market at Southside
Plaza Ecco
Lake Margaret Dr
Conway
Pershing Ave
33rd Street Industrial Park
Lake Holden
Orange Blossom Center
Florida's Turnpike
Vineland Rd
Millenia Plaza
Mall at Millenia
John Young Pkwy
Sky Lake
Lake Jessamine
Little Lake Conway
Hoffner Ave
Lake Conway
Conway Rd
AMTRAK/SunRail
Oak Ridge Rd
Universal Orlando Resort
Orlando Intl. Premium Outlets
Artegon Marketplace
Orange Technical College - Mid Florida Campus
Turkey Lake Rd
International Festival
Orlando Outlet Marketplace
Pine Castle
Belle Isle
Doctor Phillips
Skyview Plaza
Sand Lake Rd
Sherwin Williams
The Florida Mall
Sand Lake Corners South
ICON Orlando
Lockheed Martin
USA Today
Martin Andersen Beachline
Landstreet Rd
Pointe Orlando
Rosen College of Hospitality Management
Orange County Convention & Civic Center
Rosen Shingle Creek
4th St
Navy Operations Support Center (NOSC)
Orlando International Airport
Big Sand Lake
Taft-Vineland Rd
Aquatica Orlando
Sea World Orlando
Central Florida Pkwy
Florida's Tpke
US Army Reserves
Budweiser Distributor
Discovery Cove
ORANGE COUNTY
Faldo Golf Institute by Marriott
Country Fresh, Inc. Distribution
Wetherbee Rd
Walt Disney World Resort 2 miles
Southchase
Orange Blossom Trail
Hunter's Creek Shopping Ctr.
Gatorland Zoo
Hunters Creek Golf Club
Central FL GreeneWay
Hunters Creek
Tupperware Brand Corporation
Osceola Pkwy
The LOOP-Kissimmee
TUPPERWARE
OSCEOLA COUNTY
Kissimmee
Poinciana Place
Sanford
Heathrow
Apopka
Winter Springs
Oviedo
Altamonte Springs
Casselberry
Lake Apopka
Maitland
Winter Park
Ocoee
Winter Garden
ORLANDO
Lake Buena Vista
Celebration
St Cloud

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Mortgage Loan No. 6 – Florida Hotel and Conference Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Orlando, FL 32809
Original Balance:	$35,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986 / 2019
Borrower Sponsor:	Tariq M. Shaikh			Size:	511 Rooms
Guarantor:	Tariq M. Shaikh			Cut-off Date Balance Per Room:	$68,493
Mortgage Rate:	6.7000%			Maturity Date Balance Per Room:	$68,493
Note Date:	4/26/2023			Property Manager:	Edinburgh Management, LLC
First Payment Date:	6/1/2023				(borrower-related)
Maturity Date:	5/1/2033			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$6,419,407
Original Amortization Term:	0 months			UW NOI Debt Yield:	18.3%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	18.3%
Seasoning:	0 months			UW NCF DSCR:	2.22x
Prepayment Provisions:	L(24),D(91),O(5)			Most Recent NOI:	$6,510,899 (2/28/2023 TTM)
Lockbox/Cash Mgmt Status:	Soft/In Place			2nd Most Recent NOI(3):	$5,730,882 (12/31/2022)
Additional Debt Type:	No			3rd Most Recent NOI(3):	$1,384,689 (12/31/2021)
Additional Debt Balance:	NAP			Most Recent Occupancy:	69.0% (2/28/2023)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent Occupancy(3):	64.7% (12/31/2022)
Reserves(2)				3rd Most Recent Occupancy(3):	33.4% (12/31/2021)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$66,000,000 (2/1/2023)
RE Tax:	$376,210	$53,744	NAP	Appraised Value Per Room:	$129,159
Insurance:	$190,307	$63,435	NAP	Cut-off Date LTV Ratio:	53.0%
FF&E:	$0	(2)	NAP	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$35,000,000	97.2%	Loan Payoff:	$35,187,017	97.8%
Borrower Equity:	$994,878	2.8%	Reserves:	$566,517	1.6%
			Closing Costs:	$241,344	0.7%
Total Sources:	$35,994,878	100.0%	Total Uses:	$35,994,878	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future mezzanine debt.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The increase in Occupancy and NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.

The Mortgage Loan. The sixth largest mortgage loan (the “Florida Hotel and Conference Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $35,000,000 and is secured by a first priority fee mortgage encumbering a 511-room full service hotel located in Orlando, Florida (the “Florida Hotel and Conference Center Property”).

The Borrowers and the Borrower Sponsor. The borrower for the Florida Hotel and Conference Center Mortgage Loan is Tantallon Orlando, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. Tantallon Orlando, LLC is 99% owned by Tariq M. Shaikh, and 1% owned by managing member Edinburgh Management, LLC, which is wholly owned by Tariq M. Shaikh. Tariq M. Shaikh is the president of Edinburgh Management, LLC and also serves as the non-recourse carveout guarantor for the Florida Hotel and Conference Center Mortgage Loan. Edinburgh Management, LLC is a privately held hospitality investment, development, and management company headquartered in Houston, Texas that was founded in 2003. Tariq. M. Shaikh has over 40 years of experience in the hospitality industry, including having served as president of Rushlake Hotels for 18 years and owning or managing independent boutiques as well as hotels under a variety of different franchises, including Hyatt, Hilton, Embassy Suites, Intercontinental, Peral Continental, Howard Johnsons and Quality Inn.

The Property. The Florida Hotel and Conference Center Property is an 11-story, full service hotel located in Orlando, Florida. Built in 1986 and most recently renovated in 2019, the Florida Hotel and Conference Center Property is situated on a 10.8-acre site and contains 511 rooms, including 407 queen guestrooms, 98 king guestrooms, three parlor suites, two presidential suites and one executive suite. Amenities at the Florida Hotel and Conference Center Property include an outdoor swimming pool and whirlpool, a fitness center, a business center, a gift shop, room service, an airport/local shuttle, 50,250 square feet of meeting and event space and 732 surface parking spaces. Additionally, the Florida Hotel and Conference Center Property features a 90-seat restaurant (Marcelo’s Bistro), a 90-seat bar (Cricket’s Bar), and a 20-seat Starbucks Café. The Florida Hotel and Conference Center Property is directly attached to the Florida Mall, a 1.8 million square foot super regional mall that is owned by Simon Property Group and attracts more than 20 million visitors annually.

In 2018 and 2019, the borrower sponsor invested approximately $11.7 million ($22,893 per room) into upgrades at the Florida Hotel and Conference Center Property focused on guestrooms and suites, corridors, building systems, restaurant and bar, technology, ballroom and meeting rooms, and the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$35,000,000
1500 Sand Lake Road	Florida Hotel and Conference Center	Cut-off Date LTV:	53.0%
Orlando, FL 32809		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.3%

fitness center. Total capital investment over the last five years by the borrower sponsor has totaled approximately $14.7 million ($28,768 per room). Additionally, the borrower sponsor’s planned upgrades over the next five years total over $5.0 million, including new roofing, guestroom televisions, and meeting room upgrades.

According to the appraisal, the 2022 market mix of the Florida Hotel and Conference Center Property was 40% commercial, 30% meeting and group, and 30% leisure. The Florida Hotel and Conference Center Property was acquired in 2004. In 2016, the borrower entered into a distribution agreement with Best Western International, Inc., which agreement was terminated in early 2020, at which time the hotel became independent once again.

The Market. The Florida Hotel and Conference Center Property is centrally located around the Orlando International Airport, Disney World, Universal Studios and SeaWorld Orlando. Orlando’s popularity as a year-round tourism destination contributes to the area’s overall economy. The Florida Hotel and Conference Center Property’s surrounding neighborhood is characterized by restaurants, office buildings and retail shopping centers along the primary thoroughfares. The Florida Hotel and Conference Center Property is directly attached to the Florida Mall, a 1.8 million square foot super regional mall that is owned by Simon Property Group and attracts more than 20 million visitors annually. The Florida Mall features more than 250 retail, dining and entertainment options including Macy’s, Dillard’s, JCPenney, Apple, ZARA, Tesla, Coach, Rolex, Victoria’s Secret, the Crayola Experience attraction, Carlo’s Bakery and a dining pavilion, with more than 1,400 indoor and outdoor seating options at 23 restaurants and eateries. Major employers in the area include Walt Disney World Resort (74,000 employees), Universal Orlando (20,000), Adventist Health Systems/Florida Hospital (19,304), Orlando Health (15,174), and Lockheed Martin (7,000).

According to the appraisal, the Florida Hotel and Conference Center Property competes directly with six hotels totaling 3,579 rooms. While a variety of new hotel projects are planned, underway or proposed in the greater Orlando market, none are expected to compete directly with the Florida Hotel and Conference Center Property, according to the appraisal.

According to a third-party research provider, the estimated 2022 population within a one-, five-, and ten-mile radius of the Florida Hotel and Conference Center Property was 4,339, 184,716, and 844,921, respectively. The 2022 estimated average household income within the same radii was $55,640, $70,001, and $79,517, respectively.

The following table presents the primary competitive properties to the Florida Hotel and Conference Center Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
Florida Hotel and Conference Center Property	1986	511	40%	30%	30%	64.6%	$118.95	$76.82
DoubleTree by Hilton Hotel at The Entrance to Universal Orlando	1972	742	20%	35%	45%	85%-90%	$105-$115	$90-$100
DoubleTree by Hilton Orlando at SeaWorld	1981	1,042	20%	35%	45%	70%-75%	$115-$125	$80-$90
Marriott Orlando Airport Lakeside	1983	485	40%	25%	35%	80%-85%	$140-$150	$115-$125
Wyndham Orlando Resort International Drive	1978	613	20%	30%	50%	65%-70%	$115-$125	$80-$90
Renaissance Orlando Airport Hotel	1990	297	40%	20%	40%	85%-90%	$130-$140	$110-$120
Hotel Kinetic Orlando Universal Boulevard	2002	400	20%	10%	70%	65%-70%	$125-$135	$80-$90
Subtotal/Wtd. Average		4,090	26%	29%	45%	75%	$123.04	$92.57

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Florida Hotel and Conference Center Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Florida Hotel and Conference Center Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020	33.8%	$107.13	$36.19	26.3%	$118.35	$31.07	77.7%	110.5%	85.9%
12/31/2021	41.3%	$76.21	$31.46	21.2%	$108.24	$22.96	51.4%	142.0%	73.0%
12/31/2022	69.4%	$121.71	$84.42	50.3%	$125.56	$63.18	72.5%	103.2%	74.8%
2/28/2023 TTM	78.3%	$127.23	$99.66	68.9%	$120.58	$83.09	88.0%	94.8%	83.4%

Source: Industry Report.

(1)	The competitive set includes DoubleTree by Hilton Hotel at The Entrance to Universal Orlando, DoubleTree by Hilton Orlando at SeaWorld, Marriott Orlando Airport Lakeside, Wyndham Orlando Resort International Drive, Renaissance Orlando Airport Hotel and Hotel Kinetic Orlando Universal Blvd.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Florida Hotel and Conference Center Property are attributable to variances in reporting methodologies and/or timing differences.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$35,000,000
1500 Sand Lake Road	Florida Hotel and Conference Center	Cut-off Date LTV:	53.0%
Orlando, FL 32809		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Florida Hotel and Conference Center Property:

Cash Flow Analysis
	2019(1)	2020(1)	2021(1)	2022(1)	2/28/2023 TTM	UW	UW per Room
Occupancy	72.9%	26.3%	33.4%	64.7%	69.0%	69.0%
ADR	$115.00	$118.36	$120.56	$118.94	$119.99	$120.40
RevPAR	$83.80	$31.07	$40.30	$76.92	$82.79	$83.07

Room Revenue	$15,630,840	$5,811,411	$7,516,983	$14,346,052	$15,494,281	$15,494,281	$30,321.49
Food & Beverage Revenue	$7,797,420	$2,251,667	$2,785,277	$6,465,959	$7,183,856	$7,183,856	$14,058.43
Other Income(2)	$587,190	$147,965	$70,583	$270,750	$345,376	$345,376	$675.88
Total Revenue	$24,015,450	$8,211,043	$10,372,843	$21,082,761	$23,023,513	$23,023,513	$45,055.80

Real Estate Taxes	$674,666	$681,280	$695,190	$598,040	$602,464	$626,329	$1,225.69
Insurance	$394,603	$425,471	$385,559	$430,062	$441,197	$739,059	$1,446.30
Other Expenses	$17,224,378	$8,382,229	$7,907,405	$14,323,777	$15,468,953	$15,238,718	$29,821.37
Total Expenses	$18,293,647	$9,488,980	$8,988,154	$15,351,879	$16,512,614	$16,604,106	$32,493.36

Net Operating Income	$5,721,803	($1,277,937)	$1,384,689	$5,730,882	$6,510,899	$6,419,407	$12,562.44
FF&E	$960,644	$328,442	$414,914	$843,310	$843,310	$1,151,176	$2,252.79
Net Cash Flow	$4,761,159	($1,606,379)	$969,775	$4,887,572	$5,667,589	$5,268,231	$10,309.65

NOI DSCR	2.41x	(0.54)x	0.58x	2.41x	2.74x	2.70x
NCF DSCR	2.00x	(0.68)x	0.41x	2.06x	2.38x	2.22x
NOI Debt Yield	16.3%	(3.7)%	4.0%	16.4%	18.6%	18.3%
NCF Debt Yield	13.6%	(4.6)%	2.8%	14.0%	16.2%	15.1%

(1)	The decrease in Occupancy and NOI from 2019 to 2020, and increase in Occupancy and NOI from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.
(2)	Other Income comprises rent from the Chick-Fil-A license, guest laundry lease, and various other minor income items.

Escrows and Reserves.

Real Estate Taxes – At origination, approximately $376,210 was required to be deposited into a reserve for real estate taxes. The Florida Hotel and Conference Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Florida Hotel and Conference Center Property (initially, $53,744).

Insurance – At origination, approximately $190,307 was required to be deposited into a reserve for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for the Florida Hotel and Conference Center Property so long as (i) no event of default under the Florida Hotel and Conference Center Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the Florida Hotel and Conference Center Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with evidence of renewal of such insurance policies upon request and (iv) the borrower provides the lender paid receipts for the related insurance premiums no later than 10 days prior to the expiration date of the policies. If any of conditions (i)-(iv) are not satisfied, the Florida Hotel and Conference Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $63,435).

FF&E Reserve - The Florida Hotel and Conference Center Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures, and equipment (“FF&E”) in an amount equal 1/12th of 5% of the operating income for the Florida Hotel and Conference Center Property for the preceding calendar year (initially $95,931). The monthly deposit is required to be adjusted annually by the lender in January of each calendar year based on the foregoing. Notwithstanding the foregoing, the hotel manager may make the monthly deposit into an access restricted after notice account that is accessible by the hotel manager so long as none of the following have occurred: (i) that (a) the Hotel Management Agreement (as defined below) with the hotel manager has been terminated and (b) a qualified replacement manager is not required to maintain the FF&E Reserve pursuant to a replacement management agreement, (ii) the hotel manager is in default under the Hotel Management Agreement, (iii) upon the occurrence and during the continuance of a Cash Sweep Event Period (as defined below in “Lockbox and Cash Management”) or (iv) the FF&E Reserve funds are not otherwise retained by and disbursed by the hotel manager under the Hotel Management Agreement. Following delivery by the lender of an access termination notice to the lockbox bank, the Florida Hotel and Conference Center Mortgage Loan documents require the borrower to cause the hotel manager to deposit any portion of the FF&E Reserve funds then held in the hotel manager’s operating account to be deposited in the FF&E Reserve account.

“Hotel Management Agreement” means, collectively, the hotel management agreement between Edinburgh Management, LLC and the borrower dated as of October 1, 2004, as amended by those certain amendments dated as of August 23, 2013, and January 1, 2020, respectively, together with any assignments, modifications, renewals or replacements thereof.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$35,000,000
1500 Sand Lake Road	Florida Hotel and Conference Center	Cut-off Date LTV:	53.0%
Orlando, FL 32809		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.3%

Lockbox and Cash Management. The Florida Hotel and Conference Center Mortgage Loan is structured with an in place soft lockbox and in place cash management. The borrower and property manager are required to deposit all rent into an established deposit account within one business day of receipt. All funds in the deposit account are required to be transferred on each business day to a lender-controlled cash management account. During a Cash Sweep Event Period, provided no event of default is continuing, funds in the cash management account are required to be disbursed (i) to make required monthly deposits, if any, into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the Florida Hotel and Conference Center Mortgage Loan, (iii) to make required monthly deposits, if any, into the FF&E Reserve as described above under “Escrows and Reserves,” (iv) if the Hotel Management Agreement is no longer in effect, to the extent a Cash Sweep Event Period or an event of default exists, to pay monthly operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, (v) if the Hotel Management Agreement is in effect, to the extent that a Cash Sweep Event Period exists, to pay monthly operating expense set forth in the lender approved annual budget and lender approved extraordinary expenses, and (vi) to deposit all excess cash into a cash collateral account to be held as additional security for the Florida Hotel and Conference Center Mortgage Loan during the existence of such Cash Sweep Event Period. If a Cash Sweep Event Period comes to an end, any funds in the cash management account will be transferred to the borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Florida Hotel and Conference Center Mortgage Loan documents, and ending upon the cure, if applicable, of such event; or
(ii)	commencing upon the debt service coverage ratio on the Florida Hotel and Conference Center Mortgage Loan falling below 1.45x at the end of any calendar quarter based upon the trailing six months operating statement, and ending on the date such debt service coverage ratio equals or exceeds 1.45x for two consecutive calendar quarters; or
(iii)	the date the Management Agreement is terminated or canceled, and ending on the date the date on which a replacement Management Agreement acceptable to Lender is in full force and effect.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Future mezzanine debt is permitted under the Florida Hotel and Conference Center Mortgage Loan documents provided, among other things, (i) no default or event of default is continuing, (ii) the combined loan to value ratio of the mezzanine debt and the Florida Hotel and Conference Center Mortgage Loan does not exceed 53.0%, (iii) the debt service coverage ratio is not less than 2.00x taking into account the additional mezzanine debt and the Florida Hotel and Conference Center Mortgage Loan, (iv) the combined debt yield is greater than or equal to 15.5%, and (v) the mezzanine lender has signed an intercreditor agreement acceptable to the lender in its sole discretion.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Florida Hotel and Conference Center Property together with 12 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%

Cumberland Mall
2860 Cumberland Mall Southeast
Atlanta, GA 30339
Marietta
Marietta Trade Center
S. Marietta Pkwy
Kennesaw State Univ.- Marietta Campus
Marietta Commercial Plaza
Life University
LOCKHEED MARTIN
S. Cobb Drive
Lower Roswell Rd
Powers Ferry Rd
Terrell Mill Park
Delk Rd
Delk Square
Sope Creek Crossing
Cobb Pkwy SE
Terrell Mill Rd
Dobbins Air Reserve Base
Atlanta Rd
Georgia Tech Research Institute
Q2 Solutions Corp. Office
Terrell Mill Village
Hyundai Capital America
GE Power Atlanta
Fair Oaks
Treasure Island Shopping Center
Powers Ferry Center
Wellstar Windy Hill Hospital
Windy Hill Rd
Thyssenkrupp Industrial Solutions
Fox Creek Golf Club
Windy Hill Rd
Ward Park
The Weather Channel
Truist Park
Village Green
Village Pkwy
Heritage Pavilion
The Battery Atlanta
Cobb Energy Performing Arts Center
Sandy Springs
Northside Dr
Powers Ferry Rd
Smyrna Community Center
Smyrna History Museum
Spring Rd
Church Rd
Cobb Galleria Centre
Chattahoochee River National Recr. Area
Parkway Pointe
The Crossings Shopping Center
Concord Square
Riverview Shopping Center
COBB COUNTY
Cobb Dr
Paces Mill Rd SE
The Home Depot Corporate HQ
Vinings Station
Vinings Crossing Shopping Ctr.
Whitewater Creek
Smyrna
Ridge Rd
Smyrna Heights
Emory University Hospital Smyrna
The Perimeter
Paces Ferry Rd SE
Vinings
Paces
Paces Ferry Plaza
Paces Ferry Rd SE
Rhyne Park
FULTON COUNTY
Copper Lake Rd
Cumberland Pkwy
Vinings Heights
Kingswood
Highland Station
East-West Connector
West Village
Log Cabin Dr
Home Depot Innovation Center
Highlands Pkwy
Atlanta Rd
Bolton
Amazon Warehouse
Kenwood Plaza
Standing Peachtree Park
Memorial Park
Vinings Cove
Chattahoochee River
Moores Mill Rd
Cobb Dr
ATLANTA
Nickajack Park
Allied Crawford Steel
Bolton Rd
La Dawn Ln
Underwood Hills
Bobby Jones GC
Mableton
Oakdale Rd
Whittier Mill Park
Carver Hills
Howell Mill Village
Riverview Rd
Marietta Rd
Marietta Blvd
ATLANTA INDUSTRIAL PARK
Hartsfield-Jackson Atlanta Intl. Airport 20 miles
Downtown Atlanta 5 miles
Woodstock
Alpharetta
Acworth
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
ATLANTA
Decatur
Redan
Douglasville
East Point
College Park
Forest Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Mortgage Loan No. 7 – Cumberland Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/Baa2/NR			Location:	Atlanta, GA 30339
Original Balance(1):	$30,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	4.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1973/2006-2016
Borrower Sponsor:	BPR Nimbus LLC			Size:	709,318 SF
Guarantor:	BPR Nimbus LLC			Cut-off Date Balance Per SF(1):	$254
Mortgage Rate:	7.8700%			Maturity Date Balance Per SF(1):	$254
Note Date:	4/14/2023			Property Manager:	Brookfield Properties Retail Inc.
First Payment Date:	6/1/2023				(borrower-related)
Maturity Date:	5/1/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$24,780,787
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.8%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.66x
Additional Debt Balance(1)(2):	$150,000,000			Most Recent NOI:	$24,065,640 (1/31/2023 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$24,323,229 (12/31/2022)
Reserves(3)				3rd Most Recent NOI:	$23,224,824 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.7% (3/31/2023)
RE Tax:	$0	Springing	NAP	2nd Most Recent Occupancy:	96.5% (12/31/2022)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	97.9% (12/31/2021)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of):	$368,000,000 (2/28/2023)
TI/LC:	$1,987,019	Springing	$1,415,412	Appraised Value Per SF:	$519
Gap Rent Reserve:	$267,919	$0	NAP	Cut-off Date LTV Ratio(1):	48.9%
Anchor Tenant Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$180,000,000	100.0%	Existing Loan Payoff:	$160,491,051	89.2%
			Return of Equity:	$15,615,412	8.7%
			Reserves:	$2,254,938	1.3%
			Closing Costs:	$1,638,600	0.9%
Total Sources:	$180,000,000	100.0%	Total Uses:	$180,000,000	100.0%

(1)	The Cumberland Mall Mortgage Loan (as defined below) is part of the Cumberland Mall Whole Loan (as defined below), which is comprised of twelve pari passu senior promissory notes with an aggregate original principal balance of $180,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Cumberland Mall Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” sections below for further discussion of additional mortgage debt.
(3)	See “—Escrows and Reserves ” section below for further discussion of reserve requirements

The Mortgage Loan. The seventh largest mortgage loan (the “Cumberland Mall Mortgage Loan”) is part of a whole loan (the “Cumberland Mall Whole Loan”) comprised of twelve pari passu senior promissory notes with an original principal balance of $180,000,000. The Cumberland Mall Whole Loan is secured by the fee simple interest in Cumberland Mall, a 709,318 SF enclosed, super regional mall located in Atlanta, Georgia (the “Cumberland Mall Property”). The Cumberland Mall Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Bank of Montreal (“BMO”). The non-controlling note A-6-1 with an original principal balance of $30,000,000, represents the Cumberland Mall Mortgage Loan and will be included in the MSWF 2023-1 securitization trust. The remaining Cumberland Mall pari passu notes have been included in securitizations or are currently held by DBNY and BMO and are expected to be contributed to one or more future securitization transactions. The Cumberland Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2023-V2 trust. See “Description of the Mortgage Pool—The Whole Loans——The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	DBNY	Yes
A-2	20,000,000	20,000,000	DBNY	No
A-3	15,000,000	15,000,000	DBNY	No
A-4	10,000,000	10,000,000	DBNY	No
A-5	7,000,000	7,000,000	DBNY	No
A-6-1	30,000,000	30,000,000	MSWF 2023-1	No
A-6-2	10,000,000	10,000,000	MSBNA	No
A-7	23,000,000	23,000,000	MSBNA	No
A-8	15,000,000	15,000,000	BMO	No
A-9	12,500,000	12,500,000	BMO	No
A-10	10,000,000	10,000,000	BMO	No
A-11	7,500,000	7,500,000	BMO	No
Total	$180,000,000	$180,000,000

The Borrowers and the Borrower Sponsors. The borrowers are Cumberland Mall, LLC and Cumberland FS Anchor Parcel Owner LLC, each a Delaware limited liability company that is owned and controlled by affiliates of Brookfield Properties Retail Holding LLC (“Brookfield Properties”) and CBRE Investment Management. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cumberland Mall Whole Loan. The borrower sponsor and non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties. Cumberland FS Anchor Parcel Owner LLC owns a parcel that includes the Dick’s Sporting Goods, Round 1 and Planet Fitness stores, and Cumberland Mall, LLC owns the remainder of the Cumberland Mall Property.

Brookfield Properties develops and operates real estate investments on behalf of Brookfield Asset Management, which is one of the largest alternative asset managers in the world. Formerly known as General Growth Properties, Inc., Brookfield Properties is owned by affiliates of Brookfield Asset Management and ranks among the largest retail real estate companies in the United States. Its portfolio of retail properties spans the nation, encompassing over 200 retail centers and representing over 155 million square feet of retail space. Brookfield Properties is focused exclusively on managing, leasing and redeveloping retail properties. The borrower sponsors are affiliated with the borrower sponsor of the Heritage Plaza Mortgage Loan, which also is being contributed to the MSWF 2023-1 transaction.

CBRE Investment Management is a leading investment management firm that delivers sustainable investment solutions across real assets categories, geographies, risk profiles and execution formats to clients, people and communities. CBRE is responsible for more than $148.9 billion of assets under management with over 1,000 team members and over 30 offices worldwide.

The Property. The Cumberland Mall Property is a 709,318 SF super regional mall located approximately 11 miles from downtown Atlanta, where more than 900,000 vehicles pass daily. The Cumberland Mall Property hosts a diverse tenant mix of over 100 shops and restaurants, meeting different customer needs. The immediate area of the Cumberland Mall Property has seen significant growth, including proximity to the Atlanta Braves stadium, which is located on the other side of the highway and holds over 41,000 people.

The Cumberland Mall Property was originally built in 1973, was expanded in 2006 and renovated in 2016. As of March 31, 2023, the Cumberland Mall Property is 98.7% leased to a diverse mix of tenants and has historically averaged approximately 98.0% occupancy since 2016. The Cumberland Mall Property has a strong mix of national tenants and is anchored by Macy’s (non-collateral), Costco, Round 1 Bowling & Amusement, and Dick’s Sporting Goods. Costco opened in 2006 along with a 77,000 SF lifestyle center on the north side of the Cumberland Mall Property, attracting major national tenants and signature restaurants such as Cheesecake Factory, P.F. Chang’s, Buffalo Wild Wings, and Maggiano’s. In 2019, the borrower sponsor invested approximately $30.0 million on replacing the former Sears box with Dick’s Sporting Goods, Planet Fitness, and Round 1 Bowling & Amusement. Additionally, in late 2021, Brookfield Properties received entitlements to develop 300 residential units, 60,000 SF of additional retail space, and up to 500,000 SF of office space proximate to the Cumberland Mall Property, allowing the Cumberland Mall Property to draw more people to the destination. The multifamily development is currently underway and expected to be completed in the second quarter of 2024.

The Cumberland Mall Property has shown a consistent growth in sales. Prior to the start of the COVID-19 pandemic, 2019 in-line sales PSF at the Cumberland Mall Property were $779 PSF and January 2023 TTM in-line sales PSF are $874 PSF, representing a 12.1% increase since 2019. Excluding Apple, in-line sales in 2019 were $518 PSF and January 2023 TTM in-line sales are at $610 PSF, representing a 17.7% increase since 2019. As of the January 2023 TTM, the in-line occupancy cost ratio is 8.3% including Apple and 11.9% excluding Apple. The table below provides an overview of the sales by tenancy type (partial year sales were excluded from the analysis).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%
Sales by Tenancy Type(1)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF	TTM Sales(3)	TTM PSF(3)
Anchor (2)	$192,000,000	$1,302	$217,000,000	$1,472	$298,000,000	$987	$306,400,000	$1,015	$306,400,000	$1,015
Major (> 10,000 SF)	$31,977,014	$345	$22,889,170	$247	$33,119,265	$358	$35,424,084	$383	$35,534,676	$384
Inline (< 10,000 SF)	$163,360,834	$779	$130,277,728	$602	$188,490,676	$863	$197,104,268	$863	$199,518,244	$874
Inline (< 10,000 SF) excluding Apple	$105,197,133	$518	$99,277,330	$473	$135,305,482	$639	$135,029,048	$609	$135,224,292	$610
Total Sales	$384,992,566	$858	$368,079,113	$808	$516,265,996	$843	$535,342,263	$861	$537,827,202	$865

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	2019 and 2020 Anchor sales do not include Dick’s Sporting Goods and Round 1 Bowling & Amusement sales.
(3)	TTM is as of January 31, 2023.

Major Tenants.

Round 1 Bowling & Amusement (“Round 1”) (83,600 SF; 11.8% of NRA; 7.2% of underwritten base rent). Round 1 is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, darts, and other entertainment activities in an indoor facility complex. Round 1 opened its first U.S. location in Los Angeles in 2010 and has grown its presence in the United States to over 50 locations, with approximately 2,466 employees. At the Cumberland Mall Property, Round 1 occupies 83,600 SF through February 2031 and has two, five-year extension options.

Costco (147,409 SF; 20.8% of NRA; 5.8% of underwritten base rent). Costco is an American multinational corporation, which operates a chain of membership-only big-box retail stores. As of April 2022, Costco was the fifth largest retailer in the world. Costco is ranked #11 on the Fortune 500 rankings of the largest United States corporations by total revenue. In the United States, Costco’s main competitors operating membership warehouses are Sam’s Club and BJ’s Wholesale Club. Costco employs 304,000 employees worldwide and has an average store size of 146,000 SF. As of February 2023, Costco had nearly 123 million members. Costco has three, 10-year extension options through November 2056. Costco leases the pad from the borrowers and owns its improvements.

H&M (24,655 SF; 3.5% of NRA; 4.0% of underwritten base rent). H&M offers collections for women, men, teenagers, children and babies, with a product range that includes sportswear, underwear, cosmetics, accessories and shoes. H&M is present in 76 markets around the world. At the Cumberland Mall Property, H&M occupies 24,655 SF through January 2032 and has two, three-year extension options.

The following table presents a summary regarding the major tenants at the Cumberland Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Round 1(3)	NR/NR/NR	83,600	11.8%	$1,400,000	$16.75	7.2%	2/28/2031	2, 5-year	Y
Costco	NR/Aa3/A+	147,409	20.8%	$1,122,880	$7.62	5.8%	11/30/2026	3, 10-year	N
H&M(4)	NR/NR/NR	24,655	3.5%	$775,000	$31.43	4.0%	1/31/2032	2, 3-year	Y
Dick’s Sporting Goods(5)	NR/Baa3/BBB	70,984	10.0%	$769,783	$10.84	4.0%	1/31/2031	3, 5-year	Y
Foot Locker(6)	NR/NR/NR	5,990	0.8%	$570,548	$95.25	3.0%	4/30/2023	None	Y
Champs Sports	NR/NR/NR	7,610	1.1%	$545,180	$71.64	2.8%	1/31/2027	None	N
Maggiano’s Little Italy	NR/NR/NR	16,375	2.3%	$544,960	$33.28	2.8%	11/30/2026	1, 5-year	N
The Cheesecake Factory	NR/NR/NR	11,112	1.6%	$500,040	$45.00	2.6%	1/31/2027	None	N
DSW	NR/NR/NR	14,664	2.1%	$450,000	$30.69	2.3%	1/31/2024	None	N
Kids Foot Locker	NR/NR/NR	3,955	0.6%	$389,132	$98.39	2.0%	7/31/2025	None	N
Subtotal/Wtd. Avg.		386,354	54.5%	$7,067,523	$18.29	36.5%

Other Tenants		314,073	44.3%	$12,273,048	$39.08	63.5%
Vacant Space		8,891	1.3%	$0	$0.00	0.0%
Total/Wtd. Avg.(7)		709,318	100.0%	$19,340,571	$27.61	100.0%

(1)	Information is based on the underwritten rent roll as of March 31, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Round 1 may elect to terminate its lease if between March 2026 and March 2027 Round 1’s net sales fail to exceed $7,500,000. Round 1 has 90 days following such one year period to terminate its lease by providing the landlord with 180 days’ prior notice and payment of a termination fee equal to the unamortized portion of its construction allowance and the broker fee paid by the landlord to Round 1’s broker.
(4)	H&M may terminate its lease if (x) its net sales fail to exceed $7,050,000 between January 1, 2027 and December 31, 2027 or (y) its net sales fail to exceed $7,755,000 between January 1, 2029 and December 31, 2029, in either case by providing 365 days’ prior written notice to the landlord within 180 days following the expiration of such 12-month period and payment of a termination fee equal to 50% of the unamortized portion of its construction allowance (amortized on a straight line basis over 10 years commencing on the date H&M opened for business at the Cumberland Mall Property).
(5)	Dick’s Sporting Goods (“DSG”) may terminate its lease if Foot Locker prohibits or otherwise restricts DSG’s use of its leased premises via Foot Locker's exclusivity right and such failure continues for 15 days following written notice from DSG to the landlord.
(6)	Foot Locker’s lease expired on April 30, 2023. Foot Locker is still open and operating in its leased space while it continues negotiations for a lease extension with the landlord. However, there is no assurance that Foot Locker will continue to operate its space or that its lease will be renewed.
(7)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the lease rollover at the Cumberland Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	13	31,286	$52.71	4.4%	4.4%	$1,648,945	8.5%	8.5%
2024	22	61,639	$43.90	8.7%	13.1%	$2,705,967	14.0%	22.5%
2025	25	71,897	$47.13	10.1%	23.2%	$3,388,785	17.5%	40.0%
2026	16	212,606	$17.62	30.0%	53.2%	$3,745,098	19.4%	59.4%
2027	13	78,272	$32.25	11.0%	64.2%	$2,523,930	13.0%	72.5%
2028	7	16,070	$36.43	2.3%	66.5%	$585,446	3.0%	75.5%
2029	2	1,750	$126.94	0.2%	66.8%	$222,148	1.1%	76.6%
2030	5	31,797	$28.23	4.5%	71.2%	$897,754	4.6%	81.3%
2031	3	154,872	$14.01	21.8%	93.1%	$2,169,783	11.2%	92.5%
2032	5	27,448	$44.17	3.9%	96.9%	$1,212,381	6.3%	98.8%
2033	2	12,190	$19.72	1.7%	98.7%	$240,334	1.2%	100.0%
2034 & Beyond	1	600	$0.00	0.1%	98.7%	$0	0.0%	100.0%
Vacant	0	8,891	$0.00	1.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	114	709,318	$27.61	100.0%		$19,340,571	100.0%

(1)	Information is based on the underwritten rent roll as of March 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Cumberland Mall Property is located within the Atlanta-Sandy Springs-Alpharetta, Georgia Metropolitan Statistical Area (the “Atlanta MSA”) in Cobb County, Georgia. Cobb County has an estimated 2022 population of 766,149, with a population of 206,763 in a five-mile radius of the Cumberland Mall Property. The largest employers in Cobb County include the Cobb County Schools with approximately 17,750 employees, Wellstar Health System with roughly 15,000 employees, and Home Depot with about 13,000 employees. As of September 2022, Cobb County’s unemployment rate was 2.2%, 0.5% lower relative to the same period of the prior year and 1.1% below the national average. The average household income in Cobb County is $123,521.

The live, work, play environment surrounding the Cumberland Mall Property and Truist Park has drawn high-income renters and large corporations to the submarket in recent years. The submarket benefits from a base of large office users (approximately 31 million SF of office space) and has welcomed new expansions and relocations from major companies including new office headquarters for Thyssenkrupp and Papa John’s. Furthermore, the surrounding area features a strong mix of manufacturing companies and healthcare-related firms such as WellStar Health System and Aveanna Healthcare. Apartment rents in the immediate area surrounding the Cumberland Mall Property have increased substantially over the last few quarters (outpacing the metro average) at a trailing 12-month growth of 19.7%.

The following table presents certain information relating to comparable retail centers for the Cumberland Mall Property:

Competitive Set
Property Name	Year Built/Renovated or Expanded	Total NRA	Total Occupancy	Estimated # of Customers	Anchor / Major Tenants
Cumberland Mall	1973/2006-2016	709,318(1)	98.7%(1)	2,348,739	Round 1, Dick’s Sporting Goods, Costco
Town Center at Cobb	1986/1995	1,281,436	90.0%	1,325,138	Belk, Macy’s, JCPenney
Perimeter Mall(2)	1971/2017	1,551,000	85.0%	2,558,246	Dillard’s, Nordstrom, Von Maur, Macy’s
Arbor Place	1999/NAP	1,219,096	88.4%	783,958	Belk, Dillard’s, JCPenney, Macy’s (Backstage), Regal Cinemas
North Point Mall	1993/2021	1,337,180	90.0%	1,172,182	Dillard’s, JCPenney, Macy’s, Von Maur, AMC Theaters
Wtd. Avg.			88.2%(3)	1,519,669(3)

Source: Appraisal, unless otherwise specified.

(1)	Based on the underwritten rent roll as of March 31, 2023. Total Occupancy for the Cumberland Mall Property is as of March 31, 2023.
(2)	Perimeter Mall is owned by the borrower sponsor.
(3)	Excludes the Cumberland Mall Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%

The following table presents information relating to the appraisal’s market rent conclusion for the Cumberland Mall Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs)	New Tenant Allowance PSF	Rent Increase Projection
Anchor	$7.00	10	$50.00	10% Mid-term
Lifestyle Major	$20.00	10	$50.00	10% Mid-term
Lifestyle Inline	$40.00	10	$50.00	10% Mid-term
Major	$25.00	10	$50.00	10% Mid-term
Fitness Center	$10.00	10	$50.00	10% Mid-term
1st Fl <1,000 SF	$110.00	7	$50.00	2.5% Annual
1st Fl 1,000 - 2,499 SF	$57.50	7	$50.00	2.5% Annual
1st Fl 2,500 - 5,000 SF	$40.00	7	$50.00	2.5% Annual
1st Fl >5,000 SF	$42.50	7	$50.00	2.5% Annual
2nd Fl <1,000 SF	$150.00	7	$50.00	2.5% Annual
2nd Fl 1,000 - 2,499 SF	$48.00	7	$50.00	2.5% Annual
2nd Fl 2,500 - 5,000 SF	$40.00	7	$50.00	2.5% Annual
2nd Fl >5,000 SF	$30.00	7	$50.00	2.5% Annual
Jewelry	$75.00	7	$50.00	2.5% Annual
Food Court	$200.00	7	$50.00	2.5% Annual
Restaurant	$38.00	7	$150.00	2.5% Annual
Kiosk	$0.00	10	$0.00	Flat

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cumberland Mall Property:

Cash Flow Analysis
	2020	2021	2022	1/31/2023 TTM		UW		UW PSF
Gross Potential Rent(1)	$15,531,763	$17,006,998	$18,513,247	$18,799,674		$20,331,631		$28.66
Reimbursements	$5,994,957	$5,870,712	$6,146,884	$6,196,689		$6,757,614		$9.53
Other Income(2)	$4,628,949	$7,743,164	$7,318,910	$7,181,902		$6,974,670		$9.83
Less Vacancy & Credit Loss	($725,673)	($301,427)	$213,345	$162,892		($1,192,237)		($1.68)
Effective Gross Income	$25,429,997	$30,319,446	$32,192,386	$32,341,156		$32,871,677		$46.34

Real Estate Taxes	$2,156,904	$2,134,003	$2,048,295	$2,320,374		$2,380,704		$3.36
Insurance	$104,252	$127,683	$144,771	$200,596		$177,580		$0.25
Other Expenses	$4,473,862	$4,832,936	$5,676,091	$5,754,545		$5,532,607		$7.80
Total Expenses	$6,735,018	$7,094,622	$7,869,157	$8,275,516		$8,090,891		$11.41

Net Operating Income	$18,694,979	$23,224,824	$24,323,229	$24,065,640		$24,780,787		$34.94
TI/LC	$0	$0	$0	$0		$739,588		$1.04
Capital Expenditures	$0	$0	$0	$0		$177,330		$0.25
Net Cash Flow	$18,694,979	$23,224,824	$24,323,229	$24,065,640		$23,863,869		$33.64

Occupancy %	95.8%	97.9%	96.5%	98.7%	(3)	96.5%	(4)
NOI DSCR(5)	1.30x	1.62x	1.69x	1.68x		1.73x
NCF DSCR(5)	1.30x	1.62x	1.69x	1.68x		1.66x
NOI Debt Yield(5)	10.4%	12.9%	13.5%	13.4%		13.8%
NCF Debt Yield(5)	10.4%	12.9%	13.5%	13.4%		13.3%

(1)	UW Gross Potential Rent includes $321,854 of rent steps through May 2024.
(2)	Other Income is comprised of parking income and miscellaneous income.
(3)	1/31/2023 TTM Occupancy % is based on the underwritten rent roll dated March 31, 2023.
(4)	UW Occupancy % represents economic occupancy.
(5)	Debt service coverage ratios and debt yields are based on the Cumberland Mall Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%

Escrows and Reserves. At loan origination, the borrowers deposited approximately $1,987,019 into a TI/LC reserve and $267,919 into a gap rent reserve.

Real Estate Tax Reserve – On each due date during a Cash Management Period, (as defined below) the borrowers are required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each due date during a Cash Management Period, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage. These deposits will be waived as long as an acceptable blanket policy is in effect, which was the case as of the origination date.

Capital Expenditure Reserve – During the continuance of a Cash Management Period, the borrowers are required to pay on each monthly payment date (subject to the Replacement Reserve Threshold (as defined below)) an amount equal to 1/12th of $0.25 per owned leasable square foot at the Cumberland Mall Property (which is initially estimated to be $14,744).

The “Replacement Reserve Threshold” means 24 times the replacement reserve monthly deposit (initially $353,853).

TI / LC Reserve — During the continuance of a Cash Management Period, the borrowers are required to pay on each monthly payment date (subject to the Rollover Reserve Threshold (as defined below)) an amount equal to 1/12th of $1.00 per owned leasable square foot at the Cumberland Mall Property (which initially will be $58,976).

The “Rollover Reserve Threshold” means 24 times the rollover reserve monthly deposit (initially $1,415,412).

Anchor Tenant Reserve — During the continuance of an Anchor Tenant Trigger Event (as defined below), the borrowers are required to pay on each monthly payment date an amount equal to all initial excess cash flow (subject to the individual anchor threshold amount (which is equal to the product of $50.00 and the aggregate amount of gross leasable square footage of the applicable Anchor Tenant (as defined below) space as of the origination date) for all Anchor Tenants other than Costco) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Cumberland Mall Property.

“Anchor Tenant Trigger Event” means any Anchor Tenant (i) has “gone dark” (i.e., ceased to be in occupancy or otherwise ceased to utilize the demised premises for business purposes until such time as such Anchor Tenant operates its business at the Cumberland Mall Property for a period of no less than thirty consecutive days during normal business hours), other than (A) a temporary closure in connection with a restoration, repair or renovation, (B) any other temporary closure with a duration of less than sixty days, (C) a temporary closure in compliance with applicable law, regulations and/or governmental mandates, or (D) a temporary closure by reason of civil unrest, (ii) is the subject of a bankruptcy proceeding (until such time as such bankruptcy is dismissed or the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrowers, such lease is (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant), (iii) has vacated its premises (or has given written notice of its intention to vacate) (until such time as such Anchor Tenant has reoccupied its premises or rescinded any notice of intent to vacate, if applicable), (iv) has terminated, canceled or surrendered its Anchor Lease (as defined below) (or delivered written notice of its intent to do so) (until such time as such Anchor Tenant has rescinded any notice of intent to terminate, cancel or surrender such Anchor Tenant premises, if applicable), or (v) fails to renew its Anchor Lease within the applicable renewal option period (until such time as such Anchor Tenant renews and/or extend its Anchor Lease pursuant to the terms thereof) provided in such anchor lease.

An “Anchor Tenant” means Macy’s, Costco, Round 1 or Dick’s Sporting Goods.

An “Anchor Lease” means a lease with an Anchor Tenant.

Lockbox and Cash Management. The Cumberland Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Cumberland Mall Whole Loan documents also require that all rents received by the borrowers or property manager be deposited into the lockbox account within two business days of receipt. During the continuance of a Cash Management Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account, and applied to pay monthly debt service, required reserves and budgeted or approved property expenses. During the continuance of a Cash Sweep Period (as defined below) (but not during a Cash Management Period), an amount equal to all excess cash flow is reserved by cash management bank for the benefit of the lender, and during an Anchor Tenant Trigger Event certain excess cash flow is required to be reserved as described above under “Escrows and Reserves—Anchor Tenant Reserve.”

A “Cash Management Period” will commence upon the occurrence of a Debt Yield Event (Cash Management Period) (as defined below) and will last until the debt yield is equal to or greater than 11.0% for two consecutive calendar quarters.

A “Cash Sweep Period” will commence upon the occurrence of an event of default or Debt Yield Event (Cash Sweep Period) (as defined below) and will last until the applicable event of default is cured and/or the debt yield is greater than 10.5% for two consecutive calendar quarters, as applicable. During a Cash Sweep Period, all excess cash flow is required to be reserved in a lender-controlled account and the lender has certain approval rights with respect to the annual budget, material leases, and collection of lease termination payments. Solely for purposes of determining whether a Cash Sweep Period has been cured in the case of a Cash Sweep Period due to a Debt Yield Event (Cash Sweep Period), the denominator in the calculation of debt yield will equal the then aggregate outstanding principal balance of the Cumberland Mall Whole Loan as of such date, less any funds then on deposit with the lender or servicer in the excess cash flow reserve fund, provided that, following any such calculation giving credit to amounts in the excess cash flow reserve fund, such amounts will remain in the excess cash flow reserve fund and cannot be withdrawn or released for any reason until a Cash Sweep Period no longer exists without giving credit to amounts in the excess cash flow reserve fund (and all amounts in the excess cash flow reserve fund in excess of the amount so credited will be released to borrowers).

A “Debt Yield Event (Cash Management Period)” will mean the determination that the debt yield is less than 11.0% as of the end of any two consecutive calendar quarters.

A “Debt Yield Event (Cash Sweep Period)” will mean the determination that the debt yield is less than 10.5% as of the end of any two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$30,000,000
2860 Cumberland Mall Southeast	Cumberland Mall	Cut-off Date LTV:	48.9%
Atlanta, GA 30339		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	13.8%

Additional Secured Indebtedness (not including trade debts). In addition to the Cumberland Mall Mortgage Loan, the Cumberland Mall Property also secures the Cumberland Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $150,000,000. The Cumberland Mall Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Cumberland Mall Mortgage Loan. The Cumberland Mall Mortgage Loan and the Cumberland Mall Non-Serviced Pari Passu Companion Loans are pari passu in right of payment. The holders of the Cumberland Mall Mortgage Loan and the Cumberland Mall Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Cumberland Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The borrowers may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Cumberland Mall Property) parcels (including “air rights” parcels but excluding any Anchor Tenant parcel) or outlots, including, without limitation, certain pre-approved release parcels set forth in the Cumberland Mall Whole Loan documents or (B) any Expansion Parcel (as defined below), including any Anchor Tenant parcel that is an Expansion Parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Cumberland Mall Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines, provided that the borrowers may prepay the Cumberland Mall Whole Loan, without any prepayment fee or yield maintenance premium, to achieve such condition, and (v) the release will not result in a material diminution in the value of the Cumberland Mall Property.

Real Estate Substitution. In addition, the borrowers are permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Cumberland Mall Whole Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily relocatable or that will continue to serve the Cumberland Mall Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Cumberland Mall Property or an appraiser of comparable experience selected by the borrowers, (iii) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in each case in an amount equal to or greater than $10,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Cumberland Mall Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iv) the substitution will not result in a loan-to-value ratio that does not comply with REMIC guidelines, provided that the borrowers may prepay the Cumberland Mall Whole Loan, without any prepayment fee or yield maintenance premium, to achieve such condition, (v) the borrowers acquire fee or leasehold title in the Acquired Parcel and (vi) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Acquired Expansion Parcels. The borrowers have the right, at their own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Cumberland Mall Property, including any Anchor Tenant premises, which land was not owned by the borrowers on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Cumberland Mall Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers satisfy similar conditions as are set forth under clause (iii) under “Real Estate Substitution” with respect to the Expansion Parcel.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. The largest tenant, Costco, which ground leases its premises, has a right of first refusal to purchase its leased premises (approximately 13.384 acres at the Cumberland Mall Property) if the landlord receives a bona fide offer to purchase such leased premises. Costco has not entered into a subordination, non-disturbance and attornment agreement. Such right of first refusal may apply to a foreclosure or deed in lieu of foreclosure as well as to subsequent transfers.

Ground Lease. None.

Terrorism Insurance. The borrowers are permitted to obtain (and as of the origination date did obtain) terrorism coverage through Liberty IC Casualty LLC (“Liberty”), a licensed captive insurance company controlled by Brookfield Properties, as an acceptable insurer of perils of terrorism and acts of terrorism as required in the Cumberland Mall Whole Loan documents, so long as, among other requirements, (i) such policy together with any other terrorism policy which meets the requirements of the Cumberland Mall Whole Loan documents, provide terrorism insurance consistent with the terms of the all-risk insurance policy, in an amount equal to full replacement cost and 36 months of business income coverage, (ii) the deductible is no higher than $1,000,000 plus that calculated under the Terrorism Risk Insurance Program Reauthorization Act of 2019 or successor act (“TRIPRA”), and (iii) any covered losses in excess of the deductible covered by Liberty which are not reinsured by the Federal Government under TRIPRA and paid to Liberty must be reinsured with a cut-through endorsement acceptable to the lender and the rating agencies from insurers which meet the ratings criteria in the Cumberland Mall Whole Loan documents. If TRIPRA or a substantially similar government program is not in effect, then the borrowers will be required to carry terrorism insurance in the amounts above to the extent commercially available, but will not be required to spend more for such coverage than two (2) times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the Cumberland Mall Whole Loan documents (without giving effect to the cost of the terrorism components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectu

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Industrial – Warehouse/Distribution	Loan #8	Cut-off Date Balance:	$30,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Industrial – Warehouse/Distribution	Loan #8	Cut-off Date Balance:	$30,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

Conair Glendale
7311 & 7475 North Glen Harbor Boulevard,
10669 & 10691 West Vista Avenue
Glendale, AZ 85307
Sun City
Arrowhead Shores
Peoria Sports Complex
Stonegate Office Park
Thunderbird Office Park
W. Greenway Rd
W. Thunderbird Rd
Banner Boswell Med. Ctr.
Banner Thunderbird Medical Ctr.
ASU West Campus
Deer Valley Shopping Ctr.
Deerview
Grand Ave
Agua Fria Frwy
W. Cactus Rd
Sun City South GC
Peoria
Deer Creek
Arrowhead Shopping Center
Peoria Town Center
Glendale Galleria
W. Peoria Ave
Metro Square
Black Canyon Frwy
Old Town Peoria
Peoria Station
Glendale Community College
W. Olive Ave
Glendale
Peoria Industrial Park
Sunset Gardens
Park West
W. Northern Ave
Northern Crossing
Peoria Crossing
Rovey Farm Estates
Caitlin Court Historic District
St. Joseph's Medical Center
Tanger Outlets Phoenix
Westgate Entertainment District
DOWNTOWN GLENDALE
W. Glendale Ave
64 Plaza Shopping Center
Palm Glen Shopping Center
Desert Diamond Arena
Villa Charme
Glendale Municipal Airport
State Farm Stadium
W. Bethany Home Rd
MARICOPA COUNTY
Luke Business Park
Grand Canyon University
Agua Fria Towne Center
Crestone Plaza
W. Camelback Rd
Westbluff
PHOENIX
West Star Plaza
W. Indian School Rd
Downtown Phoenix 5 miles
Plaza 75 Shopping Center
W. Thomas Rd
Avondale
Desert Sky Mall
Westridge Shadows
Gateway Pavilions
Banner Estrella Medical Ctr.
Westgate Business Park
W. McDowell Rd
Papago Frwy
99th Avenue Business Park
Tolleson
Amazon Fulfillment Center
W. Van Buren St
Mission Business Park
Sherman Business Park
Estrella Business Park
South Mtn. Frwy
Kroger Distribution Center
W. Buckeye St
N. 99th Ave
N. 91st Ave
N. 83rd Ave
N. 75th Ave
N. 67th Ave
N. 59th Ave
N. 51st Ave
N. 43rd Ave
N. 35th Ave
N. 27th Ave
N. 107th Ave
N. 103rd Ave
S. 107th Ave
S. 99th Ave
S. 91st Ave
S. 83rd Ave
S. 75th Ave
101
60
17
10
202
Peoria
Glendale
PHOENIX
Scottsdale
Mesa
Tempe
Gilbert
Chandler
Avondale
Tolleson
El Mirage
Laveen
MC DOWELL MTS.
SOUTH MTS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Mortgage Loan No. 8 – Conair Glendale

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Glendale, AZ 85307
Original Balance(1):		$30,000,000		General Property Type:	Industrial
Cut-off Date Balance(1):		$30,000,000		Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:		4.5%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1995; 2017/NAP
Borrower Sponsor:		Conair Holdings LLC		Size:	1,416,000 SF
Guarantor:		CRE Holding LLC		Cut-off Date Balance PSF(1):	$71
Mortgage Rate:		6.7450%		Maturity Balance PSF(1):	$71
Note Date:		12/21/2022		Property Manager:	Self-managed
First Payment Date:		2/6/2023
Maturity Date:		1/6/2033
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$10,809,262
IO Period:		120 months		UW NOI Debt Yield(1):	10.8%
Seasoning:		4 months		UW NOI Debt Yield at Maturity(1):	10.8%
Prepayment Provisions:		L(28),YM1(88),O(4)		UW NCF DSCR(1):	1.55x
Lockbox/Cash Mgmt Status:		Hard/In Place		Most Recent NOI(4):	NAV
Additional Debt Type(1)(2):		Pari Passu		2nd Most Recent NOI(4):	NAV
Additional Debt Balance(1)(2):		$70,000,000		3rd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy:	100.0% (5/1/2023)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2021)
RE Taxes:	$81,141	$27,047	NAP	Appraised Value (as of):	$195,900,000 (11/15/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$138
Replacement Reserve:	$0	$14,999	$539,964	Cut-off Date LTV Ratio(1):	51.0%
TI/LC Reserve:	$0	Springing	(3)	Maturity Date LTV Ratio(1):	51.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	100.0%	Return of Equity:	$98,590,324	98.6%
			Closing Costs:	$1,328,535	1.3%
			Reserves:	$81,141	0.1%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Conair Glendale Mortgage Loan (defined below) is part of the Conair Glendale Whole Loan (defined below), which is evidenced by two pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Conair Glendale Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below.
(4)	Historical financial information is not available due to the property being owner-occupied since construction and, therefore, did not operate under a lease.

The Mortgage Loan. The eighth largest mortgage loan (the “Conair Glendale Mortgage Loan”) is part of a whole loan (the “Conair Glendale Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $100,000,000 and secured by a first priority fee mortgage encumbering an industrial property located in Glendale, Arizona (the “Conair Glendale Property”). The non-controlling Note A-2, in the original principal amount of $30,000,000, represents the Conair Glendale Mortgage Loan and will be included in the MSWF 2023-1 securitization trust. The controlling Note A-1, in the original principal amount of $70,000,000, was included in the BANK 2023-BNK45 securitization trust (the “Conair Glendale Non-Serviced Pari Passu Companion Loan”). The Conair Glendale Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans ” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	BANK 2023-BNK45	Yes
A-2	$30,000,000	$30,000,000	MSWF 2023-1	No
Total	$100,000,000	$100,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Industrial – Warehouse/Distribution	Loan #8	Cut-off Date Balance:	$30,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

The Borrower and the Borrower Sponsor. The borrower is CRE Holding of Arizona LLC, a Delaware limited liability company with two independent directors. The non-recourse carveout guarantor of the Conair Glendale Whole Loan is CRE Holding LLC, which is a subsidiary of the borrower sponsor, Conair Holdings LLC (“Conair”).

Founded in 1959 by Leandro Rizzuto, Conair is a global leader in premium kitchen appliances, non-electric kitchenware, personal care, grooming, health and beauty products. Based in Stamford, Connecticut, Conair sells its products in more than 120 countries across six continents. In May 2021, Conair was purchased by American Securities LLC (“American Securities”) with members of the Rizzuto family maintaining minority ownership. American Securities is a U.S. private equity firm that invests in North American companies with annual revenues generally ranging from $200 million to $2 billion and/or $50 million to $250 million of EBITDA. As of December 2022, American Securities and its affiliates had more than $26 billion under management.

The Property. The Conair Glendale Property comprises two, one-story industrial buildings totaling 1,416,000 rentable SF situated on 82.3 acres. The property includes the building located at 7475 North Glen Harbor Boulevard (the “Central Building”) comprises 604,000 SF and the building located at 7311 North Glen Harbor Boulevard (the “South Building”) comprises 812,000 SF. Conair, which has been the sole user of the property, constructed the Central Building in 1995 and subsequently constructed the South Building in 2017. The property includes 6 drive-in and 114 dock-high doors with 37’ to 45’ clear heights. There are 812 parking spaces, including a truck trailer parking area with 84 spaces, representing a parking ratio of 0.57 spaces / 1,000 SF.

Sole Tenant.

Conair (1,416,000 SF; 100.0% of NRA; 100.0% of underwritten base rent) – Founded in 1959, Leandro Rizzuto started Conair (Fitch/Moody’s/S&P: NR/B3/B-) by selling hair rollers and dryers. Today, the company develops, manufactures and markets an array of products across a list of categories including kitchen appliances, hair care, men’s grooming, personal health, beauty and skincare, home solutions and travel. Based in Stamford, Connecticut, Conair sells its products in more than 120 countries across six continents with iconic brands including Cuisinart®, Conair®, Babyliss®, Scunci® and Waring®.

At loan origination, the borrower commenced an absolute triple net lease with Conair LLC, a subsidiary of Conair, which guarantees the lease. Accordingly the sole tenant is an affiliate of the borrower sponsor. The lease has an initial term of 15 years, expiring November 30, 2037, and contains no termination options. The initial base rent is $7.99 PSF and the lease provides for 2.0% annual escalations.

The following table presents certain information relating to the tenancy at the Conair Glendale Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Option
Conair(3)	NR/B3/B-	1,416,000	100.0%	$11,543,299	100.0%	$8.15	11/30/2037	N	None
Subtotal/Wtd. Avg.		1,416,000	100.0%	$11,543,299	100.0%	$8.15

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,416,000	100.0%	$11,543,299	100.0%	$8.15

(1)	Credit ratings are those of the parent company, Conair, which guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF shown above includes a rent step in December 2023 totaling $226,339.
(3)	The sole tenant, Conair LLC, is a subsidiary of Conair, the borrower sponsor. Conair guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Conair Glendale Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Beyond	1	1,416,000	$8.15	100.0%	100.0%	$11,543,299	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,416,000	$8.15	100.0%		$11,543,299	100.0%

(1)	Information is based on the underwritten rent roll.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Industrial – Warehouse/Distribution	Loan #8	Cut-off Date Balance:	$30,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

The Market. The Conair Glendale Property is located in Glendale, Arizona, approximately 20.3 miles northwest of the Phoenix central business district. The property is located approximately 2.0 miles from Arizona State Route 101, which provides primary access to the area as well as to I-10, and approximately 22.8 miles northwest of the Phoenix Sky Harbor International Airport. The property is less than five miles north of the I-10 corridor, which contains several significant employers, including the Abrazo Healthcare’s West Campus Hospital, Wal-Mart Supercenter, Cavco modular housing, and an Amazon fulfillment center, along with numerous hotels, restaurants, shopping centers, and automobile dealerships. According to the appraisal, the estimated 2022 population within a one, three and five-mile radius was approximately 2,710, 69,141 and 262,430, respectively and the estimated 2022 average household income within the same radii was approximately $88,120, $88,075 and $84,449, respectively.

According to a third party market research report, the property is situated within the Glendale industrial submarket and the greater Phoenix industrial market. As of January 2023, the submarket reported a total inventory of approximately 31.8 million SF with a 16.7% vacancy rate and an average asking rent of $10.36 PSF. The appraiser identified six comparable buildings with rents ranging from $6.48 to $8.76 PSF triple net and a weighted average of $7.10 PSF. The appraiser concluded a market rent for the Conair Glendale Property of $7.50 PSF triple net.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Conair Glendale Property:

Market Rent Summary
Industrial Space
Market Rent (PSF)	$7.50
Lease Term (Years)	10
Lease Type	NNN
Rent Increase Projection	2% per annum
Tenant Improvements (New/Renewal)	$5 / $2.50
Leasing Commissions (New/Renewal)	6.0% / 2.0%
Free Rent (Months)	3

Source: Appraisal.

The table below presents certain information relating to comparable sales pertaining to Conair Glendale Property identified by the appraiser:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Walmart @ Park 303 6600 North Sarival Road	Glendale, AZ	2021 / NAP	1,257,838	100%	Sep-2021	$148
101 Distribution Center 7811 North Glen Harbor Boulevard	Glendale, AZ	1994 / 2000	620,000	100%	Feb-2022	$84
Lakin Park 17315 West Highway 85	Goodyear, AZ	2022 / NAP	730,339	100%	Jul-2022	$150
10 West Commerce Park 2600 South Miller Road	Buckeye, AZ	2022 / NAP	862,622	100%	Jun-2022	$149

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Industrial – Warehouse/Distribution	Loan #8	Cut-off Date Balance:	$30,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to comparable industrial leases for the Conair Glendale Property:

Comparable Industrial Leases
Property Name/Location	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (months)	Size (SF)	Annual Base Rent PSF	Lease Type
Conair Glendale Property 7311 & 7475 North Glen Harbor Boulevard, 10669 & 10691 West Vista Avenue Glendale, AZ	1995; 2017 / NAP	1,416,000(1)	Conair(1)	Dec-22(1)	179(1)	1,416,000(1)	$7.99(1)	NNN(1)
Merit PLC Two 1515 South 91st Avenue Phoenix, AZ	2022 / NAP	487,500	National Tenant	Jun-22	84	334,222	$7.44	NNN
Fairway 10 750, 850 & 950 North 119th Avenue Avondale, AZ	2021 / NAP	720,317	National Tenant	Apr-22	84	389,197	$7.20	NNN
G303 6605 North Sarival Road Glendale, AZ	2021 / NAP	1,253,382	Healthcare Arizona	Jun-21	149	1,253,382	$6.48	NNN
Walmart @ Park 303 6600 North Sarival Road Glendale, AZ	2021 / NAP	1,257,838	Walmart	Mar-21	89	1,257,750	$6.48	NNN
I-10 Innovation Center 9400 West Latham Street, Building A Tolleson, AZ	2022 / NAP	402,015	HD Supply	Apr-23(2)	85	402,015	$8.76	NNN
101 @ Van Buren 10210 West Van Buren Street Avondale, AZ	2022 / NAP	408,581	Allen Distribution	Feb-23(2)	61	408,581	$8.64	NNN

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.
(2)	Lease is pending.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Conair Glendale Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$11,543,299	$8.15
Total Recoveries	$2,980,571	$2.10
Less Vacancy & Credit Loss	($577,165)	($0.41)
Effective Gross Income	$13,946,705	$9.85

Real Estate Taxes	$309,106	$0.22
Insurance	$150,748	$0.11
Management Fee	$418,401	$0.30
Other Operating Expenses	$2,259,188	$1.60
Total Expenses	$3,137,443	$2.22

Net Operating Income	$10,809,262	$7.63
CapEx	$179,983	$0.13
TI/LC	$0	$0.00
Net Cash Flow	$10,629,279	$7.51

Occupancy %	95.0%(3)
NOI DSCR(4)	1.58x
NCF DSCR(4)	1.55x
NOI Debt Yield(4)	10.8%
NCF Debt Yield(4)	10.6%

(1)	Historical financial information and occupancy is not available due to the property being owner-occupied since construction and, therefore, did not operate under a lease.
(2)	The UW Gross Potential Rent includes rent steps through December 2023 totaling $226,339.
(3)	Represents UW economic vacancy of 5.0%. The Conair Glendale Property was 100.0% occupied as of May 1, 2023.
(4)	Debt service coverage ratios and debt yields are based on the Conair Glendale Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Industrial – Warehouse/Distribution	Loan #8	Cut-off Date Balance:	$30,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of approximately $81,141 and ongoing monthly deposits for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the property (initially approximately $27,047 per month).

Insurance – The loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided no event of default is continuing, the borrower maintains insurance coverage for the Conair Glendale Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits equal to $14,999, subject to a cap of $539,964 ($0.38 PSF).

TI/LC Reserve – Upon the occurrence of a Cash Trap Event Period (as defined below), the loan documents require ongoing reserves for tenant improvements and leasing commissions equal to $41,300, subject to a cap of $1,486,800 ($1.05 PSF).

Lockbox and Cash Management. The Conair Glendale Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct the tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, to be applied in accordance with the loan documents. If no Cash Trap Event Period exists, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the net cash flow debt service coverage ratio is below 1.15x (assuming 30-year amortization), tested quarterly;
(iii)	the occurrence of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt service coverage ratio being greater than 1.20x for two consecutive quarters;
●	with regard to clause (iii), a Major Tenant Event Period ends.

A “Major Tenant Event Period” will commence upon the occurrence of Conair or any replacement tenant (any such tenant, a “Major Tenant”):

(i)	defaulting under the lease,
(ii)	going dark, vacating, or otherwise failing to occupy at least 50% of its space (other than a temporary cessation of normal business operations in connection with renovation of the space in accordance with the terms of the loan documents and the lease), or giving notice of its intent to commence any of the foregoing,
(iii)	filing for bankruptcy or similar insolvency proceeding,
(iv)	terminating or canceling its lease (or giving notice to do so), or
(v)	Conair’s long term unsecured debt rating being downgraded below “B-” by Fitch, “B-” by S&P, or “B3” by Moody’s provided, however, with regard to clause (v), if, within 10 days of the occurrence, the borrower makes a deposit (in the form of cash or a letter of credit) in an amount equal to the base rent payable by Conair under the lease for the 12 month period following the date of occurrence, no Major Tenant Event Period will be deemed to have commenced.

A “Major Tenant Event Period” will end upon the occurrence of any of the following:

●	with respect to clauses (i)-(v), the lender has received reasonably satisfactory evidence that the entirety of the applicable Major Tenant space has been leased to one or more acceptable replacement tenants, each pursuant to a reasonably satisfactory replacement lease, and that each tenant is in occupancy, open for business and is paying full, unabated rent pursuant to such lease, and that all tenant improvement costs and leasing commissions have been paid, and lender receives a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing;
●	with regard solely to clause (i), the lease default has been cured and no other default under the lease is occurring;
●	if caused solely by clause (ii), the date when the Major Tenant has resumed its normal business operations in at least 70% of its space for a period of two consecutive quarters;
●	if caused solely by clause (iii), the bankruptcy or insolvency proceeding has terminated and the related lease and lease guaranty has been affirmed, assigned or assumed in a manner satisfactory to the lender;
●	if caused solely by clause (iv), the Major Tenant withdrawing, in writing, such termination or cancellation and has resumed or continued normal business operations in at least 70% of its space for two consecutive quarters; or

if caused solely by clause (v), the long-term unsecured debt rating of such Major Tenant or major tenant lease guarantor is raised so that it is no lower than “B-” by Fitch, “B-” by S&P, or “B3” by Moody’s.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Industrial – Warehouse/Distribution	Loan #8	Cut-off Date Balance:	$30,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

Additional Secured Indebtedness (not including trade debts). The Conair Glendale Property also secures the Conair Glendale Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $70,000,000. The Conair Glendale Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the Conair Glendale Mortgage Loan. The Conair Glendale Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Conair Glendale Non-Serviced Pari Passu Companion Loan. The holders of the Conair Glendale Mortgage Loan and the Conair Glendale Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Conair Glendale Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Refusal/Right of First Offer. None.

Ground Lease. None.

Terrorism Insurance. The Conair Glendale Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Conair Glendale Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

Rialto Industrial
1110 West Merrill Avenue
Rialto, CA 92376
Glen Helen Regional Park
Cal. State University-San Bernardino
Northpark Blvd W.
Barstow Fwy
Cajon Blvd
Kendall Dr
W. 40th St
Shandin Hills
Muscoy
Riverside Ave
El Rancho Verde Golf Club
Bohnert Ave
State St
Foothill Fwy
Highland Ave
Renaissance Marketplace
North Rialto Center
Diginity Health - Community Hospital
W. Baseline St
Rialto
Citrus Shopping Center
Historic Us Hwy 66
Renaissance Center
W. Foothill Blvd
Acacia Plaza
W. 6th St
DOWNTOWN SAN BERNARDINO
SAN BERNARDINO DEPOT
SAN BERNARDINO DOWNTOWN
Arrow Hwy
Citrus Ave
Sierra Ave
Alder Ave
Cedar Ave
Cactus Ave
FONTANA
METROLINK
RIALTO
SAN BERNARDINO
Merrill Ave
W. Mill St
San Manuel Stadium
Kaiser
Fontana
Bloomington Ave
Riverside Ave
Rancho Ave
San Bernardino Valley College
Inland Center
ARROW
San Bernardino Ave
Kaiser Permanente Fontana Medical Center
Pepper Ave
Arrowhead Regional Medical Ctr.
Valley Blvd
San Bernardino Fwy
Slover Ave
Los Angeles 45 miles
Palm Court Shopping Center
SAN BERNARDINO COUNTY
Colton
Bloomington
Sierra Crossroads Shopping Ctr.
Centrepointe Shopping Center
Jurupa Ave
Colton Courtyard
Southridge Plaza
Jurupa Hills Regional Park
AGUA MANSA INDUSTRIAL CORRIDOR
Santa Ana River
Barton Rd
Grand Terrace
Vernon Ave
Oak Quarry Golf Club
Belltown
Agua Mansa Rd
AB Brown Sports Complex
Riverside Fwy
Highgrove
Center St
Glen Avon Market Shopping Ctr.
Mission Blvd
Pomona Fwy
Rubidoux Blvd
Pigeon Pass Rd
Jurupa Rd
Rubidoux Drive-In Theatre
Jurupa Valley
Camino Real
Pedley Rd
Rubidoux
Mission Blvd
RIVERSIDE-HUNTER PARK
RIVERSIDE COUNTY
Flabob Airport
Riverside Convention Center
Indian Hills Country Club
Limonite Ave
Peace Tower
Fox Performing Arts Center
3rd St
JURUPA VALLEY/PEDLEY
Jurupa Valley Spectrum
Jurupa Hills Country Club
Santa Ana River Regional Park
DOWNTOWN RIVERSIDE
Riverside Community Hospital
RIVERSIDE DOWNTOWN
Chicago Ave
University of California-Riverside
Box Springs Mountain Reserve
Jurupa Springs
Riverside City College
RIVERSIDE
Palmdale
Victorville
Apple Valley
Hesperia
Lucerne Valley
Glendale
Glendora
Rancho Cucamonga
Pasadena
Upland
Rialto
SAN BERNARDINO
LOS ANGELES
Fontana
Ontario
Redlands
Colton
Yucaipa
Pomona
Chino Hills
Chino
Whittier
RIVERSIDE
Downey
Moreno Valley
Fullerton
Yorba Linda
Corona
LONG BEACH
ANAHEIM
Perris
Garden Grove
Orange
Hemet
Huntington Beach
SANTA ANA
Menifee
Costa Mesa
Irvine
Murrieta
Pacific Ocean
Newport Beach
Mission Viejo
Laguna Beach
Temecula
San Clemente
215
210
10
60
91
18

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Mortgage Loan No. 9 – Rialto Industrial

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Rialto, CA 92376
Original Balance(1):		$30,000,000		General Property Type:	Industrial
Cut-off Date Balance(1):		$30,000,000		Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:		4.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1989 / 2020
Borrower Sponsors:		Ezra Danziger, Paul Reisz and		Size:	1,106,124 SF
		Solomon Weber		Cut-off Date Balance per SF(1):	$164
Guarantors:		Ezra Danziger, Paul Reisz and		Maturity Date Balance per SF(1):	$164
		Solomon Weber		Property Manager:	RD Real Estate Holdings LLC
Mortgage Rate:		7.6100%
Note Date:		11/10/2022
First Payment Date:		1/6/2023
Maturity Date:		12/6/2032
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		5 months		UW NOI:	$17,627,827
Prepayment Provisions:		L(29),D(87),O(4)		UW NOI Debt Yield(1):	9.7%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	9.7%
Additional Debt Type(1)(2):		Pari Passu		UW NCF DSCR(1):	1.23x
Additional Debt Balance(1)(2):		$151,000,000		Most Recent NOI(5):	NAV
Future Debt Permitted (Type)(3):		Yes (Mezzanine)		2nd Most Recent NOI(5):	NAV
Reserves(4)				3rd Most Recent NOI(5):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/6/2023)
RE Tax:	$514,722	$128,681	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2022)
Insurance:	$122,072	$61,036	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2021)
Replacement Reserves:	$0	$9,218	NAP	Appraised Value (as of)(6):	$350,000,000 (10/12/2022)
Deferred Maintenance:	$8,125	$0	NAP	Appraised Value per SF:	$316
Rent Abatement Reserve:	$9,402,054	$0	NAP	Cut-off Date LTV Ratio(1):	51.7%
Litigation Reserve:	$50,000	Springing	$50,000	Maturity Date LTV Ratio(1):	51.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$181,000,000	100.0%	Loan Payoff:	$130,724,472	72.2%
			Closing Costs(7):	$24,015,699	13.3%
			Return of Equity:	$16,162,856	8.9%
			Upfront Reserves:	$10,096,973	5.6%
Total Sources:	$181,000,000	100.0%	Total Uses:	$181,000,000	100.0%

(1)	The Rialto Industrial Mortgage Loan (as defined below) is part of the Rialto Industrial Whole Loan (as defined below) evidenced by nine pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $181.0 million. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above in the chart above reflect the Rialto Industrial Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussions of additional mortgage debt.
(3)	See “Mezzanine Loan and Preferred Equity” below for further discussion of permitted future mezzanine debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Operating history is not available as the Rialto Industrial Property (as defined below) has been occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(6)	The appraisal also concluded to a “go-dark” value of $303,000,000 and land value of $242,000,000.
(7)	Closing Costs include approximately $15.0 million in payment to third-party contractors for the cost of the TI Project (as defined below).

The Mortgage Loan. The ninth largest mortgage loan (the “Rialto Industrial Mortgage Loan”) is part of a whole loan (the “Rialto Industrial Whole Loan”) secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Rialto, California (the “Rialto Industrial Property”). The Rialto Industrial Whole Loan is evidenced by nine pari passu promissory notes in the aggregate original principal balance of $181,000,000. The controlling Note A-4 and non-controlling Note A-3-2, with an aggregate original principal balance of $30,000,000, will be included in the MSWF 2023-1 securitization trust. The remaining promissory notes (the “Rialto Industrial Serviced Pari Passu Companion Loans”) in the aggregate original principal balance of $151,000,000 have been contributed to other securitizations as described below. The Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BBCMS 2022-C18	No
A-2	$30,000,000	$30,000,000	BMO 2023-C4	No
A-3-1	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-3-2	$5,000,000	$5,000,000	MSWF 2023-1	No
A-4	$25,000,000	$25,000,000	MSWF 2023-1	Yes
A-5	$20,000,000	$20,000,000	BBCMS 2023-C19	No
A-6	$5,000,000	$5,000,000	BMO 2023-C4	No
A-7	$3,000,000	$3,000,000	BBCMS 2023-C19	No
A-8	$3,000,000	$3,000,000	BBCMS 2022-C18	No
Total	$181,000,000	$181,000,000

The Borrower and the Borrower Sponsors. The borrowing entity for the Rialto Industrial Whole Loan is Rialto Merrill Holdings LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rialto Industrial Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, Paul Reisz and Solomon Weber. Ezra Danziger, Paul Reisz and Solomon Weber are the principals of Rialto Distribution LLC (“Rialto Distribution” or the “Tenant”) and All-Ways Pacific. Paul Reisz currently serves as the chief commercial officer of Rialto Distribution. Ezra Danziger currently serves as the chief executive officer of Rialto Distribution and All-Ways Pacific.

The borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Rialto Industrial Property, alleges that it held an unrecorded right of first offer for the purchase of the Rialto Industrial Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Rialto Industrial Property pursuant to a separate option to purchase the Rialto Industrial Property granted to a borrower affiliate (the “Option”). The prior owner of the Rialto Industrial Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Rialto Industrial Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

The Property. The Rialto Industrial Property is a 1,106,124 SF industrial warehouse/distribution facility in the Inland Empire industrial market in Rialto, California approximately seven miles west of downtown San Bernardino. Situated on 55.57 acres, the Rialto Industrial Property features a single-story building constructed in 1989 and renovated in 2020. The Rialto Industrial Property includes 1,089,119 SF of warehouse space and 17,005 SF of office space (1.5% of net rentable area). The majority clear height of the improvements is 53 to 58 feet with under 5% of the building at the west end having a lower clear component of approximately 21 feet. Additionally, approximately 100,000 SF of the mezzanine area is utilized for storage and materials handling and sorting along the south end of the building that is not included in the 1,106,124 SF of net rentable area. The Rialto Industrial Property also contains an on-site fueling station, truck maintenance building (currently being converted into a fitness center as an amenity for the employees), a grade level overhead door, 132 dock high overhead doors, 12 rail doors to the BNSF (freight railroad) spur at the north side of the building and includes 8,000 amps of power. The Rialto Industrial Property has above standard yard functionality on both the south and west sides with 317 striped excess trailer spaces. The Rialto Industrial Property is currently 100.0% occupied by Rialto Distribution, an affiliate of the borrower sponsor, under a new 20-year lease that expires in October 2042. The Rialto Industrial Property serves as the west coast headquarters for Rialto Distribution and its operating affiliate, All-Ways Pacific LLC, which is the lease guarantor. A true lease opinion was obtained at origination.

The Rialto Industrial Property previously served as a national distribution facility for Toys “R” Us until it filed bankruptcy and vacated in 2018. In March 2020, Rialto Distribution entered into a lease with prior ownership along with an option agreement to purchase the Rialto Industrial Property for approximately $123.35 million (approximately $112 per SF). Between 2020 and 2021, the Tenant completed renovations that include the installation of Early Suppression Fire Response (“ESFR”) sprinkler systems throughout approximately 600,000 SF of the facility with the remainder of the facility’s sprinkler system comprising in-rack sprinklers. This modernization project allowed the Tenant to make full use of the minimum 53 feet clear heights by stacking to 50 feet. In August 2021, Rialto Distribution exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease as part of the acquisition financing. Additional capital expenditures were completed through July 2022 including the renovation of over 17,000 SF of office space, installation of an in-floor laser guidance system for forklifts, restroom additions/upgrades, capital repairs and maintenance to the entire facility, and removal of obsolete systems and equipment such as conveyer belt systems left behind by prior ownership to increase the usability of the facility. Total tenant improvements and capital expenditure invested by the Tenant into the Rialto Industrial Property totaled approximately $8.0 million. Furthermore, approximately $4.5 million was invested in warehouse relocation expenses, equipment rentals, and capital repairs / maintenance. By increasing the usable clear heights of the Rialto Industrial Property significantly through converting approximately 600,000 SF of space to ESFR sprinkler systems and removing obsolete systems and equipment to free up space and improve efficiencies, the Tenant increased its maximum pallet capacity from 44,000 pallets to 100,000 pallets and its actual pallet utilization from 45,810 pallets in July 2020 to 123,593 pallets as of October 2022 (an approximately 170% increase). At the origination of the Rialto Industrial Whole Loan, the Tenant entered into a newly amended 20-year lease at a starting rent of $17.00 per SF triple net with 3.00% annual increases. The appraisal concluded to a market rent of $17.40 per SF for the space.

According to the appraisal, the purchase price under the option agreement was predicated on the then “as is” condition of the Rialto Industrial Property, which required a substantial amount of work and based on the lease date and option date the price reflects pre-COVID pricing since which time the Inland Empire industrial market experienced rapid growth in rents and compression in cap rates (see “The Market” below), with rents effectively doubling during this time on top of cap rate compression throughout. Furthermore, the Rialto Industrial Property is located in an opportunity zone which holds various tax

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

benefits from long-term ownership and property improvements. In August 2022, the borrower sponsors received an unsolicited offer to purchase the Rialto Industrial Property for $350 million based on a 10-year leaseback at $17.40 per SF triple-net with 3.5% annual increase or $325 million for delivery of a vacant building.

The Tenant is currently performing further upgrades to the Rialto Industrial Property which are estimated to cost no more than approximately $15 million ($13.57 per SF) (the “TI Project”), with the contractors being responsible for any expenses over $15 million. The TI Project includes the removal of the existing conveyer modules, installation of new racking systems, and replacement of the existing sprinkler system on one side of the building comprising an estimated 600,000 SF with ESFR sprinklers. The TI Project is expected to increase the pallet racking capacity of the entire 1.1 million SF facility by 40%, which the Tenant projects will generate an additional $19 million in annual revenue with no additional underlying real estate costs. Rialto Distribution expects the TI Project to be complete by August 2023. In the event that the TI Project is not completed by June 30, 2024, a Cash Management Period (as defined below) commences.

Sole Tenant.

Rialto Distribution (1,106,124 SF; 100.0% of NRA; 100.0% of underwritten base rent): Rialto Distribution, a borrower affiliate, was formed in 2020 as an operating affiliate of All-Ways Pacific LLC, which was formed in 2013 as a third-party warehousing and distribution provider. The Rialto Distribution lease is guaranteed by the operating affiliate All-Ways Pacific LLC. Rialto Distribution and All-Ways Pacific LLC report financials on a combined basis. For the trailing 12-month period ending July 2022, All-Ways Pacific and Rialto Distribution reported a combined revenue of $89.4 million and an adjusted earnings before interest, taxes, depreciation, amortization, and rent of approximately $40.2 million. Rialto Distribution has been a tenant at the Rialto Industrial Property since July 2020 and in 2022 extended its lease term to expire in October 2042. The lease is structured as a triple net lease with Rialto Distribution also being responsible for all capital expenditure costs. Rialto Distribution has no renewal options and no termination options.

The following table presents a summary regarding the sole tenant at the Rialto Industrial Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Rialto Distribution LLC(2)	NR/NR/NR	1,106,124	100.0%	$18,804,108	100.0%	$17.00	10/31/2042	N	None
Subtotal/Wtd. Avg.		1,106,124	100.0%	$18,804,108	100.0%	$17.00

Vacant Space		0	0.0%
Total/Wtd. Avg.		1,106,124	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Rialto Distribution received 6 months of free rent on its lease signed in November 2022 and began paying full rent in May 2023.

The following table presents certain information with respect to the lease rollover at the Rialto Industrial Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Beyond	1	1,106,124	$17.00	100.0%	100.0%	$18,804,108	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,106,124	$17.00	100.0%		$18,804,108	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Rialto Industrial Property is located in Rialto, California, approximately seven miles west of downtown San Bernardino and forms part of the Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“MSA”). The MSA has a population of approximately 4.6 million residents with an average household income of $104,810. The top three industries within the MSA are healthcare/social assistance, retail trade, and construction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

The Rialto Industrial Property is located approximately two miles from Interstate 10, and approximately 14 miles east from Ontario International Airport. The Rialto Industrial Property is situated in an opportunity zone in the central portion of Rialto, with the surrounding neighborhood consisting primarily of industrial properties and residential homes. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 24,257, 183,460, and 372,058, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,886, $62,381, and $65,943, respectively.

According to the appraisal, the Rialto Industrial Property is located within the Inland Empire industrial market. According to a third-party research report, as of the second quarter of 2022, the Inland Empire industrial market had an inventory of approximately 599 million SF, a vacancy rate of 0.2% and average rent of $17.16 per SF, triple net. The vacancy rate decreased 0.10% quarter over quarter to a historic low in the Inland Empire industrial market. Even as construction activity increased, most new warehouses that completed construction were immediately occupied in the second quarter of 2022, leaving little to no available product in the market. Rents increased 98.6% year over year to $17.16 per SF in the second quarter of 2022 due to limited availability and persistent high levels of demand. According to a third-party research report, the severe lack of available space coupled with high demand fueled rent growth in the Inland Empire industrial market. Low availability, strong industrial demand, and new class A developments are projected to continue to push rents upwards. Landlords continue to be cautious about signing preleases on new development to take advantage of future rent increases. The appraiser concluded to a market rent of $17.40 per SF for the Rialto Industrial Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Rialto Industrial Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Industrial Space	$17.40	NNN	4%	$2.50 / $1.00	5 Years	7.0%	3.0%

Source: Appraisal

The following table presents certain information relating to comparable industrial sales for the Rialto Industrial Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Rialto Industrial	1,106,124	1989 / 2020	100.0%(2)
Rialto, CA
Amazon Fulfillment Center	1,080,308	2021 / NAP	100.0%	Sep-22	$189,000,000	$175	4.75%
Visalia, CA
Central Commerce Center	457,125	2022 / NAP	100.0%	Aug-22	$121,079,086	$265	4.37%
San Bernardino, CA
Perris Ridge Commerce Center – Building 2	579,708	2014 / NAP	100.0%	Aug-22	$169,646,861	$293	4.72%
Perris, CA
Logistics Center at Eastvale	1,057,419	2022 / NAP	71.0%	Jul-22	$470,000,000	$444	3.20%
Eastvale, CA

(1)	Information obtained from the appraisal.
(2)	Occupancy is as of May 6, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

The following table presents recent leasing data at comparable office properties with respect to the Rialto Industrial Property:

Comparable Industrial Rental Summary
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
Rialto Industrial 1110 West Merrill Avenue Rialto, CA	1989	1,106,124(1)	1,106,124(1)	Rialto Distribution(1)	53’ – 58’	$17.00(1)	Nov-22(1)	20.0(1)
Building 2 and 3 of Goodman Logistics Center Fullerton 2289 and 2099 E Orangethorpe Avenue Fullerton, CA	2022	1,025,262	538,226	Samsung Electronics America Inc.	40’	$24.00	Nov-22	10.2
Haven Gateway Centre 2250 Sequoia Avenue Ontario, CA	2000	610,944	610,944	Disney	32’	$18.60	Nov-22	5.0
Agua Mansa Commerce Park – 2 5400 El Rivino Road Jurupa Valley, CA	2022	1,186,950	1,186,950	Target	40’	$12.60	Sep-22	15.0
Citrus Commerce Center Bldg. 2 11281 Citrus Ave Fontana, CA	2017	1,003,567	1,003,567	Confidential	36’	$18.60	Oct-22	5.0
I-10 Logistics Center 36312 and 36324 Cherry Valley Blvd Cherry Valley, CA	2023	1,832,667	1,832,667	Shein Fashion Group	40’	$11.16	Mar-23	10.3

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Rialto Industrial Property:

Cash Flow Analysis(1)
	UW		UW PSF
Gross Potential Rent	$18,804,108		$17.00
Reimbursements	$4,721,514		$4.27
Other Income	$0		$0
Net Rental Income	$23,525,622		$21.27
Less Vacancy & Credit Loss	($1,176,281)		($1.06)
Effective Gross Income	$22,349,341		$20.21

Real Estate Taxes	$2,264,524		$2.05
Insurance	$732,430		$0.66
Management Fee	$446,987		$0.40
Other Operating Expenses	$1,277,573		$1.15
Total Operating Expenses	$4,721,514		$4.27

Net Operating Income	$17,627,827		$15.94
Replacement Reserves	$110,612		$0.10
TI/LC	$331,837		$0.30
Net Cash Flow	$17,185,377		$15.54

Occupancy %	95.0%	(2)
NOI DSCR(3)	1.26x
NCF DSCR(3)	1.23x
NOI Debt Yield(3)	9.7%
NCF Debt Yield(3)	9.5%

(1)	Operating history is not available as the Rialto Industrial Property was occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(2)	Represent the underwritten economic occupancy. The Rialto Industrial Property is 100.0% occupied as of May 6, 2023.
(3)	The debt service coverage ratios and debt yields are based on the Rialto Industrial Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

Escrows and Reserves.

At origination, the borrower deposited into escrow $9,402,054 for a rent abatement fund, approximately $514,722 for real estate taxes, approximately $122,072 for insurance reserves, $50,000 for a litigation reserve, and $8,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $128,681.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $61,036.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,218 for replacement reserves ($0.10 per SF annually).

Litigation Reserve – If at any time prior to the Transfer Restriction Termination Date (as defined below) the funds in the litigation reserve fall below $25,000, the borrower is required to deposit an amount such that the funds on deposit in the litigation reserve are equal to $50,000.

“Transfer Restriction Termination Date” means the date on which (i) a court of competent jurisdiction issues a final, non-appealable order or judgment in the Saadia Litigation dismissing all of the claims against the borrower with respect to the Rialto Industrial Property under the Saadia Litigation relating to specific performance or any other injunctive or other relief then being sought that, if granted, would adversely affect the borrower’s title to the Rialto Industrial Property or the validity or priority of the lien of the mortgage, or (ii) the borrower and the plaintiff in the Saadia Litigation have entered into a final written settlement as to all claims made with respect to the Rialto Industrial Property with respect to the Saadia Litigation, which settlement includes (A) an unconditional written release of the borrower and the lender of all such claims and (B) payment in full of all amounts to be paid in connection with such settlement.

Lockbox and Cash Management. The Rialto Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the Tenant at the Rialto Industrial Property instructing it to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Rialto Industrial Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Rialto Industrial Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rialto Industrial Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Rialto Industrial Whole Loan.

A “Cash Management Period” means the occurrence of (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) an event of default under a Permitted Future Mezzanine Loan (as defined below) has occurred, (iv) if, as of June 30, 2024, the TI Project has not been completed in accordance with the Rialto Industrial Whole Loan documents, or (v) June 6, 2032; and will end if, prior to June 6, 2032 (A) with respect to the matters described in clause (i) above, such event of default has been cured, such cure has been accepted by the lender and no other event of default has occurred and is continuing, or (B) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended, or (C) with respect to the matter described in clause (iii) above, receipt by the lender of notice that the event of default under a Permitted Future Mezzanine Loan has been cured or waived, or (D) with respect to the matter described in clause (iv) above, the earlier of (x) the delivery to the lender of evidence reasonably acceptable to the lender that the TI Project has been completed in accordance with the Rialto Industrial Whole Loan documents and (y) the date on which the remaining costs to complete the TI Project have been deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to such clause (iv) (i.e., such amount may not include any amount deposited into the cash collateral subaccount during a Cash Management Period continuing pursuant to such clauses (i) through (iii) and clause (v) of this definition) and/or through equity funded by the borrower into the cash collateral subaccount. So long as no event of default is then continuing, at the borrower’s request, funds deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to clause (iv) above, may be utilized by the borrower for the payment of TI Project costs and expenses.

A “Lease Sweep Period” commences upon the occurrence of any of the following:

(i)	any Lease Sweep Lease (as defined below) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant (as defined below) gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or
(ii)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; or
(iii)	the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or (y) a non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder and such non-monetary default would cause a material adverse effect; or
(iv)	the occurrence of a Lease Sweep Tenant insolvency proceeding; or
(v)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the gross revenue of the Tenant and the Tenant’s lease guarantor (collectively, “Rialto Group”) is equal to or less than $71,554,025, as reflected in the most recent financial statements (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (v)); or
(vi)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group total debt to annual Rialto Group gross revenue is equal to or exceeds 75%, as reflected in the most recent financial statements delivered (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vi)); or
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Industrial – Warehouse/Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
1110 West Merrill Avenue	Rialto Industrial	Cut-off Date LTV:	51.7%
Rialto, CA 92376		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	9.7%

(vii)	if, as of any calculation date commencing on June 30, 2024 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group’s EBITDAR to the aggregate amount of all rents and other amounts payable (including, without limitation, percentage rents and reimbursements (if any) for taxes, insurance, management fees and operating expenses) by Rialto Group (whether to the borrower pursuant to the Tenant’s lease or otherwise) during the then immediately preceding 12 month period is less than 1.40x, as reflected in the most recent financial statements delivered (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vii)).

A “Lease Sweep Lease” means (x) the Rialto Distribution lease or (y) any lease in replacement of the Rialto Distribution lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 220,000 or more rentable SF of the Rialto Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Rialto Industrial Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Additional Secured Indebtedness (not including trade debts). The Rialto Industrial Property also secures the Rialto Industrial Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $151,000,000. The Rialto Industrial Serviced Pari Passu Companion Loans accrue interest at the same rate as the Rialto Industrial Mortgage Loan. The Rialto Industrial Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Rialto Industrial Serviced Pari Passu Companion Loans. The holders of the Rialto Industrial Mortgage Loan and the Rialto Industrial Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Rialto Industrial Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. The borrower is permitted to incur a future mezzanine loan up to $19,000,000 (the “Permitted Future Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the Rialto Industrial Whole Loan documents, including but not limited to: (i) the aggregate loan-to-value ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no greater than 70%; (ii) the actual combined debt service coverage ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Future Mezzanine Loan) is no less than 1.10x; (iii) the actual combined net cash flow debt yield based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no less than 8.5%; (iv) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; (v) receipt of a rating agency confirmation; and (vi) the Permitted Future Mezzanine Loan has a term expiring on or after the Rialto Industrial Whole Loan maturity date.

Release of Property. Not permitted.

Letter of Credit. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Rialto Industrial Property together with 18 months of business income insurance, plus a six-month extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

Bank of America
Floor
2950
Forrer-Morales Sackel-Stone
4,223 SF | Sep-25
2925
Vacant
3,467 SF
2900
Mane HQ - New Lease
2,992 SF | Apr-38
2850
Mane HQ - New Lease
6,153 SF | Apr-38
2825
OpqZo, Inc.
2,285 SF | Jul-25
2800
Bussamanno & Barello, P.A.
4,024 SF | Feb-25
2700
Mane HQ - New Lease
15,307 SF | Apr-38
2600
Luks Santaniello
13,637 SF | May-24
2000 - 2500
Stearns Weaver Miller
81,832 SF | Sep-27
1900
Miami Dade TPO
13,536 SF | Jun-30
1850
Mane HQ - New Lease
7,338 SF | Apr-38
1800
Mane HQ - New Lease
7,588 SF | Apr-38
1700
GSA - Federal Public Defenders
15,271 SF | Mar-37
1675
SR Kalb & Associates
2,758 SF | Oct-23
1600
Vacant
4,567 SF
1625
Vacant
1,175 SF
1650
Vacant
3,860 SF
1525
Vacant
(Management Office)
2,176 SF
1500
GSA - Federal Public Defenders
13,494 SF | Mar-37
1460
Platform Funding
2,769 SF | Mar-25
1400
Palatine Capital Management
3,940 SF | Feb-30
1425
Shubin & Bass, P.A.
3,088 SF | Dec-23
1440
Vacant
(Conference Center)
1,754 SF
1450
Vacant
2,152 SF
1100
Fitness Center
Garage
0200 - 0300
Stearns Weaver Miller
12,780 SF | Sep-27
0100
Bank Of America
5,850 SF | Mar-25
0125
Stearns Weaver Miller
2,150 SF | Sep-27
0175
Purple Orchid (Cafe)
1,736 SF | May-27
29
28
27
26
25
24
23
22
21
20
19
18
17
16
15
14
11
10
9
8
7
6
5
4
3
2
1
Vacant
Building
Garage
2023 – 2024
2025 – 2026
2027 – 2028
2029+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

Museum Tower
150 West Flagler Street
Miami, FL 33130
MIAMI
Overtown
Downtown
Brickell
Little Havana
Brickell Key
Biscayne Bay
Jackson Memorial Hospital
Univ. of Miami Miller School of Medicine
Williams Park
Dorsey Park
Pace Park
Opera Tower
Greater Miami Chamber of Commerce
Venetian Causeway
MetroMover
Carnival Studio Theater
Knight Concert Hall
Zoetic Stage
Adrienne Arsht Center for the Performing Arts
MacArthur Causeway
Pérez Art Museum Miami
Philip and Patricia Frost Museum of Science
Bicentennial Park
900 Biscayne
Marina Blue
Kaseya Center
Freedom Tower
Port Blvd
Bayside Marketplace
Bayfront Park Amphitheatre
Bayfront Park
Gibson Park
Reeves Park
Lummus Park
Jose Marti Park
Simpson Park
Brickell Park
Miami Intl. Airport 6 miles
CULMER
METRORAIL
OVERTOWN/ LYRIC THEATRE
GOVERNMENT CENTER
BRICKELL
Lyric Theatre
Miami Police Dept.
Miami-Dade Children's Courthouse
Stephen P. Clark Govt. Ctr.
Miami-Dade Public Library
Miami-Dade County Courthouse
Wilkie D. Ferguson Jr. US Courthouse
Miami-Dade College - Wolfson Campus
Dyer Federal Building and Courthouse
Olympia Theater
50 Biscayne
Miami Tower
Southeast Financial Ctr.
InterContinental Miami
Wells Fargo Center
The Wind Condominium
The Ivy
James L. Knight Intl. Center
Epic Tower
Brickell on the River
Miami Circle National Historic Landmark
W Miami
The Centinel
620 Brickell World Plaza
Brickell City Centre
Consulate General of Chile
Mary Brickell Village
The Plaza on Brickell
General Consulate of Haiti
Infinity at Brickell
Sabadell Financial Ctr.
Espirito Santo Plaza
Consulate General of Mexico
1450 Brickell
Four Seasons Miami
Miami River
NW 17th St
NE 17th St
NE 16th St
NE 15th St
NW 14th St
NE 14th St
NW 13th St
NW 12th St
NW 11th St
NW 10th St
NW 9th St
NW 8th St
NE 8th St
NE 7th St
NW 6th St
NE 6th St
NW 5th St
NE 5th St
NW 3rd St
NW 2nd St
NE 2nd St
NW 1st St
NE 1st St
W. Flagler St
E. Flagler St
SW 1st St
SE 1st St
SW 2nd St
SE 2nd St
SW 5th St
SE 5th St
SW 7th St
SW 8th St
SW 13th St
SW 15th Rd
SE 14th St
NW 8th St Rd
NW S. River Dr
S. River Dr
NW 7th Ave
NW 3rd Ave
NW 2nd Ave
NW 1st Ave
N. Miami Ave
NE 2nd Ave
N. 1st Ave
Biscayne Blvd
SW 9th Ave
SW 8th Ave
SW 7th Ave
SW 6th Ave
SW 5th Ave
SW 4th Ave
SW 2nd Ave
SW 1st Ave
S. Miami Ave
Brickell Blvd
95
395
836
441
968
41
1
A1A
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Hollywood
Miramar
THE EVERGLADES
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI-DADE COUNTY
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
Kendall Lakes
EVERGLADES NATIONAL PARK
Kendall
The Hammocks
Biscayne Bay
Homestead

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Mortgage Loan No. 10 – Museum Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Miami, FL 33130
Original Balance(1):		$30,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$30,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.5%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1983 / NAP
Borrower Sponsor:		Moishe Mana		Size:	243,825 SF
Guarantor:		Moishe Mana		Cut-off Date Balance per SF(1):	$193
Mortgage Rate:		6.5460%		Maturity Date Balance per SF(1):	$193
Note Date:		4/17/2023		Property Manager:	Mana Miami Management, LLC
First Payment Date:		6/6/2023			(borrower-related)
Maturity Date:		5/6/2028
Original Term to Maturity:		60 months
Original Amortization Term:		0 months
IO Period:		60 months
Seasoning:		0 months		Underwriting and Financial Information
Prepayment Provisions(2):		L(24),D(30),O(6)		UW NOI(5):	$5,588,082
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield(1):	11.9%
Additional Debt Type(1)(3):		Pari Passu		UW NOI Debt Yield at Maturity(1):	11.9%
Additional Debt Balance(1)(3):		$17,000,000		UW NCF DSCR(1):	1.70x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(5):	$3,445,288 (1/31/2023 TTM)
Reserves(4)				2nd Most Recent NOI:	$3,325,500 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,215,933 (12/31/2021)
RE Tax:	$559,746	$93,291	NAP	Most Recent Occupancy(5):	92.1% (3/30/2023)
Insurance:	$183	$183	NAP	2nd Most Recent Occupancy(5):	78.6% (12/31/2022)
Replacement Reserve:	$0	$3,060	NAP	3rd Most Recent Occupancy:	85.7% (12/31/2021)
TI/LC:	$350,000	$20,319	$1,000,000	Appraised Value (as of):	$76,000,000 (2/3/2023)
Mana TI Reserve:	$1,000,000	$0	NAP	Appraised Value per SF:	$312
Deferred Maintenance:	$285,064	$0	NAP	Cut-off Date LTV Ratio(1):	61.8%
SWM Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$47,000,000	62.6%	Purchase Price:	$68,000,000	90.5%
Sponsor Equity:	$28,130,232	37.4%	Closing Costs:	$4,935,238	6.6%
			Reserves:	$2,194,994	2.9%
Total Sources:	$75,130,232	100.0%	Total Uses:	$75,130,232	100.0%

(1)	The Museum Tower Mortgage Loan (as defined below) is part of the Museum Tower Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate original principal balance of $47,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Museum Tower Whole Loan.
(2)	Defeasance of the Museum Tower Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last Museum Tower Whole Loan promissory note to be securitized or (ii) April 17, 2026. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in May 2023.
(3)	See “The Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	In connection with the origination of the Museum Tower Whole Loan, Mana Miami Management, LLC (“Mana Properties”), an affiliate of the borrower sponsor, executed a new lease encompassing 39,378 SF at a base rent of $43.00 PSF ($1,693,254 underwritten base rent) for a 15-year term that runs through April 30, 2038 (the “Mana Properties Lease”). The Mana Properties Lease increased occupancy by 16.2% to 92.1% as of the underwritten rent roll dated March 30, 2023. The Mana Properties Lease is personally guaranteed by the borrower sponsor. Additionally, the Museum Tower Whole Loan is not assumable and the borrower sponsor has personal liability for repayment of $10.0 million of the Museum Tower Whole Loan to the extent of any deficiency. The borrower sponsor anticipates Mana Properties to commence operations at the Museum Tower Property (as defined below) by the second quarter of 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “Museum Tower Mortgage Loan”) is part of a whole loan (the “Museum Tower Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $47,000,000, secured by a first priority fee mortgage encumbering an office building located in Miami, Florida (the “Museum Tower Property”). The controlling Note A-1 along with a non-controlling Note A-2, in the original principal amount of $30,000,000, evidence the Museum Tower Mortgage Loan and will be contributed to the MSWF 2023-1 transaction. The non-controlling Notes A-3 and A-4, in the aggregate original principal amount of $17,000,000 (the “Museum Tower Serviced Pari Passu Companion Loans”) are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Museum Tower Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

The proceeds of the Museum Tower Whole Loan were primarily used to acquire the Museum Tower Property, pay closing costs and fund upfront reserves.

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$20,000,000	$20,000,000	MSWF 2023-1	Yes
A-2	$10,000,000	$10,000,000	MSWF 2023-1	No
A-3	$10,000,000	$10,000,000	Starwood Mortgage Funding III LLC(1)	No
A-4	$7,000,000	$7,000,000	Starwood Mortgage Funding III LLC(1)	No
Total	$47,000,000	$47,000,000

(1)	Expected to be contributed to one or more future commercial securitizations or otherwise transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is BOF FL Museum Tower LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and the non-recourse carveout guarantor is Moishe Mana. Moishe Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving, a moving company in the greater New York City area. Additionally, Moishe Mana founded GRM, a document and digital storage company, over 35 years ago. Moishe Mana’s real estate investments include large industrial facilities and office properties across the country, such as the Museum Tower Property and properties in the Wynwood and Flagler districts of Miami, Florida. As of March 2023, Mr. Mana’s real estate portfolio consists of 121 properties totaling approximately 9.3 million square feet.

In addition to liability for non-recourse carve-outs, the borrower sponsor has personal liability for the repayment of $10.0 million of the Museum Tower Whole Loan to the extent of any deficiency. Additionally, the Museum Tower Whole Loan is not assumable.

The Property. The Museum Tower Property is a 28-story, 243,825 SF Class A office property located in downtown Miami, Florida. The Museum Tower Property has visibility from I-95 and is located in close proximity to the existing Miami-Dade County Courthouse and across the street from the future Miami-Dade County Courthouse currently under construction with an anticipated completion date in January 2024. The Museum Tower Property also includes a 537-stall parking garage. The parking spaces at the Museum Tower Property results in a parking ratio of approximately 2.2 spaces per 1,000 SF.

The seller of the Museum Tower Property recently spent approximately $9.0 million in capital renovations since acquiring it in 2019. Recent capital improvements include a full elevator modernization, upgraded exterior plaza with outdoor meeting space, expanded and modernized lobby, HVAC and roof upgrades, fire alarm system overhaul and floor to ceiling glass conversion for most tenant spaces.

Prior to origination of the Museum Tower Whole Loan, the Museum Tower Property was 76.0% occupied by 13 tenants. In connection with origination of the Museum Tower Whole Loan, the borrower sponsor executed a new lease with a borrower sponsor affiliate that is 100% owned by the borrower sponsor that increased occupancy to 92.1% as of March 2023. The Mana Properties Lease encompasses 39,378 SF at a base rent of $43.00 PSF with a 15-year term. The Mana Properties Lease also includes rental of 79 parking spaces at a minimum rate of $155 per stall per month. The Mana Properties Lease is personally guaranteed by the borrower sponsor for the full term of the lease.

Major Tenants.

Stearns Weaver Miller (98,695 SF, 40.5% of NRA, 35.6% of underwritten base rent). Stearns Weaver Miller (“SWM”) is a full-service, multi-disciplinary law firm with offices throughout Florida. The Museum Tower Property has served as its headquarters since 1987. SWM has renewed numerous times since taking occupancy over 35 years ago, last renewing in 2017 for ten years. SWM has two five-year lease renewal options remaining. SWM has the ongoing right to terminate its lease of its space on the 20th floor totaling approximately 13,640 SF.

Mana Properties (39,378 SF, 16.2% of NRA, 20.2% of underwritten base rent). Mana Properties is an affiliate of the borrower sponsor. The borrower sponsor is relocating various companies from approximately 30,000 SF in four buildings in the Miami market. The Mana Properties Lease will provide space for several of the borrower sponsor’s various businesses including: Mana Tech, Mana Fashion, Mana Common Marketing and Mana Miami Management, LLC. Mana Miami Management, LLC is the borrower sponsor’s real estate asset management company that includes accounting, legal, property management, development/construction, design and Mana Wynwood, which conducts all of the production events for the borrower sponsor. Mana Miami Management, LLC has been in business for more than ten years and employs approximately 100 people. At origination, the borrower sponsor executed a new 15-year lease with Mana Properties. The Mana Properties Lease contains no outs or termination options and is personally guaranteed by the borrower sponsor. Additionally, $1.0 million was reserved at origination of the Museum Tower Whole Loan to be held until such time that Mana Properties has built out its space and commenced operations. The borrower sponsor anticipates the tenant will commence operations at the Museum Tower Property by the second quarter of 2024.

GSA-Federal Public Defenders (28,765 SF, 11.8% of NRA, 16.1% of underwritten base rent). The GSA is the nation’s largest government real estate organization, providing workspace for more than 1.0 million federal workers through its public buildings service. GSA-Federal Public Defenders (“GSA-FPD”) represents clients who have been charged with a federal crime and who cannot afford to hire a private defense attorney. GSA-FPD has been a tenant at the Museum Tower Property for more than 20 years. The GSA-FPD lease expires in March 2037 and has no lease renewal options. GSA-FPD has the ongoing right to terminate after March 2032 with 120 days’ written notice.

Luks Santaniello (13,637 SF, 5.6% of NRA, 6.2% of underwritten base rent). Luks Santaniello is a Florida-based corporate and insurance defense litigation law firm. Luks Santaniello employs over 145 attorneys and serves over 33 practice areas. Luks Santaniello had an initial lease date in July 2011. Luks Santaniello’s lease expires in May 2024 and it has one five-year lease renewal option remaining. Luks Santaniello does not have any unilateral termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

Miami Dade TPO (13,536 SF, 5.6% of NRA, 6.8% of underwritten base rent). Miami Dade TPO, the transportation planning organization of Miami-Dade, guides the transportation planning process in Miami-Dade County. Miami Dade TPO has been at the Museum Tower Property since June 2020. Miami Dade TPO’s lease expires in June 2030 and has two five-year lease renewal options remaining. Miami Dade TPO has the ongoing right to terminate its lease after June 2025 with 180 days’ written notice and payment of a termination fee equal to unamortized TI/LCs.

The following table presents a summary regarding the tenants at the Museum Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
SWM	NR/NR/NR	98,695	40.5%	$2,981,852	35.6%	$30.21	9/30/2027	Y(3)	2 x 5 Yrs
Mana Properties(4)	NR/NR/NR	39,378	16.2%	$1,693,254	20.2%	$43.00	4/30/2038	N	NAP
GSA-FPD	AAA/Aaa/AA+	28,765	11.8%	$1,346,432	16.1%	$46.81	3/7/2037	Y(5)	NAP
Luks Santaniello	NR/NR/NR	13,637	5.6%	$521,065	6.2%	$38.21	5/31/2024	N	1 x 5 Yrs
Miami Dade TPO	NR/NR/NR	13,536	5.6%	$568,338	6.8%	$41.99	6/30/2030	Y(6)	2 x 5 Yrs
Subtotal/Wtd. Avg.		194,011	79.6%	$7,110,941	84.8%	$36.65

Other Tenants		30,663	12.6%	$1,272,624	15.2%	$41.50
Vacant Space		19,151	7.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		243,825	100.0%	$8,383,565	100.0%	$37.31

(1)	Information is based on the underwritten rent roll dated as of March 30, 2023 with (i) rent steps taken through January 2024 totaling $113,634 and (ii) average rental increases through the Museum Tower Whole Loan term for GSA-FPD and Bank of America totaling $52,808.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	SWM has the right to terminate its lease of space on the 20th floor totaling approximately 13,640 SF at any time.
(4)	The tenant is an affiliate of the borrower sponsor. Mana Properties has taken possession of its space and commenced paying rent. Mana Properties is building out its space and is expected to commence operations at the Museum Tower Property by the second quarter of 2024.
(5)	GSA-FPD has the ongoing right to terminate its lease after March 2032 with 120 days’ written notice.
(6)	Miami Dade TPO has the ongoing right to terminate its lease after June 2025 with 180 days’ written notice and payment of a termination fee equal to unamortized TI/LCs.

The following table presents certain information with respect to the lease rollover at the Museum Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	2	5,846	$42.34	2.4%	2.4%	$247,541	3.0%	3.0%
2024	1	13,637	$38.21	5.6%	8.0%	$521,065	6.2%	9.2%
2025	4	16,866	$42.46	6.9%	14.9%	$716,130	8.5%	17.7%
2026	1	2,285	$43.50	0.9%	15.8%	$99,398	1.2%	18.9%
2027	2	100,421	$30.08	41.2%	57.0%	$3,020,963	36.0%	54.9%
2028	0	0	$0.00	0.0%	57.0%	$0	0.0%	54.9%
2029	0	0	$0.00	0.0%	57.0%	$0	0.0%	54.9%
2030	2	17,476	$42.27	7.2%	64.2%	$738,782	8.8%	63.7%
2031	0	0	$0.00	0.0%	64.2%	$0	0.0%	63.7%
2032	0	0	$0.00	0.0%	64.2%	$0	0.0%	63.7%
2033	0	0	$0.00	0.0%	64.2%	$0	0.0%	63.7%
2034 & Beyond	2	68,143	$44.61	27.9%	92.1%	$3,039,686	36.3%	100.0%
Vacant(3)	0	19,151	$0.00	7.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	14	243,825	$37.31	100.0%		$8,383,565	100.0%

(1)	Information is based on the underwritten rent roll dated March 30, 2023 with (i) rent steps taken through January 2024 totaling $113,634 and (ii) average rental increases through the Museum Tower Whole Loan term for GSA-FPD and Bank of America totaling $52,808.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Includes 1,754 SF of conference room space.

The Market. The Museum Tower Property is located in the Miami office market and the Downtown Miami office submarket. The Museum Tower Property is located in Miami’s Legal District next to the existing Miami-Dade County courthouse and across the street from the future county courthouse. The new 25-story courthouse is currently under construction and is expected to contain approximately 600,000 SF. The Museum Tower Property is also in close proximity to the federal and state courthouses. This location provides a draw for tenants in the government and legal sectors, which account for approximately 63.6% of the Museum Tower Property’s NRA. Additionally, the Museum Tower Property is located less than a block from the Metrorail, Metromover and Brightline stations as well as access to I-95. The Museum Tower Property is located on West Flagler Street which serves as the main

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

east-west thoroughfare in Downtown Miami and the borrower sponsor owns several holdings on this thoroughfare. Flagler Street is currently being developed into a festival-style boulevard pursuant to a $27 million Flagler Street revitalization.

The main objectives of the Flagler Street revitalization are to deliver an enriched pedestrian experience with expanded sidewalks, outdoor dining, improved lighting, signage, public art and shaded seating areas to provide a more attractive shared space. Construction of this project began in 2021 and is estimated to be completed in 2024.

According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius of the Museum Tower Property was 87,326, 281,498 and 525,807, respectively; and the 2022 estimated average median household income within the same radii was approximately $63,619, $51,248 and $48,693, respectively.

According to the appraisal, the Museum Tower Property is situated within the Downtown Miami office submarket of the Miami office market. As of the third quarter of 2022, the Miami office market reported a total inventory of approximately 112.7 million SF with an approximately 9.5% vacancy rate, and an average asking rent of $44.53 PSF. As of the third quarter of 2022, the Downtown Miami office submarket reported a total inventory of approximately 12.3 million SF with an approximately 14.9% vacancy rate, and an average asking rent of $47.47 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Museum Tower Property:

Market Rent Summary
	Office (Floors 1-17)	Office (Floors 18-28)	Retail
Property SF	79,497	158,915	1,726
Market Rent (PSF)	$42.00	$43.00	$22.00
Lease Term (Months)	84	84	120
Lease Type (Reimbursements)	Base Year	Base Year	NNN
Rent Increase Projection	3%	3%	3%
Tenant Improvements (New Tenant) (PSF)	$25.00	$25.00	$5.00
Tenant Improvements (Renewal) (PSF)	$15.00	$15.00	$0.00

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the Museum Tower Property:

Comparable Leases Summary
Property Name / City, State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (mos.)	Rent PSF	Lease Type
Museum Tower 150 West Flagler Street Miami, FL	1983 / NAP	243,825(1)	-	92.1%(1)	-	-	-	$37.31(2)	-
Latitude One 175 Southwest 7th Street Miami, FL	2007 / NAP	230,000	0.9 miles	99.0%	Confidential	2,452	Jan. 2023 / 60	$39.00	Base Year
Security Building 117 Northeast 1st Avenue Miami, FL	1926 / 2016	114,750	0.8 miles	53.0%	My Flex Office	6,750	Sep. 2022 / 84	$45.00	Base Year
169 East Flagler Street 169 East Flagler Street Miami, FL	1938 / 1996	226,273	0.4 miles	100.0%	Confidential	3,191	Jul. 2022 / 60	$40.00	Base Year
Southeast Financial Center 200 South Biscayne Boulevard Miami, FL	1984 / 2020	1,225,000	1.0 miles	82.0%	Confidential	13,384	Apr. 2022 / 60	$43.00	Base Year
SunTrust International Center 1 Southeast 3rd Avenue Miami, FL	1973 / 2002	449,076	0.5 miles	82.0%	Confidential	3,444	Feb. 2022 / 72	$43.00	Base Year

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated March 30, 2023.
(2)	For the Museum Tower Property only, represents average underwritten base rent based on the underwritten rent roll dated March 30, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Museum Tower Property:

Cash Flow Analysis(1)
	2020	2021	2022	1/31/2023 TTM	UW	UW PSF
Gross Potential Rent	$5,832,859	$6,095,957	$6,339,514	$6,412,695	$9,193,526(2)	$37.71
Reimbursements	$278,896	$274,317	$440,477	$439,696	$1,058,681	$4.34
Other Income	$724,300	$492,887	$521,057	$565,743	$712,683	$2.92
Vacancy and Concessions	$0	$0	$0	$0	($809,961)	($3.32)
Effective Gross Income	$6,836,056	$6,863,161	$7,301,048	$7,418,134	$10,154,929	$41.65

Taxes	$1,067,444	$1,092,336	$1,086,886	$1,087,102	$1,087,102	$4.46
Insurance	$211,885	$245,233	$277,918	$282,121	$810,698	$3.32
Other Operating Expenses	$2,300,307	$2,309,659	$2,610,744	$2,603,623	$2,669,047	$10.95
Total Operating Expenses	$3,579,635	$3,647,228	$3,975,548	$3,972,846	$4,566,846	$18.73

Net Operating Income	$3,256,421	$3,215,933	$3,325,500	$3,445,288	$5,588,082	$22.92
TI/LC	$0	$0	$0	$0	$243,825	$1.00
Capital Expenditures	$0	$0	$0	$0	$36,723	$0.15
Net Cash Flow	$3,256,421	$3,215,933	$3,325,500	$3,445,288	$5,307,534	$21.77

Occupancy %(3)	84.1%	85.7%	78.6%	76.0%	92.1%
NOI DSCR(4)	1.04x	1.03x	1.07x	1.10x	1.79x
NCF DSCR(4)	1.04x	1.03x	1.07x	1.10x	1.70x
NOI Debt Yield(4)	6.9%	6.8%	7.1%	7.3%	11.9%
NCF Debt Yield(4)	6.9%	6.8%	7.1%	7.3%	11.3%

(1)	The increase in Net Operating Income and Occupancy % can be primarily attributed to the new lease signed by an affiliate of the borrower sponsor. The Mana Properties Lease encompasses 39,378 SF at a base rent of $43.00 PSF ($1,693,254 underwritten base rent) for a 15-year term that runs through April 2038. The Mana Properties Lease increased occupancy by 16.2% to 92.1% as of the underwritten rent roll March 30, 2023.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 30, 2023 with vacant space grossed up to market rents, with (i) rent steps taken through January 2024 totaling $113,634 and (ii) average rental increases through the Museum Tower Whole Loan term for GSA-FPD and Bank of America totaling $52,808.
(3)	Occupancy % is as of December 31 of each respective year except for 1/31/2023 TTM, which reflects occupancy as of March 30, 2023 before the Mana Properties Lease took effect. UW Occupancy % represents underwritten economic occupancy.
(4)	Debt service coverage ratios and debt yields are based on the Museum Tower Whole Loan.

Escrows and Reserves.

The borrower deposited at origination approximately (i) $559,746 for property taxes, (ii) $183 for insurance, (iii) $350,000 for future tenant improvements and leasing commissions, (iv) $285,064 for deferred maintenance and (v) $1,000,000 for tenant improvements related to the Mana Properties Lease.

Real Estate Taxes - The borrower is required to reserve monthly 1/12th of the estimated annual property taxes (currently approximately $93,291).

Insurance Premiums - So long as no Sweep Event Period (as defined below) is occurring, insurance escrows are waived provided, among other conditions, the Museum Tower Property is covered by an acceptable blanket policy (which is currently maintained). The borrower is required to reserve monthly 1/12th of the estimated annual National Flood Insurance Program insurance premiums (currently approximately $183).

Recurring Replacements Reserve - The borrower is required to reserve $3,060 monthly for replacements.

TI/LC Reserve - Ongoing deposits into the TI/LC Reserve are required in the amount of $20,319 per month, subject to a cap of $1,000,000.

SWM Reserve - Upon the occurrence of a SWM Trigger Event (as defined below), the borrower will be required to deposit (i) on the following monthly payment date, an amount equal to $2,450,000 (the “SWM Initial Deposit Amount”) (in the form of cash or letter-of-credit) and (ii) on each monthly payment date thereafter (not to exceed 12 months of collections in the event the SWM Trigger Event has not terminated during such 12-month period), until such SWM Trigger Event is cured, $200,000 (such amount to be adjusted in the event of partial re-tenanting of the SWM space) into a reserve for re-leasing the SWM space (the “SWM Monthly Deposit Amount”). Notwithstanding the foregoing, upon the occurrence of a SWM Trigger Event, the borrower may opt to instead make a one-time deposit in the amount of $4,850,000 into the SWM Reserve. Such amounts will be held for tenant improvements and leasing commissions that may be incurred in connection with re-leasing the SWM space. Additionally, if the borrower fails to deposit the SWM Initial Deposit Amount and/or any SWM Monthly Deposit Amount, the borrower sponsor will become personally liable for the repayment of such amounts to the extent of any deficiency under the Museum Tower Whole Loan documents.

A “SWM Trigger Event” commences if SWM fails to extend its lease on or before the earlier of (i) the date that is 12 months prior to its lease expiration and (ii) the deadline to renew the related lease.

A SWM Tenant Trigger Event will terminate upon: (i) the occurrence of a Major Tenant Re-Tenanting Event (as defined below) or (ii) the full execution and delivery to the lender of an approved lease extension for a term of at least five years (or as otherwise approved by the lender) with respect to the entirety

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Office – CBD	Loan #10	Cut-off Date Balance:	$30,000,000
150 West Flagler Street	Museum Tower	Cut-off Date LTV:	61.8%
Miami, FL 33130		U/W NCF DSCR:	1.70x
		U/W NOI Debt Yield:	11.9%

of the SWM leased space, (y) delivery of a satisfactory estoppel from SWM and (z) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the extension of the SWM space for which the borrower is responsible have been paid.

Lockbox and Cash Management. The Museum Tower Whole Loan is structured with a hard lockbox and springing cash management. The Museum Tower Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Museum Tower Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Museum Tower Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Museum Tower Whole Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio (calculated assuming a 30-year amortization period) based on the trailing 12-month period is less than 1.20x, (iii) the occurrence of a Major Tenant Trigger Event (as defined below) and (iv) if less than 70% of the leased space under the Mana Properties Lease is physically occupied by Mana Properties or permitted subtenants of Mana Properties by April 17, 2024, or if ever thereafter, more than 30% of the space under the Mana Properties Lease is not physically occupied (i.e., vacated) by Mana Properties or permitted subtenants of Mana Properties, or Mana Properties or such permitted subtenants give notice of intent to vacate more than 30% of the space under the Mana Properties Lease.

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt service coverage ratio (calculated assuming a 30-year amortization period) based on the trailing 12-month period is at least 1.30x for two consecutive calendar quarters, with regard to clause (iii), when such Major Tenant Trigger Event is cured, as further described below, and with regard to clause (iv), upon the lender's receipt of satisfactory evidence, which may include satisfactory tenant estoppels, that Mana Properties and its permitted subtenants, if any, have resumed physical occupancy of at least 70% of the space under the Mana Properties Lease for a period of two calendar quarters.

A “Major Tenant Trigger Event” commences if SWM, Mana Properties or an approved replacement tenant (each a “Major Tenant”) (i) fails to renew its lease on or before the date that is 12 months prior to its lease expiration (other than with respect to SWM, in which case a SWM Trigger Event will have occurred), (ii) defaults under its lease, (iii) goes dark or otherwise ceases operations in its leased space, (iv) sublets more than 30% of its leased space (unless such subletting is approved by the lender in its reasonable discretion), (v) vacates or gives notice to vacate its leased space (other than with respect to Mana Properties, in which case a Sweep Event Period will have occurred as described above), (vi) terminates or gives notice to terminate its lease or (vii) becomes a debtor in any bankruptcy or other insolvency proceeding.

A Major Tenant Trigger Event will terminate: with regard to clause (i), upon the full execution and delivery to the lender of an approved lease extension for a term of at least five years (or as otherwise approved by the lender) with respect to the entirety of the applicable Major Tenant space, (y) delivery of a satisfactory estoppel from such tenant and (z) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the applicable Major Tenant space for which the borrower is responsible have been paid, with regard to clause (ii), upon the Major Tenant curing such default, with regard to clauses (iii) and (v), upon the Major Tenant resuming ordinary business operations in the entirety of the leased space for at least two calendar quarters, with regard to clause (iv), upon the termination of the applicable subleases such that the Major Tenant is in possession of at least 70% of the related space, with regard to clause (vi), upon the written rescission of such Major Tenant’s notice to vacate or terminate, with regard to clause (vii), if the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, and with regard to clauses (i), (iv), (vi) and (vii) above, the occurrence of a Major Tenant Re-Tenanting Event.

A “Major Tenant Re-Tenanting Event” will have occurred upon (x) the full execution and delivery to the lender of one or more approved replacement leases for a term of at least five years (or as otherwise approved by the lender) with respect to the entirety of the Major Tenant’s leased space, (y) delivery of satisfactory estoppels from the approved replacement tenant(s) and (z) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the Major Tenant space for which the borrower is responsible have been paid.

Additional Secured Indebtedness (not including trade debts). The Museum Tower Property also secures the Museum Tower Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $17,000,000. The Museum Tower Serviced Pari Passu Companion Loans accrue interest at the same rate as the Museum Tower Mortgage Loan. The Museum Tower Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Museum Tower Serviced Pari Passu Companion Loans. The holders of the Museum Tower Mortgage Loan and the Museum Tower Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Museum Tower Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Museum Tower Property and business interruption insurance for 18 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Mortgage Loan No. 11 – 100 Jefferson Road

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF 2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Parsippany, NJ 07054
Original Balance(1):		$29,500,000		General Property Type:	Industrial
Cut-off Date Balance(1):		$29,500,000		Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:		4.4%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1957; 1998 / 2020-2023
Borrower Sponsors:		Simcha Friedman and Moris		Size:	558,930 SF
		Schlager		Cut-off Date Balance per SF(1):	$174
Guarantors:		Simcha Friedman and Moris		Maturity Date Balance per SF(1):	$174
		Schlager		Property Manager:	Madison Properties USA LLC
Mortgage Rate:		7.2600%
Note Date:		3/10/2023
First Payment Date:		5/6/2023
Maturity Date:		4/6/2033
Original Term to Maturity:		120 months
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		120 months		UW NOI(3):	$10,429,647
Seasoning:		1 month		UW NOI Debt Yield(1):	10.7%
Prepayment Provisions:		L(25),D(91),O(4)		UW NOI Debt Yield at Maturity(1):	10.7%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.42x
Additional Debt Type(1)(2):		Pari Passu		Most Recent NOI(3):	$5,241,184 (12/31/2022)
Additional Debt Balance(1)(2):		$68,000,000		2nd Most Recent NOI:	$4,460,076 (12/31/2021)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	100.0% (2/28/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.4% (12/31/2022)
RE Tax:	$109,030	$109,030	NAP	3rd Most Recent Occupancy:	68.0% (12/31/2021)
Insurance:	$86,237	$28,746	NAP	Appraised Value (as of)(5):	$173,000,000 (8/1/2023)
Replacement Reserves:	$0	$4,658	NAP	Appraised Value per SF(5):	$310
TI/LC Reserve:	$0	$14,780	$886,783	Cut-off Date LTV Ratio(1)(5):	56.4%
J&J Farms TI Reserve:	$11,598,000	$0	NAP	Maturity Date LTV Ratio(1)(5):	56.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$97,500,000	67.7%	Purchase Price(6):	$130,500,000	90.6%
Equity Contribution:	$31,613,758	21.9%	Upfront Reserves:	$11,793,267	8.2%
Seller TI Credit:	$15,000,000	10.4%	Closing Costs:	$1,820,491	1.3%
Total Sources:	$144,113,758	100.0%	Total Uses:	$144,113,758	100.0%

(1)	The 100 Jefferson Road Mortgage Loan (as defined below) is part of the 100 Jefferson Road Whole Loan (as defined below) evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $97,500,000. The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the 100 Jefferson Road Whole Loan.
(2)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(3)	The increase from Most Recent NOI to UW NOI at the 100 Jefferson Road Property (as defined below) is primarily driven by increases in rents from the J&J Farms Creamery lease with a commencement date in March 2023. J&J Farms Creamery is an affiliate of the borrower sponsors.
(4)	Historical cash flows prior to 2021 are not available as the transaction represents acquisition financing and the seller did not provide historical financial information.
(5)	The Appraised Value represents the prospective value upon completion/stabilization as of August 1, 2023 based on the extraordinary assumption that J&J Farms Creamery will complete the buildout of its space. The borrower sponsors have provided a completion guaranty and the estimated cost of the buildout was reserved for at origination. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the value upon completion/stabilization. The “As-Is” appraised value is $163,600,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.6% and 59.6%, respectively.
(6)	The 100 Jefferson Road Property was 63.5% occupied prior to acquisition. At origination, J&J Farms Creamery executed a 15-year lease, increasing occupancy to 100.0%. The seller provided the borrower with $15.0 million in credits to cover tenant improvements and closing costs. A reserve in the amount of $11.598 million was established at origination which represents the anticipated cost of renovations for the J&J Farms Creamery space.

The Mortgage Loan. The eleventh largest mortgage loan (the “100 Jefferson Road Mortgage Loan”) is part of a whole loan (the “100 Jefferson Road Whole Loan”) evidenced by four pari passu notes in the aggregate original principal balance of $97,500,000 and secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Parsippany, New Jersey (the “100 Jefferson Road Property”). The 100 Jefferson Road Whole Loan was originated by Argentic Real Estate Finance 2 LLC (“AREF 2”) and JPMorgan Chase Bank, National Association (“JPM”). The controlling Note A-2, with an original principal balance of $29,500,000, will be included in the MSWF 2023-1 securitization trust. The 100 Jefferson Road Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-1 securitization trust. The remaining promissory notes were contributed to securitizations as described below. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$29,500,000
100 Jefferson Road	100 Jefferson Road	Cut-off Date LTV:	56.4%
Parsippany, NJ 07054		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.7%
Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	Benchmark 2023-B38	No
A-2	$29,500,000	$29,500,000	MSWF 2023-1	Yes
A-3	$29,500,000	$29,500,000	BBCMS 2023-C19	No
A-4	$8,500,000	$8,500,000	BBCMS 2023-C19	No
Total	$97,500,000	$97,500,000

The Borrower and Borrower Sponsors. The borrowing entity for the 100 Jefferson Road Whole Loan is 100 Jefferson F&S LLC, a single purpose entity with two independent directors. Legal counsel to the 100 Jefferson Road Whole Loan borrower delivered a non-consolidation opinion in connection with the origination of the 100 Jefferson Road Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Simcha Friedman and Moris Schlager. Simcha Friedman and Moris Schlager are the principals of J&J Farms Creamery, a wholesale distributor of refrigerated goods established in 1951 that services the New York and New Jersey region. Additionally, the borrower sponsors’ commercial real estate experience includes investments in two multifamily properties totaling 55 units, over a dozen single family home / condominium rental properties, and two multi-tenant/single tenant retail properties all of which are located in New York and New Jersey.

The Property. The 100 Jefferson Road Property is a multi-tenanted industrial warehouse/distribution complex containing 558,930 SF located in Parsippany, Morris County, New Jersey. The 100 Jefferson Road Property is divided among three suites (A, B and C). Suite A contains 198,489 SF and was built in 1998 and renovated in 2020, Suite B contains 204,217 SF and was built in 1957 and is currently being renovated with the buildout of 157,547 SF of cold storage space, and Suite C contains 156,224 SF, was built in 1957, and is under renovation. The 100 Jefferson Road Property features approximately 10% office space, clear ceiling heights that range from 19 to 38 feet, three drive-in doors, 35 dock-high doors and is situated on a 35.9-acre site. The 100 Jefferson Road Property also features a 10-acre solar panel on the building’s roof which was installed in 2011. Parking is provided by 514 surface parking spaces (0.92 spaces per 1,000 SF). The 100 Jefferson Road Property is currently 100.0% occupied by three tenants. Suite A is occupied by Vitaquest International LLC, Suite B is occupied by J&J Farms Creamery (an affiliate of the borrower sponsors), and Suite C is occupied by PNY Technologies Inc.

Pfizer owned the 100 Jefferson Road Property up until 2010 when it was sold to PNY Technologies Inc, the third largest tenant. PNY Technologies Inc invested approximately $12 million into the 100 Jefferson Road Property between 2010 and 2011 on building out the manufacturing/distribution space, installing a new roof and solar panel equipment. In 2018, PNY Technologies Inc sold the 100 Jefferson Road Property via a sale leaseback transaction to a joint venture between the Harbor Group and Turnbridge Equities (“Harbor Group”) and downsized to its current square footage (currently 156,224 SF; 28.0% of NRA). The Harbor Group completed a $4.5 million renovation and white boxed Suite B. In the second quarter of 2019, Vitaquest International LLC signed a lease for 198,489 SF or 35.5% of NRA and completed a $15.0 million renovation between 2020 and 2021. The seller purchased the 100 Jefferson Road Property in October 2020 at 63.5% occupancy and signed temporary leases with Walmart in 2021 and 2022 while negotiating longer permanent leases. At the time, the seller also invested $1.0 million for installation of LED lights throughout Suite B. In conjunction with the current acquisition of the 100 Jefferson Road Property, J&J Farms Creamery, an affiliate of the borrower sponsors, executed a lease for Suite B bringing occupancy to 100.0%.

Major Tenants.

J&J Farms Creamery (204,217 SF; 36.5% of NRA; 61.2% of underwritten base rent): J&J Farms Creamery is a wholesale distributor with various national brand refrigerated products and a complete line of Kosher refrigerated dairy products. J&J Farms Creamery was founded in 1951 and is now one of the larger independently owned Kosher refrigerated product providers in New York and New Jersey with approximately 100 employees. The company’s top three customer accounts by annual sales include independently owned grocery store chains – Key Foods ($37.2 million, 13.8% of 2022 revenue), Associated Supermarket Group ($37.0 million, 13.7% of 2022 revenue), and C-Town Supermarkets ($17.6 million, 6.5% of 2022 revenue) each of which has 200 to 275 stores in the tri-state area.

J&J Farms Creamery reported gross profit of approximately $25.6 million in 2022 which increased by approximately 42% over 2021. J&J Farms Creamery also reported an earnings before interest, taxes, depreciation, amortization, and rent costs (“EBITDAR”) of approximately $10.5 million in 2022, which was over two times higher than in 2021. As of 2022, J&J Farms Creamery does not have any major financial debt obligation other than $200,000 of total notes payable to shareholders. According to the tenant, the increase in revenue was primarily due to increases in sales volume and price inflation. Based on 2022 financials adjusted for proforma rent expenses, EBITDAR to current gross rent ratio would be approximately 1.37x. J&J Farms Creamery is a sponsor affiliated tenant which is expected to relocate its operations from an approximately 70,000 SF warehouse in Queens, New York. The 100 Jefferson Road Property provides close to three times more square footage than the tenant’s Queens, New York warehouse.

Furthermore, J&J Farms Creamery is currently renovating its space with an anticipated cost of completion of approximately $11.6 million (“J&J Farms Creamery TIs”) which was escrowed at origination. Upon completion, the space will consist of 157,547 SF of refrigerated storage, 13,595 SF of dry storage, 12,870 SF of office space, and the remaining 20,205 SF is expected to be comprised of refrigerated loading/distribution areas, loading docks and drive-in bays. In the event the buildout is not completed within 12 months from origination, a Lease Sweep Period (as defined below) will commence. However, such 12-month period can be extended by 60 days if the lender determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and the J&J Farms Creamery TIs can reasonably be completed within such additional 60-day extension time period. Furthermore, the 100 Jefferson Road Whole Loan will be fully recourse to the guarantors until the buildout is completed in accordance with the terms of the 100 Jefferson Road Whole Loan documents. We cannot assure you that the renovations described above will be completed as expected or at all.

At origination of the 100 Jefferson Road Whole Loan, J&J Farms Creamery executed a 15-year lease that expires in February 2038 at $30.00 per SF with 2.0% escalations and no termination options. Cold storage space commands higher rent than traditional warehouse/distribution space, and, as such, J&J Farms Creamery’s rent is significantly higher than the rents from the two remaining tenants which utilize their space for warehouse purposes. The guarantors provided a 50% lease guaranty during the first five years of the lease term that reduces to 25% starting in year six of the lease term, provided,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$29,500,000
100 Jefferson Road	100 Jefferson Road	Cut-off Date LTV:	56.4%
Parsippany, NJ 07054		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.7%

however if there is a Lease Guaranty Period (as defined below) then continuing, guarantors’ liability will not be reduced to 25% until such Lease Guaranty Period terminates.

“Lease Guaranty Period” means a period which will commence upon the occurrence of a Cash Management Period (as defined below). For the purposes of triggering a Lease Guaranty Period, a Cash Management Period will not be deemed to have occurred if such Cash Management Period results solely from the occurrence of a Lease Sweep Period attributable to any Lease Sweep Lease (as defined below) other than the J&J Farms Creamery lease. A Lease Guaranty Period will end upon the termination of such Cash Management Period.

“Cash Management Period” means a period which will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.20x, (iv) if, as of the last day of any calendar quarter during the term, the debt yield is less than 8.00% or (v) the commencement of a Lease Sweep Period; and will end upon (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other default or event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the 100 Jefferson Road Property has achieved a debt service coverage ratio of at least 1.30x as of the last day of a calendar quarter for two consecutive calendar quarters, (C) with respect to the matter described in clause (iv) above, the lender has determined that the 100 Jefferson Road Property has achieved a debt yield of at least 8.50% as of the last day of a calendar quarter for two consecutive calendar quarters, or (D) with respect to the matter described in clause (v) above, upon the termination of such Lease Sweep Period.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (including any renewal terms); (ii) the earlier of (a) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), or (b) the date the applicable Lease Sweep Tenant actually gives such notice of its intention not to renew or extend; (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); (iv) any Lease Sweep Tenant vacates or discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same (provided, however, the foregoing clause (iv) will not be deemed to apply to J&J Farms Creamery until after the date that is 12 months after the origination date, however, such 12 month period will be extended by 60 days if (x) the lender, in the lender’s reasonable discretion, determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and (y) the J&J Farms Creamery TIs can reasonably be completed within such additional 60 day extension time period); (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; (vi) the occurrence of a Lease Sweep Tenant insolvency proceeding; (vii) the occurrence of a J&J Farms Revenue Sweep Period (as defined below), to be tested annually starting on January 30, 2024 through the term of the 100 Jefferson Road Whole Loan; (viii) the occurrence of a J&J Farms EBITDAR Sweep Period (as defined below), to be tested annually starting on January 30, 2024 through the term of the 100 Jefferson Road Whole Loan; or (ix) J&J Farms Creamery failing to complete the J&J Farms Creamery TIs within 12 months from the origination date (provided, however, such 12 month period will be extended by 60 days if (x) the lender, in the lender’s reasonable discretion, determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and (y) the J&J Farms Creamery TIs can reasonably be completed within such additional 60 day extension time period).

A Lease Sweep Period will end upon the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earliest to occur of (x) the determination by the lender, in its reasonable and good faith discretion, that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated leasing commissions, any down-time or free rent periods and tenant improvement expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period; (y) the date on which the subject Lease Sweep Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension; or (z) the date on which all of the space demised under the subject Lease Sweep Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) and all approved Lease Sweep Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Lease Sweep Tenant default has been cured, and no other Lease Sweep Tenant default has occurred for a period of six consecutive months following such cure; (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Lease Sweep Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned pursuant to the terms of the 100 Jefferson Road Whole Loan documents; (4) with respect to a Lease Sweep Period which exists solely due to the occurrence and continuance of a J&J Farms Revenue Sweep Period, upon the expiration of such J&J Farms Revenue Sweep Period in accordance with the terms of the definition of the applicable J&J Farms Revenue Sweep Period; (5) with respect to a Lease Sweep Period which exists solely due to the occurrence and continuance of a J&J Farms EBITDAR Sweep Period, upon the expiration of such J&J Farms EBITDAR Sweep Period in accordance with the terms of the definition of the applicable J&J Farms EBITDAR Sweep Period; or (6) with respect to a Lease Sweep Period caused by a matter described in clause (ix) above, the date on which the J&J Farm Creamery TIs are completed.

“J&J Farms Revenue Sweep Period” means a period (i) commencing as of the lender’s determination that the J&J Farms Creamery annualized gross revenue decreased by 25% or more compared to $270,390,464; and (ii) expiring upon the lender’s determination that the J&J Farms Creamery annualized gross revenue is at least 90% of $270,390,464.

“J&J Farms EBITDAR Sweep Period” means a period (i) commencing as of the lender’s determination that the annualized J&J Farms Creamery EBITDAR ratio is less than 1.25x; and (ii) expiring upon the lender’s determination that the annualized J&J Farms Creamery EBITDAR ratio is equal to or greater than 1.30x.

“Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

“Lease Sweep Lease” means any lease which (a) covers 20% or more rentable SF of the 100 Jefferson Road Property and (b) the J&J Farms Creamery lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$29,500,000
100 Jefferson Road	100 Jefferson Road	Cut-off Date LTV:	56.4%
Parsippany, NJ 07054		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.7%

Vitaquest International LLC (198,489 SF; 35.5% of NRA; 19.4% of underwritten base rent): Vitaquest International LLC (“Vitaquest”) is a development and commercialization partner for consumer products such as nutraceuticals, functional foods, and probiotics. Vitaquest was founded in 1977 and currently has approximately 630 employees. Vitaquest reported 2022 revenue and net income of $270.7 million and $23.2 million, respectively. Vitaquest commenced a 130-month lease in May 2019, has three, five-year renewal options remaining and no termination options. In 2020-2021, Vitaquest completed a $15 million renovation of its space with the prior owner contributing approximately $500,000. Vitaquest’s current rent of $9.76 per SF is approximately 34.9% lower than the appraiser’s market rent for the space of $15.00 per SF.

PNY Technologies Inc (156,224 SF; 28.0% of NRA; 19.4% of underwritten base rent): PNY Technologies Inc is a manufacturer of OEM, consumer, and channel electronics markets. PNY Technologies Inc was founded in 1985 and has over 1,000 employees. PNY Technologies Inc reported 2021 revenue and net income of $937.0 million and $61.5 million, respectively. The 100 Jefferson Road Property serves as the company’s headquarters. PNY Technologies Inc owned the 100 Jefferson Road Property from 2010 to 2018. In 2018, PNY Technologies Inc sold the 100 Jefferson Road Property via a sale leaseback transaction and signed a 10-year lease that expires in October 2028. PNY Technologies Inc’s current rent of $12.45 per SF is approximately 17.0% lower than the appraiser’s market rent for the space of $15.00 per SF.

The following table presents a summary regarding the major tenants at the 100 Jefferson Road Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)	Tenant SF	Approx. % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
J&J Farms Creamery(3)	NR/NR/NR	204,217	36.5%	$6,126,510	61.2%	$30.00	2/28/2038	N	None
Vitaquest International LLC	NR/NR/NR	198,489	35.5%	$1,937,869	19.4%	$9.76	2/28/2030	N	3, 5-yr
PNY Technologies Inc	NR/NR/NR	156,224	28.0%	$1,944,284	19.4%	$12.45	10/4/2028	N	None
Subtotal/Wtd. Avg.		558,930	100.0%	$10,008,663	100.0%	$17.91

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		558,930	100.0%	$10,008,663	100.0%	$17.91

(1)	Based on the underwritten rent roll dated February 28, 2023 and includes contractual rent steps through October 2023.
(2)	The space for J&J Farms Creamery represents cold storage and therefore commands a higher rent than the traditional warehouse space for Vitaquest International LLC and PNY Technologies Inc.
(3)	J&J Farms Creamery is an affiliate of the borrower sponsor.

The following table presents certain information with respect to the lease rollover at the 100 Jefferson Road Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	1	156,224	$12.45	28.0%	28.0%	$1,944,284	19.4%	19.4%
2029	0	0	$0.00	0.0%	28.0%	$0	0.0%	19.4%
2030	1	198,489	$9.76	35.5%	63.5%	$1,937,869	19.4%	38.8%
2031	0	0	$0.00	0.0%	63.5%	$0	0.0%	38.8%
2032	0	0	$0.00	0.0%	63.5%	$0	0.0%	38.8%
2033	0	0	$0.00	0.0%	63.5%	$0	0.0%	38.8%
2034 & Beyond	1	204,217	$30.00	36.5%	100.0%	$6,126,510	61.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	558,930	$17.91	100.0%		$10,008,663	100.0%

(1)	Information is based on the underwritten rent roll and includes contractual rent steps through October 2023.

The Market. The 100 Jefferson Road Property is located in Parsippany, Morris County, New Jersey, approximately 27 miles west of New York City and forms part of the Newark, NJ-PA Metropolitan Statistical Area (“MSA”). The top three industries within Morris County are Services, Finance/Insurance/Real Estate, and Manufacturing. Primary access to the 100 Jefferson Road Property is provided by Interstate 287 and Interstate 80, which provide direct access to New York City and New York State. The 100 Jefferson Road Property is located in Parsippany-Troy Hills Township, which serves as one of the major employment centers in Northern New Jersey as it encompasses over 14 million SF of office space and approximately 4.8 million SF of industrial space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$29,500,000
100 Jefferson Road	100 Jefferson Road	Cut-off Date LTV:	56.4%
Parsippany, NJ 07054		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.7%

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 3,495, 66,206, and 152,460, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $134,049, $124,048, and $128,571, respectively.

According to the appraisal, the 100 Jefferson Road Property is located within the Eastern Morris Industrial Submarket. As of the first quarter of 2023, the Eastern Morris Industrial Submarket has an inventory of approximately 23.0 million SF, with 8,000 SF under construction. The submarket has a vacancy rate of 4.8%. The overall rental rate in the submarket for industrial space (non-cold storage) is $15.56 per SF, an increase of 14.8% over the fourth quarter of 2021. According to a third-party report, Northern New Jersey refrigerated warehouse occupancy is 99%. The appraiser concluded to a market rent of $15.00 for the warehouse space (Suites A and C) and $28.50 for the cold storage space (Suite B) per SF for the 100 Jefferson Road Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 100 Jefferson Road Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Warehouse Space	$15.00	NNN	3%	$2.00 / $0.50	5 Years	6.0%	3.0%
Cold Storage Space	$28.50	NNN	3%	$2.00 / $0.50	5 Years	6.0%	3.0%

Source: Appraisal

The following table presents certain information relating to comparable industrial sales for the 100 Jefferson Road Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
100 Jefferson Road	558,930(2)	1957; 1998 / 2020-2023	100%(2)	Mar-23	$130,500,000(3)	$233.48	N/A
Parsippany, NJ
20-30 Continental Drive	567,066	1980 / NAP	100%	Jun-22	$138,530,000	$244.29	4.14%
Wayne, NJ
241 Oraton Street	131,205	1995 / NAP	100%	Dec-21	$32,000,000	$243.89	3.76%
Newark, NJ
65 Baekeland Avenue	400,000	2021 / NAP	100%	Oct-21	$131,100,000	$327.75	2.90%
Middlesex, NJ
FedEx Ground	269,204	2010 / NAP	100%	Jul-21	$91,000,000	$338.03	4.50%
South Brunswick, NJ
66-96 East Union Avenue	102,224	1960 / NAP	100%	Jan-21	$24,500,000	$239.67	5.15%
East Rutherford, NJ

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2023.
(3)	The 100 Jefferson Road Property was 63.5% occupied prior to acquisition. At origination, J&J Farms Creamery executed a 15-year lease, increasing occupancy to 100.0%. The seller provided the borrower with $15.0 million in credits to cover tenant improvements and closing costs. A reserve in the amount of $11.598 million was established at origination which represents the anticipated cost of renovations for the J&J Farms Creamery space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$29,500,000
100 Jefferson Road	100 Jefferson Road	Cut-off Date LTV:	56.4%
Parsippany, NJ 07054		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to comparable industrial leases for the 100 Jefferson Road Property:

Comparable Industrial Rental Summary(1)
Property / Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
100 Jefferson Road	1957; 1998	558,930(2)	198,489(2)	Vitaquest International LLC(2)	38'	$9.76(2)	May-19(2)	130(2)
Parsippany, NJ
340 Kaplan Drive	1901	30,494	30,494	Dish Network	18'	$15.00	Sep-22	61
Fairfield, NJ
1100 Randolph Road	1968	207,192	103,246	ELM	27'	$14.50	Jul-22	121
Somerset, NJ
1 Truman Drive South	1978	369,313	142,365	Menasha Packaging	24'	$15.00	May-22	60
Edison, NJ
140-142 Clinton Road	1968	77,983	41,458	All-State Floor	21'	$13.90	Apr-22	60
Fairfield Township, NJ
220 Mill Road	1991	467,000	112,000	Impex	36'	$15.00	Mar-22	60
Edison, NJ

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2023.

The following table presents certain information relating to comparable cold storage leases for the 100 Jefferson Road Property:

Comparable Cold Storage Rental Summary(1)
Property / Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
100 Jefferson Road	1957; 1998	558,930(2)	204,217(2)	J&J Farms Creamery(2)	19'	$30.00(2)	Mar-23(2)	180(2)
Parsippany, NJ
Confidential	2003	75,000	75,000	Confidential Cold Storage	36'	$28.00	Jan-23	60
Carlstadt, NJ
408 Fairfield Road	2023	368,050	33,000	Quality Frozen Foods	38'	$25.00	Jan-23	120
Freehold, NJ
205 Jackson Street	1977	32,000	32,000	Rivera Produce Corporation	21'	$25.00	Jun-22	60
Englewood, NJ
120 Frontage Road	2021	75,900	75,900	Alliance Ground International	36'	$28.00	Dec-21	123
Newark, NJ
200 Polar Way	2003	49,500	46,900	Lineage Logistics	24' - 33'	$24.00	Nov-21	60
Jersey City, NJ
FreezPak Logistics	2023	268,000	268,000	FreezPak Logistics	36'	$25.00	Nov-21	300
Avenel, NJ

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$29,500,000
100 Jefferson Road	100 Jefferson Road	Cut-off Date LTV:	56.4%
Parsippany, NJ 07054		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow at the 100 Jefferson Road Property:

Cash Flow Analysis(1)
	2021	2022	UW	UW PSF
Gross Potential Rent(2)	$4,254,197	$4,771,174	$10,008,663	$17.91
Reimbursements	$1,787,756	$1,814,588	$3,160,805	$5.66
Electric Reimbursements(3)	$811,626	$1,151,036	$1,185,587	$2.12
Other Income	$588,082	$695,998	$695,998	$1.25
Net Rental Income	$7,441,661	$8,432,796	$15,051,053	$26.93
Less Vacancy & Credit Loss	$0	$0	($717,753)	($1.28)
Effective Gross Income	$7,441,661	$8,432,796	$14,333,301	$25.64

Real Estate Taxes	$1,123,788	$1,215,803	$1,308,364	$2.34
Insurance	$242,949	($43,245)	$344,948	$0.62
Management Fee	$166,715	$251,731	$429,999	$0.77
Other Operating Expenses	$1,448,133	$1,767,324	$1,820,343	$3.26
Total Operating Expenses	$2,981,585	$3,191,612	$3,903,654	$6.98

Net Operating Income(4)	$4,460,076	$5,241,184	$10,429,647	$18.66
Replacement Reserves	$0	$0	$55,893	$0.10
TI/LC	$0	$0	$177,357	$0.32
Net Cash Flow	$4,460,076	$5,241,184	$10,196,397	$18.24

Occupancy %	68.0%	74.4%	95.0%(5)
NOI DSCR(6)	0.62x	0.73x	1.45x
NCF DSCR(6)	0.62x	0.73x	1.42x
NOI Debt Yield(6)	4.6%	5.4%	10.7%
NCF Debt Yield(6)	4.6%	5.4%	10.5%

(1)	Historical cash flows prior to 2021 are not available as the transaction represents acquisition financing and the seller did not provide historical financial information.
(2)	Gross Potential Rent includes contractual rent steps through October 2023.
(3)	Tenants are responsible for market rate electrical expenses while the 100 Jefferson Road Property benefits from lower electric expenses due to the rooftop solar array resulting in electrical reimbursements greater than 100%.
(4)	The increase from 2022 Net Operating Income to UW Net Operating Income at the 100 Jefferson Road Property is primarily driven by the execution of the J&J Farms Creamery lease commencing in March 2023.
(5)	Represents the underwritten economic occupancy. The 100 Jefferson Road Property was 100.0% physically occupied as of February 28, 2023.
(6)	The debt service coverage ratios and debt yields are calculated based on the 100 Jefferson Road Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Mortgage Loan No. 12 – 303 West Hurst Boulevard

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF 2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Hurst, TX 76053
Original Balance:		$26,500,000		General Property Type:	Industrial
Cut-off Date Balance:		$26,500,000		Detailed Property Type:	Manufacturing
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1970-1987 / 2014
Borrower Sponsor:		Michael Flacks		Size:	333,500 SF
Guarantor:		Michael Flacks		Cut-off Date Balance per SF:	$79
Mortgage Rate:		7.2700%		Maturity Date Balance per SF:	$79
Note Date:		5/5/2023		Property Manager:	Self-managed
First Payment Date:		6/6/2023
Maturity Date:		5/6/2033
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		0 months		UW NOI:	$3,440,109
Prepayment Provisions:		L(24),D(92),O(4)		UW NOI Debt Yield:	13.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	13.0%
Additional Debt Type:		No		UW NCF DSCR:	1.65x
Additional Debt Balance:		NAP		Most Recent NOI(3):	NAV
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(3):	NAV
Reserves				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/6/2023)
RE Tax:	$270,574	$54,115	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2022)
Insurance:	$57,500	Springing(1)	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2021)
Replacement Reserves:	$0	$3,891	NAP	Appraised Value (as of)(4):	$49,200,000 (4/19/2023)
TI/LC Reserve:	$0	$13,896	NAP	Appraised Value per SF:	$148
Immediate Repairs:	$36,156	$0	NAP	Cut-off Date LTV Ratio:	53.9%
EBITDAR Reserve(2):	$4,500,000	$0	NAP	Maturity Date LTV Ratio:	53.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,500,000	100.0%	Return of Equity(5):	$20,894,052	78.8%
			Upfront Reserves:	$4,864,230	18.4%
			Closing Costs:	$741,718	2.8%
Total Sources:	$26,500,000	100.0%	Total Uses:	$26,500,000	100.0%

(1)	The borrower is required to make monthly deposits of 1/12 of the estimated annual insurance premium upon the failure to satisfy any of the following conditions: (i) no event of default; (ii) Kelly-Moore (as defined below) is required, pursuant to the terms of the Kelly-Moore lease, to obtain and maintain the insurance coverages required; (iii) Kelly-Moore is, in fact, fulfilling all such obligations pursuant to the terms of the Kelly-Moore lease and lender receives written evidence of same upon request; (iv) the Kelly-Moore lease is in full force and effect and no material default thereunder has occurred and is continuing; (v) Kelly-Moore is not bankrupt or insolvent; and (vi) Kelly-Moore has not expressed its intention in writing or otherwise to terminate, cancel or default under its lease.
(2)	Pursuant to the 303 West Hurst Boulevard Mortgage Loan (as defined below), until such time as the EBITDAR Reserve funds have been disbursed the lender will determine the EBITDAR (as defined below) to total gross rent ratio for The Kelly-Moore Paint Company (”Kelly-Moore EBITDAR Ratio”) as of June 6, 2024, and every six months thereafter (each such determination being a “Kelly-Moore EBITDAR Ratio Determination Date”). Provided in each case that no default, event of default or Cash Management Period (as defined below) has occurred and is continuing, and subject to the lender’s rights under the loan documents with respect to such EBITDAR Reserve funds during the continuance of an event of default, (i) on the first Kelly-Moore EBITDAR Ratio Determination Date on which the lender determines that the Kelly-Moore EBITDAR Ratio is equal to or greater than 1.25x, the lender is required to disburse $1,000,000 of the EBITDAR Reserve funds to the borrower; (ii) on the second Kelly-Moore EBITDAR Ratio Determination Date on which the lender determines that the Kelly-Moore EBITDAR Ratio is equal to or greater than 1.25x, the lender is required to disburse a further $2,000,000 of EBITDAR Reserve funds to the borrower; and (iii) on the third Kelly-Moore EBITDAR Ratio Determination Date on which the lender determines that the Kelly-Moore EBITDAR Ratio is equal to or greater than 1.25x, the lender is required to disburse the remaining $1,500,000 of EBITDAR Reserve Funds to the borrower. For the avoidance of doubt, in the event that the Kelly-Moore EBITDAR Ratio is less than 1.25x as of any the Kelly-Moore EBITDAR Ratio Determination Date (or in the event that a default, event of default or cash management period then exists), none of the EBITDAR Reserve Funds will be released as of such date, and in no event will the borrower be entitled to receive a disbursement of all EBITDAR Reserve funds on such date.
(3)	Historical cash flows are not available as the sole and sponsor-affiliated tenant, The Kelly-Moore Paint Company, owned and occupied the 303 West Hurst Boulevard Property (as defined below) without a lease prior to the origination of the 303 West Hurst Boulevard Mortgage Loan.
(4)	The appraisal also concluded to a dark value of $41.1 million for the 303 West Hurst Boulevard Property.
(5)	The 303 West Hurst Boulevard Property was unencumbered prior to the origination of the 303 West Hurst Boulevard Mortgage Loan.

The Mortgage Loan. The twelfth largest mortgage loan (the “303 West Hurst Boulevard Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,500,000 and secured by the borrower’s fee interest in an industrial manufacturing facility in Hurst, Texas (the “303 West Hurst Boulevard Property”). The proceeds of the 303 West Hurst Boulevard Mortgage Loan were used to return equity to the borrower sponsor, fund reserves and pay closing costs.

The Borrower and Borrower Sponsors. The borrowing entity for the 303 West Hurst Boulevard Mortgage Loan is Hurst Industrial Property LLC, a single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Michael Flacks. Michael Flacks founded, controls, and owns 100% of Flacks Group LLC, a diversified holding company engaged in acquiring distressed businesses and companies in special

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Industrial – Manufacturing	Loan #12	Cut-off Date Balance:	$26,500,000
303 West Hurst Boulevard	303 West Hurst Boulevard	Cut-off Date LTV:	53.9%
Hurst, TX 76053		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	13.0%

situations. Flacks Group LLC focuses on acquiring corporate carve-outs, spin-offs, divestitures of non-core, and underperforming businesses from medium and large public/private corporations or private equity funds. Flacks Group LLC was established in 1985, and currently consists of a diverse portfolio of mid-market businesses and commercial real estate globally with current corporate holdings valued at $722 million, and property holdings valued at $214 million (industrial, multifamily, and single family), among other assets. Flacks Group LLC, through its multiple holdings, has 7,000 full-time employees worldwide. The 303 West Hurst Boulevard Mortgage Loan is fully recourse to the borrower sponsor and non-recourse carveout guarantor.

The Property. The 303 West Hurst Boulevard Property is a 333,500 SF, industrial manufacturing facility located at in Hurst, Texas, seven miles northeast of the Fort Worth Central Business District (“CBD”) and 20 miles northwest of the Dallas CBD. The 303 West Hurst Boulevard Property was built in phases from 1970 to 1987, renovated in 2014, and is situated on a 26.49-acre site. Based on a net rentable area of 333,500 SF, the 303 West Hurst Boulevard Property features a 29% building to land ratio. The 303 West Hurst Boulevard Property features a clear height range of 18 feet to 28 feet, approximately 26,500 SF of office/lab space, and approximately 6,000 SF of storefront retail component (2,000 SF allocated to the storefront and 4,000 SF to store warehouse). The 303 West Hurst Boulevard Property also features a total of 25 dock-high and 9 ramped/grade-level loading entrances each served by its own overhead door. The 303 West Hurst Boulevard Property is located on a rail spur with two loading entrances equipped for handling rail cargo. The rail spur is fully functional; however the tenant does not currently utilize the rail spur as part of its operations. The 303 West Hurst Boulevard Property is currently 100.0% occupied by The Kelly-Moore Paint Company (“Kelly-Moore”), a borrower-affiliated tenant, on a 15-year lease term with a starting rent of $11.00 per SF, triple net, with 2.5% annual increases. Kelly-Moore has been in occupancy since the 303 West Hurst Boulevard Property was developed.

Sole Tenant.

The Kelly-Moore Paint Company (333,500 SF; 100.0% of NRA; 100.0% of underwritten base rent): Kelly-Moore is a manufacturer and retailer of premium paints and coatings in the United States. It was founded in 1946 as one of the largest privately held paint companies with over 1,200 employees with 157 retail stores in California, Nevada, Texas, and Oklahoma as well as the manufacturing facility at the 303 West Hurst Boulevard Property. Kelly-Moore’s corporate headquarters are currently located in San Carlos, California. However, the company recently announced that it is expecting to move its corporate headquarters to Irving, Texas after the Irving City Council approved an incentive package for the move to occur by the end of 2024. Kelly-Moore is reportedly expected to move to an office building located at 500 E. Carpenter Freeway in Irving, TX which is approximately 16.3 miles east of the 303 West Hurst Boulevard Property. Kelly-Moore was recently acquired by Flacks Group LLC, an affiliate of the borrower sponsor, in September 2022.

Kelly-Moore reported revenue and earnings before interest, tax, depreciation and amortization (“EBITDA”) of approximately $329 million and -$8.5 million for the year 2022. As part of the acquisition, Flacks Group LLC has identified a number of initiatives that are underway which are intended to increase revenue, lower costs, and improve operating efficiencies across multiple areas of the company. At origination, the borrower deposited $4,500,000 into the EBITDAR reserve, which is subject to the disbursement conditions described in footnote (2) above. The borrower has the option to replace the cash deposit of $4,500,000 with a letter of credit from an approved bank. Furthermore, the 303 West Hurst Boulevard Mortgage Loan is structured with a cash flow sweep that includes triggers tied to Kelly-Moore’s revenue and earnings before interest, tax, depreciation, amortization, and total gross rent (“EBITDAR”) to be tested annually starting on June 6, 2024 through the term of the 303 West Hurst Boulevard Mortgage Loan as described below.

A “Kelly-Moore Revenue Sweep Period” means a period (i) commencing as of the lender’s determination that the Kelly-Moore and Kelly-Moore subsidiary annualized gross revenue (based on annual Kelly-Moore financial statements) decreased by 25% or more compared to $313,000,000; and (ii) expiring upon the lender’s determination that the Kelly-Moore and Kelly-Moore subsidiary annualized gross revenue (based on quarterly Kelly-Moore financial statements) is at least 90% of $313,000,000.

A “Kelly-Moore EBITDAR Sweep Period” means a period (i) commencing as of the lender’s determination that the annualized Kelly-Moore EBITDAR Ratio (based on annual Kelly-Moore financial statements) is less than 1.25x; and (ii) expiring upon the lender’s determination that the annualized Kelly-Moore EBITDAR Ratio (based on quarterly Kelly-Moore financial statements) is equal to or greater than 1.3x.

Kelly-Moore executed a 15-year lease with a starting rent of $11.00 per SF, triple net, with 2.5% annual rent increases. The $11.00 per SF in rent is consistent with the appraisal’s concluded rent for the 303 West Hurst Boulevard Property. The lease does not contain any renewal or termination options. The Kelly-Moore lease is personally guaranteed by Michael Flacks and Flacks Group LLC.

The following table presents a summary regarding the sole tenant at the 303 West Hurst Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
The Kelly-Moore Paint Company(2)	NR/NR/NR	333,500	100.0%	$3,668,500	100.0%	$11.00	4/30/2038	N	None
Subtotal/Wtd. Avg.		333,500	100.0%	$3,668,500	100.0%	$11.00

Vacant Space		0	0.0%
Total/Wtd. Avg.		333,500	100.0%

(1)	Based on the underwritten rent roll dated April 28, 2023.
(2)	The Kelly-Moore Paint Company is an affiliate of the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Industrial – Manufacturing	Loan #12	Cut-off Date Balance:	$26,500,000
303 West Hurst Boulevard	303 West Hurst Boulevard	Cut-off Date LTV:	53.9%
Hurst, TX 76053		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information with respect to the lease rollover at the 303 West Hurst Boulevard Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Beyond	1	333,500	$11.00	100.0%	100.0%	$3,668,500	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	333,500	$11.00	100.0%		$3,668,500	100.0%

(1)	Information is based on the underwritten rent roll dated April 28, 2023.

The Market. The 303 West Hurst Boulevard Property is located in Hurst, Texas with access to Loop 820, IH-30, State Highways 183, 121, and 360, and Dallas/Fort Worth International Airport (approximately seven miles from the 303 West Hurst Boulevard Property). Land uses within the neighborhood consist of a mixture of commercial, industrial, and residential development. Developments in the immediate proximity of the 303 West Hurst Boulevard Property include industrial and commercial/retail uses. Growth patterns have occurred along primary commercial thoroughfares such as Trinity Boulevard, Collins Street, Green Oaks Boulevard, Hurst Boulevard, Randolph Mill Road, Pipeline Road, and the perimeter roadways of the neighborhood including Interstates 820 and 30 and Highways 183 and 360. Trinity Boulevard provides east/west access between the Dallas and Fort Worth metropolitan areas. A network of smaller roadways provides a general grid pattern that allows for local north/south and east/west access. The commute to the Dallas central business district is about 25 miles, compared with the commute to Fort Worth, which is about a 12-mile drive. The drive to the City of Arlington, which is 6.7 miles south of the 303 West Hurst Boulevard Property, takes approximately 15 minutes. The Dallas/Fort Worth Airport is about a ten-minute drive (about 7 miles) from the 303 West Hurst Boulevard Property to the south entrance of the airport. Trinity Metro provides bus routes within the Tarrant County area and TexRail is a light rail system with the closest station being Smithfield Station, which is northwest of the 303 West Hurst Boulevard Property.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 10,983, 83,750, and 260,429, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $76,416, $66,954, and $68,053, respectively.

According to the appraisal, the 303 West Hurst Boulevard Property is located within the W. DFW Airport/Grapevine warehouse submarket. As of the fourth quarter of 2022, the W. DFW Airport/Grapevine submarket has an inventory of approximately 23.4 million SF. The submarket has a vacancy rate of 3.3%. The submarket achieved average asking rent of $11.28 per SF, which indicates an increase from the previous quarter’s asking rent of $10.96 per SF. The appraisal concluded to a market rent of $11.00 per SF for the 303 West Hurst Boulevard Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 303 West Hurst Boulevard Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Manufacturing Space	$11.00	Net	3.5%	$5.00 / $2.00	7 Years	6.75%	6.75%

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Industrial – Manufacturing	Loan #12	Cut-off Date Balance:	$26,500,000
303 West Hurst Boulevard	303 West Hurst Boulevard	Cut-off Date LTV:	53.9%
Hurst, TX 76053		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to comparable industrial sales for the 303 West Hurst Boulevard Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Clear Height	Sale Date	Sale Price	Price PSF
303 West Hurst Boulevard	333,500(2)	1970-1987 / 2014	18'-28'
Hurst, TX
3141 Hansboro Avenue	77,373	1957 / NAP	16'	Apr-23	$10,832,220	$140
Dallas, TX
5931 Matrix Drive	145,500	2022 / 2023	24'	Apr-23	$17,000,000	$117
College Station, TX
4949 Joseph Hardin Drive	289,000	1975 / NAP	22'	Jun-22	$33,750,000	$117
Dallas, TX
3100 Eagle Parkway	153,658	1999 / 2020	20'-26'	May-22	$21,000,000	$137
Fort Worth, TX
11155 Westpark Drive	104,500	1999 / NAP	22'-26'	Feb-22	$13,000,000	$124
Houston, TX
14445 Grasslands Drive	105,651	2002 / NAP	26'-30'	Jan-22	$18,300,000	$173
Englewood, CO
8800 Westplain Drive	196,800	1968 / 2003	16'-55'	Jun-21	$36,500,000	$185
Houston, TX

(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated April 28, 2023.

The following table presents certain information relating to comparable industrial leases for the 303 West Hurst Boulevard Property:

Comparable Industrial Rental Summary(1)
Property / Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
303 West Hurst Boulevard	1970-1987 / 2014	333,500(2)	333,500(2)	The Kelly-Moore Paint Company(2)	18’-28’	$11.00(2)	May-23(2)	15.0(2)
Hurst, TX
4700 Marine Creek Parkway	1980 / NAP	215,729	215,729	Elbit Systems	23’	$9.27	May-20	12.0
Fort Worth, TX
8301 Ambassador Row	1960 / 1971	125,916	125,916	Fabri Clean Supply	24’	$7.09	Aug-22	5.0
Dallas, TX
1401 Lakeway Drive	1997 / NAP	125,253	125,253	BroadTech	24’	$8.40	Jun-22	5.0
Lewisville, TX
1000 FM 3083	1987 / 2018	354,484	353,484	Ball Corporation	22’	$10.54	Jan-22	5.0
Conroe, TX
1000 Blasingame Road	2008 / 2020	150,102	150,102	Logan Industries	30’-45’	$9.67	Jan-21	10.0
Hempstead, TX

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 28, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Industrial – Manufacturing	Loan #12	Cut-off Date Balance:	$26,500,000
303 West Hurst Boulevard	303 West Hurst Boulevard	Cut-off Date LTV:	53.9%
Hurst, TX 76053		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	13.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 303 West Hurst Boulevard Property:

Cash Flow Analysis(1)
	UW		UW PSF
Gross Potential Rent	$3,668,500		$11.00
Reimbursements	$899,320		$2.70
Other Income	$0		$0.00
Net Rental Income	$4,567,820		$13.70
Less Vacancy & Credit Loss	($228,391)		($0.68)
Effective Gross Income	$4,339,429		$13.01

Real Estate Taxes	$338,014		$1.01
Insurance	$230,000		$0.69
Management Fee	$130,183		$0.39
Other Operating Expenses	$201,124		$0.60
Total Operating Expenses	$899,320		$2.70

Net Operating Income	$3,440,109		$10.32
Replacement Reserves	$46,690		$0.14
TI/LC	$166,750		$0.50
Net Cash Flow	$3,226,669		$9.68

Occupancy %	95.0%	(2)
NOI DSCR	1.76x
NCF DSCR	1.65x
NOI Debt Yield	13.0%
NCF Debt Yield	12.2%

(1)	Historical cash flows are not available as Kelly-Moore owned and occupied the 303 West Hurst Boulevard Property without a lease prior to origination.
(2)	Represents the underwritten economic occupancy. The 303 West Hurst Boulevard Property was 100.0% physically occupied as of May 6, 2023.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Mortgage Loan No. 13 – Metroplex

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF 2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Los Angeles, CA 90010
Original Balance(1):		$24,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$24,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		3.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1985 / 2018-2020
Borrower Sponsors:		David Y. Lee		Size:	419,804 SF
Guarantors:		David Y. Lee		Cut-off Date Balance per SF(1):	$129
Mortgage Rate:		6.7235%		Maturity Date Balance per SF(1):	$129
Note Date:		1/6/2023		Property Manager:	Jamison Services, Inc.
First Payment Date:		2/6/2023			(borrower-related)
Maturity Date:		1/6/2028
Original Term to Maturity:		60 months
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$6,773,252
Seasoning:		4 months		UW NOI Debt Yield(1):	12.5%
Prepayment Provisions(2):		L(12),YM1(16),DorYM1(27),O(5)		UW NOI Debt Yield at Maturity(1):	12.5%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.73x
Additional Debt Type(1)(3):		Pari Passu		Most Recent NOI:	$6,112,708 (9/30/2022 TTM)
Additional Debt Balance(1)(3):		$30,000,000		2nd Most Recent NOI:	$7,550,401 (12/31/2021)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$8,644,158 (12/31/2020)
Reserves				Most Recent Occupancy:	65.9% (1/1/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	60.4% (9/30/2022)
RE Tax:	$169,654	$42,414	NAP	3rd Most Recent Occupancy(6):	71.6% (12/31/2021)
Insurance:	$0	Springing(4)	NAP	Appraised Value (as of):	$104,000,000 (10/10/2022)
Replacement Reserves:	$0	$9,796	NAP	Appraised Value per SF:	$248
TI/LC Reserve:	$1,250,000	$34,984	NAP	Cut-off Date LTV Ratio(1):	51.9%
Other(5):	$5,539,535	$34,984	NAP	Maturity Date LTV Ratio(1):	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$54,000,000	89.1%	Loan Payoff	$52,633,116	86.8%
Equity Contribution	$6,631,323	10.9%	Upfront Reserves	$6,959,189	11.5%
			Closing Costs	$1,039,017	1.7%
Total Sources:	$60,631,323	100.0%	Total Uses:	$60,631,323	100.0%

(1)	The Metroplex Mortgage Loan (as defined below) is part of the Metroplex Whole Loan (as defined below) evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000. The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Metroplex Whole Loan.
(2)	The Metroplex Whole Loan may not be prepaid prior to the payment date in February 2024. On or after the monthly payment date in February 2024, the Metroplex Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of a yield maintenance premium amount or 1.0% of the unpaid principal balance. Defeasance of the Metroplex Whole Loan is permitted at any time following the earlier to occur of (i) January 6, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Metroplex Whole Loan to be securitized. The assumed defeasance lockout period of 28 payments is based on the expected MSWF 2023-1 securitization closing date in May 2023.
(3)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(4)	The borrower will be required to make monthly deposits in an amount equal to 1/12th of the estimated annual insurance premium if a blanket insurance policy is no longer in place.
(5)	At origination of the Metroplex Whole Loan, the borrower deposited (i) approximately $856,228 into a reserve for gap rent and free rent due to existing tenants, (ii) $750,000 into the County of LA Reserve (as defined below) and (iii) $3,933,307 into a reserve for outstanding TI/LC obligations. The borrower is also required to deposit $34,984 monthly into the County of LA Reserve until and excluding the earlier to occur of (x) the payment date occurring in February 2025 and (y) the date that LA County (as defined below) renews its lease.
(6)	Represents the average occupancy for the time period shown. The decrease in occupancy from 2021 to 2022 was due a number of leases expiring throughout 2021 and 2022.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Metroplex Mortgage Loan”) is part of a whole loan (the “Metroplex Whole Loan”) secured by the borrower’s fee interest in a 419,804 SF office property in Los Angeles, California (the “Metroplex Property”). The Metroplex Whole Loan was originated by Argentic Real Estate Finance 2 LLC and German American Capital Corporation, and is evidenced by three pari passu notes in the aggregate original principal balance of $54,000,000. The controlling Note A-2, with an original principal balance of $24,000,000, will be included in the MSWF 2023-1 securitization trust. The Metroplex Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Office – CBD	Loan #13	Cut-off Date Balance:	$24,000,000
3530 Wilshire Boulevard	Metroplex	Cut-off Date LTV:	51.9%
Los Angeles, CA 90010		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	12.5%
Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-2	$24,000,000	$24,000,000	MSWF 2023-1	Yes
A-3	$5,000,000	$5,000,000	AREF 2	No
Total	$54,000,000	$54,000,000

The Borrower and Borrower Sponsors. The borrower is Metroplex, LLC, a California limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel delivered a non-consolidation opinion to the borrower in connection with origination of the Metroplex Whole Loan. The borrower sponsor and non-recourse carveout guarantor is David Y. Lee. David Y. Lee is the President of Jamison Services Inc., one of the largest private commercial property owners in Los Angeles County. The company specializes in the acquisition, operation, construction, leasing, and ownership of office, medical, and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings comprising approximately 20 million SF.

The Property. The Metroplex Property is a 419,804 SF, 18-story Class A office building in Los Angeles, California. The Metroplex Property was built in 1985 and renovated between 2018 and 2020 during which the borrower sponsor invested approximately $2.9 million in capital improvements. The capital improvements have largely focused on elevator modernization; however, other projects included (i) speculative office buildouts, (ii) restroom renovations on the ground floor, 14th, 15th, and 17th floors, and (iii) most recently a remodel of the lobby/reception area. Parking for the Metroplex Property is located at an adjacent five-level parking structure with three subterranean floors (which is part of the collateral for the Metroplex Whole Loan) that has 827 parking spaces yielding a parking ratio of approximately two spaces per 1,000 SF.

The Metroplex Property consists of 407,848 SF of office space, 8,564 SF of retail space and 3,392 SF of storage space. As of January 1, 2023, the Metroplex Property was 65.9% leased by 48 tenants. Approximately 21.7% of the NRA is leased to investment grade tenants. The average occupancy of the Metroplex Property was approximately 82.9% between 2012 to October 2022. Furthermore, tenants occupying 31.2% of NRA have been at the Metroplex Property for fifteen years or more and the average lease tenor at the Metroplex Property is over ten years. Since March 2020, the borrower sponsor has executed 96,598 SF of new leases which accounts for 23.0% of NRA and 33.0% of underwritten base rent. New leases include New York Life Insurance Company, which signed a seven-year lease for 24,462 SF beginning in July 2023.

Major Tenants.

County of Los Angeles (66,644 SF; 15.9% of NRA; 29.2% of underwritten base rent): County of Los Angeles (“LA County”) is the largest employer in the Los Angeles Metropolitan Statistical Area (“MSA”), with 37 separate departments and over 100,000 budgeted positions. At the Metroplex Property, the user groups are primarily related to the Department of Public Health. LA County has been a tenant at the Metroplex Property for over 22 years and has renewed its lease twice. LA County most recently renewed its lease in 2020 for an additional 5 years through February 2025. LA County recently forewent exercising a termination option in its lease that was required to be exercised at the end of 2022. LA County has one, four-year renewal option remaining and no termination options.

At origination of the Metroplex Whole Loan, the borrower sponsor deposited $750,000 into a tenant improvement and leasing commissions reserve for the County of Los Angeles space (“County of LA Reserve”). Furthermore, on each monthly payment date, the sum of $34,984 is required to be deposited, until and excluding the monthly payment occurring immediately after the earlier of (x) the payment date occurring in February 2025 and (y) the date that the LA County lease is irrevocably renewed in accordance with the terms of such lease for the entirety of the demised premise under the LA County lease.

New York Life Insurance Company (24,462 SF; 5.8% of NRA; 9.1% of underwritten base rent): New York Life Insurance Company is the third-largest insurance company in the United States, with approximately $593 billion in total assets under management. New York Life Insurance Company signed a lease at the Metroplex Property with a start date of July 2023 and a lease expiration in June 2030. New York Life Insurance Company’s lease provides the tenant the one-time right to terminate its lease as of the last day of the 60th full month of the lease term upon six months’ prior written notice to the related landlord and payment of a termination fee equal to the sum of the unamortized portion of the TILC paid and arising from the lease. New York Life Insurance Company has one, five-year renewal option. New York Life Insurance Company is in possession of its space but is not yet in occupancy. The tenant is required to begin paying rent on the earlier of to occur of (i) July 1, 2023 or (ii) the date on which New York Life Insurance Company is open and operating. We cannot assure that such tenant will take possession of its space and/or begin paying rent as expected or at all.

HW Workspace, LLC dba Spark Spaces (13,236 SF; 3.2% of NRA; 4.2% of underwritten base rent): Spark Spaces is a provider of flexible workspaces including conference rooms, event space, business-class printers, private offices, and video screens. Spark Spaces has been in occupancy at the Metroplex Property since January 2023 and has a lease expiration in December 2025. Spark Spaces has no renewal options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Office – CBD	Loan #13	Cut-off Date Balance:	$24,000,000
3530 Wilshire Boulevard	Metroplex	Cut-off Date LTV:	51.9%
Los Angeles, CA 90010		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	12.5%

The following table presents a summary regarding the major tenants at the Metroplex Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/ S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
County of Los Angeles(3)	Aa2/AA-/AA	66,644	15.9%	$2,649,241	29.2%	$39.75	2/3/2025	N	1, 4-Yr
New York Life Insurance Company(4)	Aaa/AA+/AA+	24,462	5.8%	$822,412	9.1%	$33.62	6/30/2030	Y(5)	1, 5-Yr
HW Workspace, LLC dba Spark Spaces	NR/NR/NR	13,236	3.2%	$381,197	4.2%	$28.80	12/31/2025	N	None
Asiana Airlines	NR/NR/NR	11,840	2.8%	$334,300	3.7%	$28.23	10/31/2024	N	1, 5-Yr
Carter Residential, LLC	NR/NR/NR	11,418	2.7%	$338,704	3.7%	$29.66	9/30/2024	N	None
Service Employees International Union Local 99 (SEIU)	NR/NR/NR	10,937	2.6%	$337,953	3.7%	$30.90	12/14/2029	N	1, 5-Yr
First Capitol Consulting, Inc	NR/NR/NR	9,619	2.3%	$265,484	2.9%	$27.60	MTM	N	None
Seoul Broadcasting Sys.	NR/NR/NR	7,477	1.8%	$186,120	2.1%	$24.89	7/31/2023	N	None
Heidari Law Group	NR/NR/NR	6,604	1.6%	$195,901	2.2%	$29.66	12/31/2026	N	1, 5-Yr
Insync Advertising, Inc.	NR/NR/NR	6,533	1.6%	$253,094	2.8%	$38.74	10/31/2025	N	None
Subtotal/Wtd. Avg.		168,770	40.2%	$5,764,407	63.6%	$34.16
Remaining Occupied		107,978	25.7%	$3,298,362	36.4%	$30.55
Occupied Total / Wtd. Avg.		276,748	65.9%	$9,062,769	100.0%	$32.75
Vacant Space		143,056	34.1%
Total/Wtd. Avg.		419,804	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2023 and includes contractual rent steps through December 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	LA County originally signed three leases for a total of 66,644 SF in December 2001. LA County has been in tenancy at the Metroplex Property for over 20 years.
(4)	New York Life Insurance Company, representing approximately 5.8% of the net rentable square footage, has been delivered its space by the landlord, but is not yet in occupancy. New York Life Insurance Company is required to begin paying rent on the earlier of to occur of (i) July 1, 2023 and (ii) the date on which New York Life Insurance Company is open and operating. We cannot assure that such tenant will take possession of its space and/or begin paying rent as expected or at all.
(5)	New York Life Insurance Company has the one-time right to terminate its lease as of the last day of the 60th full month of the lease term upon six months’ prior written notice to the related landlord and payment of a termination fee equal to the sum of the unamortized portion of the TILC paid and arising from the lease. For purposes of calculating the termination fee, the landlord’s costs described above will be amortized over the 84 months of the initial lease term on a straight-line basis using an interest rate of 7.0% per annum.

The following table presents certain information with respect to the lease rollover at the Metroplex Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	2	10,651	$27.83	2.5%	2.5%	$296,444	3.3%	3.3%
2023	9	26,148	$28.72	6.2%	8.8%	$751,022	8.3%	11.6%
2024	14	49,374	$29.80	11.8%	20.5%	$1,471,389	16.2%	27.8%
2025	8	106,103	$36.35	25.3%	45.8%	$3,857,267	42.6%	70.4%
2026	6	22,482	$35.90	5.4%	51.2%	$807,079	8.9%	79.3%
2027	2	9,299	$28.36	2.2%	53.4%	$263,738	2.9%	82.2%
2028	2	5,949	$29.91	1.4%	54.8%	$177,913	2.0%	84.1%
2029	3	17,787	$29.80	4.2%	59.0%	$530,013	5.8%	90.0%
2030	1	24,462	$33.62	5.8%	64.9%	$822,412	9.1%	99.1%
2031	1	2,882	$29.66	0.7%	65.5%	$85,492	0.9%	100.0%
2032	0	0	$0.00	0.0%	65.5%	$0	0.0%	100.0%
2033	0	0	$0.00	0.0%	65.5%	$0	0.0%	100.0%
2034 & Beyond(4)	6	1,611	$0.00	0.4%	65.9%	$0	0.0%	100.0%
Vacant	0	143,056	$0.00	34.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	54	419,804	$32.75	100.0%		$9,062,769	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2023 and includes contractual rent steps through December 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.
(4)	Inclusive of general storage units with no base rent associated with them. Tenant specific storage space expires with its respective space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-138

Office – CBD	Loan #13	Cut-off Date Balance:	$24,000,000
3530 Wilshire Boulevard	Metroplex	Cut-off Date LTV:	51.9%
Los Angeles, CA 90010		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	12.5%

The Market. The Metroplex Property is located in Los Angeles, California approximately four miles west of the Los Angeles Central Business District. The Metroplex Property is located on prime frontage on Wilshire Boulevard in the Koreatown submarket and is centrally located between all the primary markets of greater Los Angeles including downtown, Beverly Hills, and West Hollywood. Primary access to the Metroplex Property is provided by I-10, I-110, and Highway 101. The dominant sectors within the Los Angeles MSA include government and education, with all of the top five employers in the MSA operating in these industries. The largest employers in the Los Angeles MSA are the County of Los Angeles, LA Unified School District, the City of Los Angeles, the University of California, and the federal government.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 120,065, 626,935, and 1,212,803, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $68,804, $87,031, and $97,349, respectively.

The Metroplex Property is located within the Koreatown Office Submarket, which contains approximately 16.2 million SF of office space. As of the third quarter of 2022, the Koreatown Office Submarket had an average asking rental rate of $33.48 and a vacancy rate of 17.5%. The appraiser concluded to a market rent of $30.00 per SF (full service gross) for office space, $48.00 per SF (triple net) for retail space, and $15.00 per SF for storage space at the Metroplex Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Metroplex Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office Space	$30.00	Full Service Gross	3.0%	$30.00 / $10.00	5 Years	6.0%	3.0%
Retail Space	$48.00	NNN	3.0%	$25.00 / $0.00	5 Years	6.0%	3.0%
Storage Space	$15.00	None	3.0%	$0.00 / $0.00	5 Years	0.0%	0.0%

Source: Appraisal

The following table presents certain information relating to comparable office sales for the Metroplex Property:

Comparable Office Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Metroplex Property	419,804(2)	1985 / 2018-2020	65.9%(2)
Los Angeles, CA
South Bay Centre	224,039	1984 / NAP	85%	Nov-21	$41,175,000	$183.78	7.0%
Gardena, CA
Burbank Empire Center	233,909	2002 / NAP	100%	Jul-21	$106,660,000	$455.99	5.4%
Burbank, CA
The LINK	203,175	1981 / NAP	76%	May-21	$61,500,000	$302.69	4.7%
Burbank, CA
2975 Wilshire Boulevard	115,452	1954 / 1992	NAV	Mar-21	$31,000,000	$268.51	NAV
Los Angeles, CA
Pacific Gateway	237,145	1982 / 2019	85%	Oct-20	$55,500,000	$234.03	5.9%
Torrance, CA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 1, 2023.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-139

Office – CBD	Loan #13	Cut-off Date Balance:	$24,000,000
3530 Wilshire Boulevard	Metroplex	Cut-off Date LTV:	51.9%
Los Angeles, CA 90010		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	12.5%

The following table presents certain information relating to comparable office leases for the Metroplex Property:

Comparable Office Rent Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Expense Basis	Rent PSF	Commencement	Lease Term (Years)
Metroplex Property	24,462(2)	New York Life Insurance Company(2)	Full Service Gross	$33.62(2)	Jul-23(2)	7.0(2)
Los Angeles, CA
5455 Wilshire Boulevard	16,790	Gnet Media	Full Service Gross	$39.60	Feb-21	10.7
Los Angeles, CA
3250 Wilshire Boulevard	11,343	Children’s Hospital	Full Service Gross	$27.60	Feb-21	10.2
Los Angeles, CA
5900 Wilshire Boulevard	8,925	Marketcast	Full Service Gross	$35.04	Mar-21	9.8
Los Angeles, CA
3580 Wilshire Boulevard	1,100	Bae Park & Nazdjanova	Full Service Gross	$28.32	Aug-21	3.0
Los Angeles, CA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 1, 2023.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Metroplex Property:

Cash Flow Analysis
	2019	2020	2021	TTM 9/30/2022	UW		UW PSF
Gross Potential Rent(1)	$9,342,400	$11,152,835	$9,858,390	$8,267,562	$13,389,144		$31.89
Reimbursements	$59,728	$219,685	$158,716	$184,171	$184,171		$0.44
Other Income	$1,199,056	$696,947	$678,999	$771,113	$771,113		$1.84
Net Rental Income	$10,601,183	$12,069,467	$10,696,105	$9,222,846	$14,344,428		$34.17
Less Vacancy & Credit Loss	$0	$0	$0	$0	($4,326,375)		($10.31)
Effective Gross Income	$10,601,183	$12,069,467	$10,696,105	$9,222,846	$10,018,053		$23.86

Real Estate Taxes	$534,584	$547,609	$558,577	$559,308	$629,381		$1.50
Insurance	$62,216	$70,038	$88,938	$94,617	$114,865		$0.27
Management Fee	$310,529	$339,234	$301,102	$256,199	$300,542		$0.72
Other Operating Expenses	$2,605,227	$2,468,428	$2,197,087	$2,200,014	$2,200,014		$5.24
Total Operating Expenses	$3,512,556	$3,425,309	$3,145,704	$3,110,138	$3,244,801		$7.73

Net Operating Income(2)	$7,088,628	$8,644,158	$7,550,401	$6,112,708	$6,773,252		$16.13
Replacement Reserves	$0	$0	$0	$0	$117,545		$0.28
TI/LC	$0	$0	$0	$0	$294,804		$0.70
Net Cash Flow	$7,088,628	$8,644,158	$7,550,401	$6,112,708	$6,360,903		$15.15

Occupancy %(3)	89.2%	84.8%	71.6%	60.4%	69.8%	(4)
NOI DSCR(5)	1.93x	2.35x	2.05x	1.66x	1.84x
NCF DSCR(5)	1.93x	2.35x	2.05x	1.66x	1.73x
NOI Debt Yield(5)	13.1%	16.0%	14.0%	11.3%	12.5%
NCF Debt Yield(5)	13.1%	16.0%	14.0%	11.3%	11.8%

(1)	Gross Potential Rent includes contractual rent steps through December 2023.
(2)	The increase from TTM 9/30/2022 Net Operating Income to Underwritten Net Operating Income is due to new leases commencing immediately prior to or after the TTM date representing approximately 16.8% of NRA and 24.2% of base rent.
(3)	Represents the average occupancy over the previous twelve months for the time period shown.
(4)	Represents the underwritten economic occupancy. The Metroplex Property was 65.9% physically occupied as of January 1, 2023.
(5)	The debt service coverage ratios and debt yields are based on the Metroplex Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-140

Mortgage Loan No. 14 – 3800 Horizon Boulevard

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF 2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Feasterville-Trevose, PA 19053
Original Balance(1):		$22,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$22,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		3.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2009 / NAP
Borrower Sponsors:		Abraham Leser, Edith Leser and		Size:	214,750 SF
		The Leser Group Ltd.		Cut-off Date Balance per SF:	$126
Guarantors:		Abraham Leser, Edith Leser and		Maturity Date Balance per SF:	$114
		The Leser Group Ltd.		Property Manager:	G&E Real Estate Management
Mortgage Rate:		6.9900%			Services, Inc.
Note Date:		3/27/2023
First Payment Date:		5/6/2023
Maturity Date:		4/6/2033
Original Term to Maturity:		120 months
Original Amortization Term:		360 months
IO Period:		24 months
Seasoning:		1 month		Underwriting and Financial Information
Prepayment Provisions(2):		L(25),D(91),O(4)		UW NOI(7):	$3,304,325
Lockbox/Cash Mgmt Status(3):		Hard/In Place		UW NOI Debt Yield(1):	12.2%
Additional Debt Type(1)(4):		Pari Passu		UW NOI Debt Yield at Maturity(1):	13.5%
Additional Debt Balance(1)(4):		$5,000,000		UW NCF DSCR(1):	1.51x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(7):	$2,747,417 (1/31/2023)
Reserves				2nd Most Recent NOI:	$2,715,605 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,959,543 (12/31/2021)
RE Tax:	$394,438	$43,826	NAP	Most Recent Occupancy:	74.4% (3/3/2023)
Insurance:	$28,858	$5,772	NAP	2nd Most Recent Occupancy:	66.7% (12/31/2022)
Deferred Maintenance:	$31,563	$0	NAP	3rd Most Recent Occupancy:	64.8% (12/31/2021)
Replacement Reserves:	$0	$3,579	NAP	Appraised Value (as of):	$45,000,000 (3/3/2023)
TI/LC Reserve(5):	$1,500,000	$12,527	NAP	Appraised Value per SF:	$210
Outstanding TI/LC Reserve(6):	$500,000	$0	NAP	Cut-off Date LTV Ratio(1):	60.0%
Rent Abatement Reserve:	$375,302	$0	NAP	Maturity Date LTV Ratio(1):	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$27,000,000	84.8%	Loan Payoff:	$28,613,340	89.9%
Equity Contribution:	$4,826,613	15.2%	Upfront Reserves:	$2,830,161	8.9%
			Closing Costs:	$383,112	1.2%
Total Sources:	$31,826,613	100.0%	Total Uses:	$31,826,613	100.0%

(1)	The 3800 Horizon Boulevard Mortgage Loan (as defined below) is part of the 3800 Horizon Boulevard Whole Loan (as defined below) evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $27,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the 3800 Horizon Boulevard Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on May 6, 2023. Defeasance of the 3800 Horizon Boulevard Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 27, 2026. The assumed lockout period of 25 payments is based on the anticipated closing date of the MSWF 2023-1 securitization trust in May 2023. The actual lockout period may be longer.
(3)	At origination of the 3800 Horizon Boulevard Whole Loan, a Lease Sweep Period (as defined below) commenced. Please see “Major Tenants” below.
(4)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(5)	On or after July 6, 2023, the sum of $500,000 from the TI/LC Reserve (or, if more than $1,000,000 of the TI/LC Reserve has already been disbursed, the remaining balance of the TI/LC Reserve) will be disbursed to the borrower at such time that the following conditions are satisfied (x) the 3800 Horizon Boulevard Property (as defined below) achieves a debt yield of no less than 11.4%, (y) tenants representing at least 74.4% of rentable SF of the 3800 Horizon Boulevard Property are in economic occupancy and (z) actual cash flow from the 3800 Horizon Boulevard Property has not decreased from $3,078,000.
(6)	The Outstanding TI/LC Reserve, which is part of the TI/LC Reserve, is associated with leases for the Colliers Engineering and Design and Bank’s Apothecary tenants in the aggregate amount of $1,013,476. No portion of the Outstanding TI/LC Reserve will be disbursed to pay (or reimburse the borrower for) outstanding approved leasing expenses in connection with the aforementioned tenants until such time that the borrower provides: (1) lien waivers or other evidence of payment reasonably satisfactory to the lender demonstrating that the borrower has contributed a minimum of $513,476 towards the outstanding approved leasing expenses; and (2) at the lender’s option, a title search for the 3800 Horizon Boulevard Property indicating that the property is free from all liens, claims and other encumbrances not previously approved by the lender.
(7)	The difference between Most Recent NOI and UW NOI is primarily due to newly executed leases during or after the T12 period including SEMRush Inc. (4.9% of NRA), Colliers Engineering and Design (3.0% of NRA), and Holstein White Inc (2.8% of NRA) and the inclusion of rent steps through January 2024 ($35,609).

The Mortgage Loan. The fourteenth largest mortgage loan (the “3800 Horizon Boulevard Mortgage Loan”) is part of a whole loan (the “3800 Horizon Boulevard Whole Loan”) evidenced by three pari passu notes in the aggregate original principal balance of $27,000,000 and secured by the borrower’s fee interest in an office building located in Feasterville-Trevose, Pennsylvania (the “3800 Horizon Boulevard Property”). The controlling Note A-1 and non-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-141

Office – Suburban	Loan #14	Cut-off Date Balance:	$22,000,000
3800 Horizon Boulevard	3800 Horizon Boulevard	Cut-off Date LTV:	60.0%
Feasterville-Trevose, PA 19053		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.2%

controlling Note A-2, with an aggregate original principal balance of $22,000,000, will be included in the MSWF 2023-1 securitization trust. The 3800 Horizon Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-1 securitization trust. The remaining promissory note is expected to be contributed to a future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$12,000,000	$12,000,000	MSWF 2023-1	Yes
A-2	$10,000,000	$10,000,000	MSWF 2023-1	No
A-3	$5,000,000	$5,000,000	AREF 2	No
Total	$27,000,000	$27,000,000

The Borrower and Borrower Sponsors. The borrower is 3800 Acquisition LLC a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel delivered a non-consolidation opinion to the borrower in connection with origination of the 3800 Horizon Boulevard Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Abraham Leser, Edith Leser, and The Leser Group Ltd. The Leser Group Ltd. is a real estate investment firm focused on the development, acquisition, ownership, and management of commercial real estate. The Leser Group Ltd. owns and operates a portfolio of over 40 properties totaling over two million SF located throughout New York, New Jersey, Connecticut, and Pennsylvania.

The non-recourse carveout guarantors provided a partial payment guaranty in an amount up to $5,400,000 (“Maximum Guaranteed Amount”). Provided that no event of default has occurred and is continuing, the Maximum Guaranteed Amount will be reduced to $2,700,000 at such time that (i) (A) the lender has received evidence that Comcast (as defined below) has irrevocably entered into an extension agreement with respect to all of its space, for a minimum term of ten years and on economic terms equal to or greater than the economic terms of Comcast’s current lease, and sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated approved leasing expenses for the Comcast space and any other anticipated expenses in connection with such renewal or extension or (B) the lender has received evidence that all of the Comcast space has been fully leased pursuant to a replacement lease(s) approved by the lender, for a minimum term of ten years on economic terms equal to or greater than the economic terms of Comcast’s current lease and all corresponding leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, and (ii) the lender’s determination that the 3800 Horizon Boulevard Property has achieved a debt yield of at least 11.4% for two consecutive calculation dates. The non-consolidation opinion assumed that the aggregate liability of the non-recourse carveout guarantors in respect of the partial payment guaranty would not exceed 10% ($2,700,000) of the 3800 Horizon Boulevard Whole Loan.

The Property. The 3800 Horizon Boulevard Property is a 214,750 SF, 5-story office building in Feasterville-Trevose, Pennsylvania, approximately 20 miles northeast of Philadelphia. The 3800 Horizon Boulevard Property was built in 2009 on a 12.4-acre site and features a two-story parking garage. Recent renovations include common area restrooms, corridors, and elevator lobby. The borrower sponsor also invested approximately $400,000 in amenities such as a gym with 20 peloton bikes, a grab and go, cosmetic furniture upgrades in the lobby and electric car parking spaces. The 3800 Horizon Boulevard Property features 822 garage and surface parking spaces, resulting in a parking ratio of 3.83 spaces per 1,000 SF.

The 3800 Horizon Boulevard Property is subject to a condominium declaration. The Mortgaged Property is comprised of a two-unit condominium structure. The office building comprises Unit I, while Unit II comprises undeveloped land. The 3800 Horizon Boulevard Whole Loan documents permit the release of Unit II from the lien of the mortgage, provided, among other conditions, (i) no event of default or Cash Trap Period (as defined below) has occurred and is continuing, (ii) borrower pays to the lender 100% of the gross proceeds of the sale in excess of $1,000,000, which amount is required to be transferred by the lender into the TI/LC reserve account, (iii) the debt service coverage ratio of the remaining property is greater than 1.00x, (iv) at least 90 days prior to the release, the condominium documents are modified in a way that allows the owner of Unit I to control the condominium by a majority vote, and (v) in the event that the loan-to-value ratio is greater than 125%, the borrower will also make payment of principal in an amount such that the loan-to-value ratio is no more than 125%. The related borrower owns both of the condominium units and has control of the related condominium board of directors.

As of March 3, 2023, the 3800 Horizon Boulevard Property was 74.4% leased by 13 tenants. The 3800 Horizon Property has experienced positive leasing momentum, with 62,500 SF (29.1% of NRA) being newly leased or extended in 2022 and 15,491 SF (7.2% of NRA) being newly leased or extended thus far in 2023.

A “Cash Trap Period” commences upon (i) an event of default, and will end if such event of default has been cured, (ii) the debt service coverage ratio is less than 1.25x as of the last day of any calendar quarter, and will end upon the debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (iii) the debt yield is less than 10.0% as of the last day of any calendar quarter, and will end upon the debt yield being at least 10.5% for two consecutive calendar quarters, or (iv) a Lease Sweep Period occurs and will end when such Lease Sweep Period has ended.

Major Tenants.

Comcast of Southeast Pennsylvania, LLC (43,173 SF; 20.1% of NRA; 21.2% of underwritten base rent): Comcast of Southeast Pennsylvania, LLC (“Comcast”) is a subsidiary of Comcast Corporation, a global media and technology company and one of the largest providers of cable television and internet in the United States. The 3800 Horizon Property is the headquarters for Comcast’s Freedom Region, which is one of Comcast’s largest operating systems, serving over two million customers in the Philadelphia, New Jersey, and Northern Delaware regions. Comcast’s Freedom Region utilizes its space at the 3800 Horizon Boulevard Property for various aspects of its business including sales, marketing, operations, and financial performance. Comcast has also built out a model of a sample retail store in its leased space, which is used to train employees that operate across the tri-state area.

Comcast has been a tenant at the 3800 Horizon Boulevard Property since December 2011, when it signed a 123-month lease for 26,097 SF. In January 2013, Comcast signed a lease to expand its space by an additional 17,076 SF. In June 2021, as part of an amendment to its lease, Comcast extended its lease term to its current expiration in February 2024. Comcast has no renewal or termination options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-142

Office – Suburban	Loan #14	Cut-off Date Balance:	$22,000,000
3800 Horizon Boulevard	3800 Horizon Boulevard	Cut-off Date LTV:	60.0%
Feasterville-Trevose, PA 19053		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.2%

The 3800 Horizon Boulevard Whole Loan is structured with in-place cash management beginning at loan origination tied to Comcast’s space. Cash management will remain in place until a Lease Sweep Period is no longer in effect.

A “Lease Sweep Period” will commence (A) at loan origination and end at such time as either (i) Comcast irrevocably enters into an extension agreement with the borrower with respect to all of the Comcast space for a minimum term of five years, on economic terms equal to or greater than Comcast’s current lease and sufficient funds have been accumulated in the special rollover reserve during the continuance of the Lease Sweep Period to pay for all anticipated leasing expenses for the Comcast space and any other anticipated expenses in connection with such renewal or extension or (ii) all of the Comcast space has been fully leased pursuant to a replacement lease(s), for a minimum term of five years, and all leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, and provided further no other Lease Sweep Period event (as described in the following clause (B)) has occurred, and (B) thereafter, on the date that any Trigger Lease Sweep Period (as defined below) commences until the date such Trigger Lease Sweep Period ends, and no other Trigger Lease Sweep Period event has occurred.

A “Trigger Lease Sweep Period” shall commence upon (i) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms) or 12 months prior to the exercise date of any termination option under any Trigger Lease, or (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or upon a tenant under a Trigger Lease giving written notice of its intention to not renew or extend its lease, or (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or upon a tenant under a Trigger Lease giving written notice of its express intention to do any of the foregoing, or (iv) any tenant under a Trigger Lease shall discontinue its business in any material portion of its premises or give notice that it intends to discontinue its business, or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under any Trigger Lease by the applicable tenant thereunder, or (vi) a tenant under a Trigger Lease becomes insolvent.

A “Trigger Lease” means the Epicor Software Corp lease, the Comcast lease, the Harte-Hanks Direct Inc lease, or any other lease that makes up 15% or more of the net rentable area or 15% of total annual rent.

Epicor Software Corp (32,110 SF; 15.0% of NRA; 24.0% of underwritten base rent): Epicor Software Corp is a global business software company that provides flexible, industry-specific software designed around the precise needs of its manufacturing, distribution, retail, and service industry customers. Epicor Software Corp has been a tenant at the 3800 Horizon Boulevard Property since November 2013 and has a lease expiration in November 2024. The tenant has two, five-year renewal options and no termination options.

Harte-Hanks Direct Inc (22,660 SF; 10.6% of NRA; 16.1% of underwritten base rent): Harte-Hanks Direct Inc is a global marketing firm that specializes in helping brands define, execute, and optimize the customer experience by connecting clients and their customers in unique ways. The company has 11 offices in five countries and has approximately 2,500 employees worldwide. Harte-Hanks Direct Inc has been a tenant at the 3800 Horizon Boulevard Property since March 2015 and has a lease expiration in February 2025. The tenant has two, five-year renewal options and no termination options.

The following table presents a summary regarding the major tenants at the 3800 Horizon Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Comcast of Southeast Pennsylvania, LLC	A3/A-/A-	43,173	20.1%	$949,806	21.2%	$22.00	2/29/2024	N	None
Epicor Software Corp	NR/NR/NR	32,110	15.0%	$1,074,401	24.0%	$33.46	11/30/2024	N	2, 5-Yr
Harte-Hanks Direct Inc	NR/NR/NR	22,660	10.6%	$723,987	16.1%	$31.95	2/28/2025	N	2, 5-Yr
Vetstreet LLC	NR/NR/NR	10,830	5.0%	$330,315	7.4%	$30.50	11/30/2024	N	1, 5-Yr(3)
SEMRush Inc.	NR/NR/NR	10,450	4.9%	$271,700	6.1%	$26.00	6/30/2028	N	2, 5-Yr
Bank's Apothecary	NR/NR/NR	8,980	4.2%	$242,460	5.4%	$27.00	7/31/2033	N	2, 5-Yr
Strayer University Inc	NR/NR/NR	7,984	3.7%	$239,520	5.3%	$30.00	7/31/2027	Y(4)	1, 5-Yr
Colliers Engineering and Design	NR/NR/NR	6,511	3.0%	$172,542	3.8%	$26.50	9/30/2028	N	2, 5-Yr
Holstein White Inc	NR/NR/NR	5,957	2.8%	$151,904	3.4%	$25.50	4/30/2028	N	1, 5-Yr
Leventhal, Sutton, Gornstein	NR/NR/NR	3,342	1.6%	$106,944	2.4%	$32.00	12/31/2023	N	None
Subtotal/Wtd. Avg.		151,997	70.8%	$4,263,578	95.1%	$28.05

Remaining Occupied		7,690	3.6%	$221,160	4.9%	$28.76

Occupied Total / Wtd. Avg.		159,687	74.4%	$4,484,737	100.0%	$28.08
Vacant Space		55,063	25.6%
Total/Wtd. Avg.		214,750	100.0%

(1)	Based on the underwritten rent roll dated March 3, 2023 and includes contractual rent steps through January 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Vetstreet LLC has one renewal option for an additional period of three, four, or five years.
(4)	Strayer University Inc has the one-time right to terminate the lease effective August 2025 upon written notice to landlord at least 270 days prior to the termination date and payment of an early termination fee.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-143

Office – Suburban	Loan #14	Cut-off Date Balance:	$22,000,000
3800 Horizon Boulevard	3800 Horizon Boulevard	Cut-off Date LTV:	60.0%
Feasterville-Trevose, PA 19053		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information with respect to the lease rollover at the 3800 Horizon Boulevard Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	2	6,328	$31.47	2.9%	2.9%	$199,152	4.4%	4.4%
2024	3	86,113	$27.34	40.1%	43.0%	$2,354,522	52.5%	56.9%
2025	2	24,444	$32.03	11.4%	54.4%	$782,859	17.5%	74.4%
2026	0	0	$0.00	0.0%	54.4%	$0	0.0%	74.4%
2027	2	10,904	$28.39	5.1%	59.5%	$309,600	6.9%	81.3%
2028	3	22,918	$26.01	10.7%	70.2%	$596,145	13.3%	94.6%
2029	0	0	$0.00	0.0%	70.2%	$0	0.0%	94.6%
2030	0	0	$0.00	0.0%	70.2%	$0	0.0%	94.6%
2031	0	0	$0.00	0.0%	70.2%	$0	0.0%	94.6%
2032	0	0	$0.00	0.0%	70.2%	$0	0.0%	94.6%
2033	1	8,980	$27.00	4.2%	74.4%	$242,460	5.4%	100.0%
2034 & Beyond	0	0	$0.00	0.0%	74.4%	$0	0.0%	100.0%
Vacant	0	55,063	$0.00	25.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	13	214,750	$28.08	100.0%		$4,484,737	100.0%

(1)	Based on the underwritten rent roll dated March 3, 2023 and includes contractual rent steps through January 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The 3800 Horizon Boulevard Property is located in Feasterville-Trevose, Pennsylvania, approximately 20 miles northeast of Center City Philadelphia. The 3800 Horizon Boulevard Property is located directly at the interchange of Interstate 276 and Lincoln Highway 1. The location surrounding the 3800 Horizon Boulevard Property has become a regional shopping area with a Walmart, Target, Lowe’s, Home Depot, and Neshaminy Mall in the immediate vicinity. The 3800 Horizon Boulevard Property is located within the Montgomery-Bucks-Chester County Metropolitan Statistical Area (“MSA”). The Montgomery-Bucks-Chester County MSA is characterized by a well-educated and white collar workforce, as nearly half of the population over the age of 25 hold a bachelor’s degree, one of the highest rates in the United States. The top employers within the MSA include Tower Health, The Vanguard Group, Einstein Healthcare Network, and Universal Health Services Inc. According to the appraisal, the 2023 population within the same zip code as the 3800 Horizon Boulevard Property is 28,756 and the median household income is $92,055.

The 3800 Horizon Boulevard Property is located within the Lower Bucks County Office Submarket, which contains approximately 15.6 million SF of office space. As of the fourth quarter of 2022, the Lower Bucks County Office Submarket had an average asking rental rate of $24.37 and a vacancy rate of 10.9%. The appraiser concluded to a market rent of $27.00 modified gross for office space at the 3800 Horizon Boulevard Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 3800 Horizon Boulevard Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office Space	$27.00	Modified Gross	3%	$20.00 / $10.00	10 Years	6.0%	3.0%

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-144

Office – Suburban	Loan #14	Cut-off Date Balance:	$22,000,000
3800 Horizon Boulevard	3800 Horizon Boulevard	Cut-off Date LTV:	60.0%
Feasterville-Trevose, PA 19053		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information relating to comparable office sales for the 3800 Horizon Boulevard Property:

Comparable Office Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
3800 Horizon Boulevard	214,750(2)	2009 / NAP	74.4%(2)
Feasterville-Trevose, PA
1400 Atwater Drive	304,950	2013 / NAP	100%	Nov-22	$82,000,000	$268.90	NAV
Malvern, PA
475 Sentry Parkway	79,560	1981 / 2020	100%	Aug-22	$17,650,000	$221.85	7.5%
Blue Bell, PA
980 Jolly Road	150,000	1984 / 2019	87%	Jan-22	$36,500,000	$243.33	NAV
Blue Bell, PA
211 South Gulph Road	102,204	1960 / 2007	97%	Jun-21	$25,800,000	$252.44	8.2%
King of Prussia, PA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 3, 2023.

The following table presents certain information relating to comparable office leases for the 3800 Horizon Boulevard Property:

Comparable Office Rent Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Expense Basis	Rent PSF	Commencement	Lease Term (Years)
3800 Horizon Boulevard	43,173(2)	Comcast of Southeast Pennsylvania, LLC(2)	Modified Gross(2)	$22.00(2)	Dec-11(2)	12.3(2)(3)
Feasterville-Trevose, PA
1000 Floral Vale Boulevard	89,076	Gentell Inc	Modified Gross	$31.00	Dec-22	7.8
Morrisville, PA
601 Dresher Road	41,931	Myoboto	Modified Gross	$24.00	Jun-22	7.0
Horsham, PA
41 University Drive	86,940	Solow Inc	Modified Gross	$27.00	Dec-21	5.0
Newtown, PA
1717 Langhorne Newtown Road	67,000	Confidential	Modified Gross	$26.00	Sep-21	5.0
Langhorne, PA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 3, 2023.
(3)	The original lease signed in August 2011 was for a term of 10.3 years. In June 2021, the lease was amended and the lease expiration was extended to February 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-145

Office – Suburban	Loan #14	Cut-off Date Balance:	$22,000,000
3800 Horizon Boulevard	3800 Horizon Boulevard	Cut-off Date LTV:	60.0%
Feasterville-Trevose, PA 19053		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the 3800 Horizon Boulevard Property:

Cash Flow Analysis
	2020	2021	2022	TTM 1/31/2023	UW		UW PSF
Gross Potential Rent(1)	$4,277,469	$4,173,279	$3,965,609	$3,958,804	$4,484,737		$20.88
Reimbursements	$299,440	$343,043	$443,005	$517,661	$499,097		$2.32
Vacancy Gross-Up	$0	$0	$0	$0	$1,619,403		$7.54
Other Income	$0	$115	$8,018	$4,185	$4,185		$0.02
Net Rental Income	$4,576,909	$4,516,436	$4,416,633	$4,480,649	$6,607,422		$30.77
Less Vacancy, Abatements, & Credit Loss	($18,962)	($4,683)	($104,190)	($134,484)	($1,619,403)		($7.54)
Effective Gross Income	$4,557,947	$4,511,753	$4,312,443	$4,346,165	$4,988,019		$23.23

Real Estate Taxes	$465,640	$468,111	$469,556	$469,797	$513,840		$2.39
Insurance	$65,278	$66,756	$69,091	$69,300	$69,260		$0.32
Management Fee	$114,712	$113,879	$108,106	$108,698	$149,641		$0.70
Other Operating Expenses	$801,271	$903,463	$950,086	$950,953	$950,953		$4.43
Total Operating Expenses	$1,446,900	$1,552,210	$1,596,838	$1,598,748	$1,683,694		$7.84

Net Operating Income(2)	$3,111,047	$2,959,543	$2,715,605	$2,747,417	$3,304,325		$15.39
Replacement Reserves	$0	$0	$0	$0	$42,950		$0.20
TI/LC(3)	$0	$0	$0	$0	$325		$0.00
Net Cash Flow	$3,111,047	$2,959,543	$2,715,605	$2,747,417	$3,261,050		$15.19

Occupancy %	68.9%	64.8%	66.7%	67.5%	75.5%	(4)
NOI DSCR(5)	1.44x	1.37x	1.26x	1.28x	1.53x
NCF DSCR(5)	1.44x	1.37x	1.26x	1.28x	1.51x
NOI Debt Yield(5)	11.5%	11.0%	10.1%	10.2%	12.2%
NCF Debt Yield(5)	11.5%	11.0%	10.1%	10.2%	12.1%

(1)	Gross Potential Rent includes contractual rent steps through January 2024.
(2)	The difference between TTM 1/31/2023 Net Operating Income and UW Net Operating Income is primarily due to newly executed leases during or after the TTM period including SEMRush Inc. (4.9% NRA, 6.1% of underwritten base rent), Colliers Engineering and Design (3.0% NRA, 3.8% of underwritten base rent), and Holstein White Inc (2.8% NRA, 3.4% of underwritten base rent) and the inclusion of rent steps through January 2024 ($35,609).
(3)	A 10% TI/LC credit was applied for the $1,500,000 upfront TI/LC reserve resulting in net underwritten TI/LC of $325.
(4)	Represents the underwritten economic occupancy. The 3800 Horizon Boulevard Property was 74.4% physically occupied as of March 3, 2023.
(5)	Debt service coverage ratios and debt yields are based on the 3800 Horizon Boulevard Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-146

Mortgage Loan No. 15 – Renaissance Charlotte SouthPark Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Charlotte, NC 28209
Original Balance:	$20,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$20,500,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1989/2019
Borrower Sponsor:	JWM Family Enterprises, L.P.			Size:	264 Rooms
Guarantor:	Terrapin Limited Holdings, LLC			Cut-off Date Balance per Room:	$77,652
Mortgage Rate:	6.5300%			Maturity Date Balance per Room:	$67,014
Note Date:	4/25/2023			Property Manager:	Renaissance Hotel Operating
First Payment Date:	6/11/2023				Company (borrower related)
Maturity Date:	5/11/2033			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$3,243,793
Original Amortization Term:	360 months			UW NOI Debt Yield:	15.8%
IO Period:	0 months			UW NOI Debt Yield at Maturity:	18.3%
Seasoning:	0 months			UW NCF DSCR:	1.65x
Prepayment Provisions:	L(24),D(92),O(4)			Most Recent NOI(4):	$3,243,793 (2/28/2023 TTM)
Lockbox/Cash Mgmt Status:	Springing			2nd Most Recent NOI(4):	$2,850,408 (12/31/2022)
Additional Debt Type:	No			3rd Most Recent NOI(4):	$656,722 (12/31/2021)
Additional Debt Balance:	NAP			Most Recent Occupancy(4):	61.0% (2/28/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy(4):	59.1% (12/31/2022)
Reserves				3rd Most Recent Occupancy(4):	44.1% (12/31/2021)
Type	Initial	Monthly	Cap	Appraised Value (as of) :	$48,000,000 (3/9/2023)
RE Taxes(1):	$0	Springing	NAP	Appraised Value per Room:	$181,818
Insurance(2):	$0	Springing	NAP	Cut-off Date LTV Ratio:	42.7%
FF&E Reserves(3):	$0	Springing	NAP	Maturity Date LTV Ratio:	36.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$20,500,000	100.0%	Loan Payoff(5):	$19,955,875	97.3%
			Closing Costs:	$348,829	1.7%
			Return of Equity:	$195,296	1.0%
Total Sources:	$20,500,000	100.0%	Total Uses:	$20,500,000	100.0%

(1)	The borrower is not required to make monthly real estate tax reserve deposits as long as the hotel manager has the right or obligation pursuant to the hotel management agreement to pay such taxes directly. If at any time the hotel manager no longer has the right or obligation to pay real estate taxes, and/or fails to pay such taxes as required, the borrower is required to deposit with the lender on each monthly payment date an amount equal to 1/12th of the real estate taxes the lender estimates will be payable over the next 12 months.
(2)	The borrower is not required to make monthly insurance reserve deposits as long as the hotel manager has the right or obligation pursuant to the hotel management agreement to maintain all insurance for the Renaissance Charlotte SouthPark Hotel Property (defined below). If at any time the hotel manager no longer has the right or obligation to maintain all insurance for the Renaissance Charlotte SouthPark Hotel Property and to pay insurance premiums directly, and/or fails to maintain or pay insurance premiums as required, the borrower is required to deposit with the lender on each monthly payment date and amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage.
(3)	The FF&E reserves are held with the hotel manager pursuant to the hotel management agreement. If at any time the FF&E reserve is not held with the hotel manager, then the borrower is required to deposit on each monthly payment date an amount equal to the greater of (i) $55,694, and (ii) 1/12th of 5% of the underwritten revenue for the prior fiscal year.
(4)	The increase in Occupancy and NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the recovery in 2021 and 2022. The further increase from the 2022 NOI to the Most Recent NOI is due to continued recovery with occupancy increasing from 59.1% to 61.0% and ADR increasing from $169.29 to $173.77.
(5)	The loan proceeds were used to repay existing commercial mortgage-backed securities debt securitized in WFRBS 2013-C15.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Renaissance Charlotte SouthPark Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,500,000 and secured by the fee interest in a 264-room full-service hotel located in Charlotte, North Carolina (the “Renaissance Charlotte SouthPark Hotel Property”).

The Borrower and the Borrower Sponsor. The borrower is Cartman Hotel, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of Renaissance Charlotte SouthPark Hotel Mortgage Loan. The borrower sponsor is JWM Family Enterprises, L.P., a private partnership owned by the Marriott family that develops and owns hotels. The non-recourse guarantor is Terrapin Limited Holdings, LLC, a wholly owned subsidiary of JWM Family Enterprises, L.P. The guarantor is capitalized by shares of Marriott Stock.

There is no separate environmental indemnitor for the Renaissance Charlotte SouthPark Hotel Property separate from the borrower, as the borrower maintains an environmental insurance policy acceptable to the lender with the lender named as an additional insured. The liability of the non-recourse carveout guarantor under the guaranty is capped at 110% of the total amount outstanding under the loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-147

Hospitality – Full Service	Loan #15	Cut-off Date Balance:	$20,500,000
5501 Carnegie Boulevard	Renaissance Charlotte SouthPark Hotel	Cut-off Date LTV:	42.7%
Charlotte, NC 28209		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	15.8%

The Property. The Renaissance Charlotte SouthPark Hotel Property is a seven-story, 264-room, full-service hotel located in Charlotte, North Carolina. Built in 1989, and renovated in 2019, the property is operated under the Renaissance brand by Marriott. The borrower has invested approximately $11.6MM ($43,892/room) on capital expenditures at the property since 2018, with the majority, or about $35,000 per room, on guestroom renovations in 2018 and 2019. The guestroom renovations included case goods, flooring, wall coverings and paint, soft goods, and full bathroom renovations. Amenities at the Renaissance Charlotte SouthPark Hotel Property include the R Bar and R Café, the lobby restaurant and bar/lounge, approximately 13,266 square feet of indoor and outdoor meeting space, a Renaissance Club Lounge, an indoor swimming pool, fitness center, sundry shop and a three-level parking garage with 311 spaces (1.18 spaces per room). The Renaissance Charlotte SouthPark Hotel Property operates under a management agreement with Renaissance Hotel Operating Company, an affiliate of the Marriott brand, which expires December 31, 2027 and has one 10-year extension option which will automatically renew, unless the manager has provided prior written notice of its election not to renew at least 300 days prior to the expiration.

The Renaissance Charlotte SouthPark Hotel Property guestroom configuration consists of 172 king rooms, 90 queen rooms, and two, one bedroom suites. The guestrooms feature flat-screen televisions, telephone, desk with chair, dresser, nightstand and lounge chair.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Renaissance Charlotte SouthPark Hotel Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Renaissance Charlotte SouthPark Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020 TTM	33.7%	$113.72	$38.32	28.6%	$137.62	$39.42	85.0%	121.0%	102.9%
12/31/2021 TTM	49.5%	$112.88	$55.92	44.1%	$140.91	$62.13	89.0%	124.8%	111.1%
12/31/2022 TTM	61.4%	$131.08	$80.53	59.1%	$169.29	$99.97	96.1%	129.2%	124.1%

Source: Third-party research report.

(1)	According to a third party research report, the competitive set includes the Sonesta Hotel Charlotte Executive Park, DoubleTree by Hilton Suites Hotel Charlotte – SouthPark, Hilton Charlotte Executive Park, Hampton by Hilton Inn & Suites Charlotte/South Park at Phillips Place, and Hilton Garden Inn Charlotte SouthPark.

The Market. The Renaissance Charlotte SouthPark Hotel Property is located in the SouthPark neighborhood, approximately 6.2 miles south of downtown Charlotte. The SouthPark neighborhood is Charlotte’s second largest office submarket, with an estimated 40,000 employees on a daily basis. The area is also home to over two million square feet of retail space, including the SouthPark Mall, located directly across Barclay Downs Drive to the east of the Renaissance Charlotte SouthPark Hotel Property. The SouthPark Mall is an approximately 1.7 million SF mall, owned by Simon Properties, with more than 150 retail, dining and entertainment options. It is anchored by Nordstrom, Belk, Dillard’s, Macy’s and Neiman Marcus, and includes other retails such as Apple, Burberry, Louis Vuitton and Tiffany & Co. The Piedmont Town Center, which includes 416,000 SF of Class-A office space, 179 condominium units, and ground floor retail, is located 0.3 miles from the Renaissance Charlotte SouthPark Hotel Property. Additionally, virtually 100% of the frontage along primary commercial thoroughfares in the area is developed, with additional land uses comprising multifamily residential, retail, and office. The Renaissance Charlotte SouthPark Hotel Property is located approximately 10.9 miles from the Charlotte Douglas International Airport, and 3.6 miles from Interstate 77, which serves as the primary commuter route connecting with Interstate 85 and Interstate 485, which is Charlotte’s outer loop.

According to the appraisal, the 2022 population within a three- and five-mile radius of the Renaissance Charlotte SouthPark Hotel Property was 96,418 and 250,189, respectively. The 2022 average household income within the same three- and five-mile radius was $155,692 and $129,663, respectively.

The appraisal did not identify any directly competitive properties either proposed or under construction in the submarket.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-148

Hospitality – Full Service	Loan #15	Cut-off Date Balance:	$20,500,000
5501 Carnegie Boulevard	Renaissance Charlotte SouthPark Hotel	Cut-off Date LTV:	42.7%
Charlotte, NC 28209		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	15.8%

The table below presents certain information relating to comparable sales pertaining to the Renaissance Charlotte SouthPark Hotel Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Renaissance Raleigh North Hills	4100 Main at North Hills Street Raleigh, NC	2008	229	8/2022	$340,611
Sheraton Suites Galleria – Atlanta	2844 Cobb Parkway SE Atlanta, GA	1990	278	5/2022	$145,683
DoubleTree Hotel Tallahassee	101 South Adams Street Tallahassee, FL	1972	242	5/2022	$167,769
The American Hotel Atlanta Downtown	160 Ted Turner Drive Northwest Atlanta, GA	1962	315	4/2022	$216,190
Hilton Garden Inn Charlotte Uptown	508 East Martin Luther King Junior Boulevard Charlotte, NC	2001	181	4/2022	$209,945
Hampton Inn Charlotte-Uptown	530 East Martin Luther King Junior Boulevard Charlotte, NC	2001	149	4/2022	$228,188
DoubleTree Winston-Salem University	5790 University Parkway Winston Salem, NC	1987	150	12/2021	$106,667
AC Hotel Durham	2800 Erwin Road Durham, NC	2021	142	7/2021	$280,866

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Renaissance Charlotte SouthPark Hotel Property:

Cash Flow Analysis
	2019		2020		2021		2022		TTM (2/28/2023)		UW		UW per Room
Rooms Revenue	$10,947,654		$3,808,865		$5,986,997		$9,633,353		$10,209,091		$10,209,091		$38,671
Food & Beverage	$3,487,907		$1,122,315		$1,197,177		$2,720,492		$2,988,478		$2,988,478		$11,320
Other Income	$521,177		$67,246		$206,515		$281,228		$287,495		$287,495		$1,089
Total Revenue	$14,956,738		$4,998,426		$7,390,688		$12,635,073		$13,485,065		$13,485,065		$51,080

Room Expense	$2,600,839		$1,239,963		$1,825,202		$2,482,481		$2,609,851		$2,609,851		$9,886
Food & Beverage Expense	$2,113,009		$783,099		$971,492		$2,017,340		$2,205,766		$2,205,766		$8,355
Other Department Expense	$131,008		$57,146		$76,064		$83,549		$86,133		$86,133		$326
Total Department Expenses	$4,844,856		$2,080,208		$2,872,758		$4,583,371		$4,901,749		$4,901,749		$18,567
Gross Operating Income	$10,111,882		$2,918,218		$4,517,931		$8,051,702		$8,583,315		$8,583,315		$32,513

Total Undistributed Expenses	$5,019,712		$2,778,151		$3,361,105		$4,639,235		$4,777,462		$4,777,462		$18,096
Gross Operating Profit	$5,092,170		$140,067		$1,156,826		$3,412,468		$3,805,853		$3,805,853		$14,416

Property Taxes	$399,804		$430,158		$381,175		$396,975		$396,975		$396,975		$1,504
Insurance	$57,031		$81,820		$118,929		$165,085		$165,085		$165,085		$625
Total Operating Expenses	$10,321,403		$5,370,336		$6,733,967		$9,784,665		$10,241,272		$10,241,272		$38,793

Net Operating Income	$4,635,335(1)		($371,910)(1)		$656,722(1)		$2,850,408(1)		$3,243,793(1)		$3,243,793		$12,287
FF&E	$0		$0		$0		$0		$0		$674,253		$2,554
Net Cash Flow	$4,635,335		($371,910)		$656,722		$2,850,408		$3,243,793		$2,569,540		$9,733

Occupancy %	67.9%	(1)	28.6%	(1)	44.1%	(1)	59.1%	(1)	61.0%	(1)	61.0%	(2)
NOI DSCR	2.97x		(0.24x)		0.42x		1.83x		2.08x		2.08x
NCF DSCR	2.97x		(0.24x)		0.42x		1.83x		2.08x		1.65x
NOI Debt Yield	22.6%		(1.8%)		3.2%		13.9%		15.8%		15.8%
NCF Debt Yield	22.6%		(1.8%)		3.2%		13.9%		15.8%		12.5%

(1)	The decrease in Occupancy and Net Operating Income from 2019 to 2020, and the increases in Occupancy and Net Operating Income in 2021 and 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022. The further increase from the 2022 Net Operating Income to the TTM (2/28/2023) Net Operating Income is due to continued recovery, with occupancy increasing from 59.1% to 61.0% and ADR increasing from $169.29 to $173.77.
(2)	UW occupancy of 61.0% is based on the TTM February 28, 2023 occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-149

MSWF 2023-1

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